As filed with the United States Securities and Exchange Commission on November 25, 2025.
Registration No. 333-289815
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-Effective Amendment No. 3 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)

(818) 683-2765
(Registrant’s telephone number, including area code)

Sunny Trinh, Chief Executive Officer
2108 N St., Suite 4254
Sacramento, California 95816
(647) 689-6041
With copies to:

Julio C. Esquivel, Esq.
David Mack, Esq.
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602
Telephone: (813) 229-7600
Facsimile: (813) 229-1660
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2025

Up To 1,295,001 Common Shares By The Selling Stockholder
This prospectus relates to the resale by Helena Global Investment Opportunities 1 Ltd. (“Helena” or the “Selling Stockholder”), from time to time, of up to 1,295,001 Common Shares (“Common Shares”) of DevvStream Corp., a company existing under the Laws of the Province of Alberta, Canada (“New PubCo”, the “Company”, “our company”, “we” or “us”. The Company is considered a U.S. domestic issuer for SEC reporting purposes. Such number of shares represents the Company’s estimate of the number of Common Shares that it may issue to Helena upon exercise of the outstanding convertible note covering the initial tranche of $10 million dollars (the “Initial Tranche”), issued to the Selling Stockholder as one of the Helena Convertible Notes that the Company may sell to Helena under the Helena Note Purchase Agreement (as defined and further discussed in this prospectus), assuming a conversion price of $7.722 (which has been adjusted to reflect the recent Reverse Stock Split). See, “Prospectus Summary – Transactions Related to the Offering Under this Prospectus.”
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Shares by the Selling Stockholder. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the Selling Stockholder. The Selling Stockholder may sell the shares as set forth herein under “Plan of Distribution.”
The Selling Stockholder will pay all brokerage fees and commissions and similar expenses attributable to its sales of securities. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the sale of the Common Shares offered hereby, including legal and accounting fees. See “Plan of Distribution.”
Given the substantial number of Common Shares being registered for potential resale by the Selling Stockholder pursuant to this prospectus, the sale of Common Shares by the Selling Stockholder, or the perception in the market that the Selling Stockholder intends to sell a large number of shares, could increase the volatility of the market price of the Common Shares or result in a significant decline in the public trading price of the Common Shares.
Our Common Shares are listed on The Nasdaq Stock Market under the symbol “DEVS”. On November 24, 2025, the last reported sales price of our Common Shares was $1.45 per share.
On August 8, 2025, we effectuated a one-for-ten reverse stock split of our issued and outstanding Common Shares (the “Reverse Stock Split”). Unless otherwise noted, all share amounts and per share amounts in this prospectus reflect the Reverse Stock Split.
We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary-Emerging Growth Company and Smaller Reporting Company.”
Investing in our securities is speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated   , 2025

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Stockholder has authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside of the United States: Neither we nor the Selling Stockholder has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the Common Shares described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the Common Shares offered by it described in this prospectus.
Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these Common Shares in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”
Unless the context indicates otherwise, references in this prospectus to “we”, “us,” “our,” “New PubCo”, “the Company”, “our company” and similar terms refer to DevvStream Corp. (formerly known as Focus Impact Acquisition Corp.), an Alberta company, and its consolidated subsidiaries. References to the “Business Combination” refer collectively to the transactions completed on November 6, 2024 between Focus Impact Acquisition Corp., our predecessor company (“FIAC”), with DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (“DevvStream Holdings”), pursuant to the Business Combination Agreement dated as of September 12, 2023 (as amended by Amendment No. 1 to the Business Combination Agreement dated May 1, 2024, as further amended by Amendment No. 2 to the Business Combination Agreement dated August 10, 2024, and as further amended by Amendment No. 3 to the Business Combination Agreement dated October 29, 2024, the “Business Combination Agreement”), by and among FIAC, Focus Impact Amalco Sub Ltd. (“Amalco Sub”) and DevvStream Holdings.
Pursuant to the Business Combination Agreement, (a) the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby became a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream Holdings and Amalco Sub amalgamated to form one corporate entity (such entity, “Amalco” and such transaction, the “Amalgamation”).
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.
NOTE REGARDING REVERSE STOCK SPLITS
We filed Articles of Amendment with the Registrar of Corporations (Alberta) to effect a Reverse Stock Split of our issued and outstanding Common Shares at a ratio of one for ten (10) effective August 8, 2025 (the “Reverse Stock Split”). Unless otherwise noted, all share amounts and per share amounts in this prospectus reflect the Reverse Stock Split.
SOURCES OF INDUSTRY AND MARKET DATA
Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategies and plans, financing, investment and trading strategies and plans, and the objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	the Company’s ability to recognize the expected benefits of the Business Combination;
•	the Company’s digital strategy and assets;
•	the Company’s ability to utilize its ELOC Agreement and to sell additional Convertible Notes to Helena (as such terms are defined below);
•	changes in the market price of Common Shares and the digital assets the Company owns;
•	the ability of the Company to maintain the listing of the Common Shares on Nasdaq;
•	future financial performance;
•	the impact from the outcome of any known and unknown litigation;
•	the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;
•	expectations regarding future expenditures of the Company;
•	the future mix of revenue and effect on gross margins of the Company;
•	changes in interest rates, rates of inflation, carbon credit prices and trends in the markets in which we operate;
•	the attraction and retention of qualified directors, officers, employees and key personnel;
•	the ability of the Company to compete effectively in a competitive industry
•	the ability to protect and enhance the Company’s corporate reputation and brand;
•
future development activities, including, but not limited to, acquiring interests in carbon reduction projects and carbon credits and the development of software and technological applications to carbon credit projects and carbon credits;

•	expectations concerning the relationships and actions of the Company and its affiliates with third parties;
•	the impact from future regulatory, judicial and legislative changes in the Company’s industry;
•	the ability to locate and acquire complementary products or product candidates and integrate those into the Company’s business;
•	future arrangements with, or investments in, other entities or associations;
•	competitive pressures from other companies in the industries in which the Company operates;
•	the growth and value of the global carbon credit or I-REC market traded value;
•	the impact of regulatory uncertainty and changes related to digital assets, including potential classification of digital assets as securities;

•
risks relating to the custody of our tokens, including the loss or destruction of private keys required to access our tokens and cyberattacks or other data loss relating thereto, including smart contract related losses and vulnerabilities; and

•	the volatility of the market price and liquidity or trading of the securities of the Company.
While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. You should refer to the “Risk Factors” section contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. It is not possible to predict or identify all such risks. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Prospectus Summary
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Our Business
We are a capex-light environmental asset generation company focused on high quality and high return technology-based projects. We offer investors exposure to assets such as carbon credits, a key instrument used to offset emissions of carbon dioxide from industrial activities to reduce the effects of global warming and I-RECs (International Renewable Energy Certificate), a vehicle for businesses to claim renewable energy usage and reduce their carbon footprint.
We plan to use blockchain technology in connection with our environmental asset and carbon credit-generating projects as a tool to enhance transparency, data integrity, and traceability across the credit cycle. Through partnerships with market leaders, we aim to provide a technology-enabled solution to help organizations generate, manage, and monetize environmental assets.
Our blockchain implementation is limited to tracking, managing, and storing project-level data on a secure, immutable ledger. The blockchain is not used to create or register carbon credits. Carbon credits are independently issued, recorded, and tracked by third-party registries, which maintain official ownership records. Our blockchain platform does not interface with these registries nor does it create a substitute registry.
We are not a cryptocurrency company. We do not have, and do not plan to create our own cryptocurrency, coin, or token. Our business does not involve the creation or issuance of any crypto asset, and our technology platform does not require or involve the integration of any token to function.
As discussed further below under the heading “Prospectus Summary – Transactions Related to the Offering Under this Prospectus”, we recently deployed a forward-looking crypto treasury strategy designed to combine institutional-grade liquidity with exposure to programmable sustainability, with real-world asset tokenization as a core investment thesis. Our intention is to purchase cryptocurrency and may hold such assets on our balance sheet as part of our broader treasury and capital management strategy. We may, from time to time and based on market conditions and our liquidity needs, acquire, hold, sell, or otherwise transact in certain cryptocurrencies. We may also, in the future, consider using cryptocurrency (including as collateral or consideration) in financing transactions or, on a limited basis, to facilitate commercial transactions. However, as of the date of this prospectus, cryptocurrency does not play a role in our operational business model.
We are also evaluating the potential to digitize or tokenize certain real-world assets in the future. These initiatives are exploratory in nature and have not been launched. Any such efforts would be subject to applicable regulatory, accounting, tax, custodial, liquidity, and operational considerations, and we may elect not to proceed.
With a diverse approach to the I-REC and carbon market, we operate across three strategic domains: (1) an offset portfolio consisting of I-REC’s, nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the company’s reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the company serves as project manager for eligible activities such as EV charging in exchange for a percentage of generated credits.
Corporate Information
On November 6, 2024 (the “Closing Date”), Focus Impact Acquisition Corp., our predecessor company (“FIAC”), consummated the previously announced business combination with DevvStream Holdings pursuant to the Business Combination Agreement, dated as of September 12, 2023 (as amended by Amendment No. 1 to the Business Combination Agreement dated May 1, 2024, as further amended by Amendment No. 2 to the Business Combination Agreement dated August 10, 2024, and as further amended by Amendment No. 3 to the Business Combination Agreement dated October 29, 2024, the “Business Combination Agreement”), by and among FIAC, Focus Impact Amalco Sub Ltd. (“Amalco Sub”) and DevvStream Holdings.

Pursuant to the Business Combination Agreement, on the Closing Date, (a) the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream Holdings and Amalco Sub amalgamated to form one corporate entity (such entity, “Amalco” and such transaction, the “Amalgamation”).
Our United States registered agent offices are located at 2108 N St., Suite 4254, Sacramento, California. Our corporate headquarters are located in Calgary, Alberta, Canada. Our phone number is (818) 683-2765. Our corporate website address is www.devvstream.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Transactions Related to the Offering Under this Prospectus
We recently deployed a forward-looking crypto treasury strategy designed to combine institutional-grade liquidity with exposure to programmable sustainability, with real-world asset tokenization as a core investment thesis. In connection therewith, on July 18, 2025, we entered into a Securities Purchase Agreement (the “Helena Note Purchase Agreement”) with Helena Global Investment Opportunities 1 Ltd. (“Helena”). Pursuant to the Helena Note Purchase Agreement, subject to certain conditions precedent contained therein, we may sell to Helena up to an aggregate of $300 million in newly issued senior secured convertible notes, including the Initial Convertible Note (the “Helena Convertible Notes”).
On July 18, 2025, we consummated the initial closing of $10 million (the “Initial Tranche”) pursuant to a convertible note (the “Initial Convertible Note”) and the Helena Note Purchase Agreement. Thereafter, subsequent closings may occur, in increments of $5 million, provided that the outstanding Aggregate Principal Amount of all Notes issued under prior tranches is less than $2 million and certain other conditions stipulated by the Helena Note Purchase Agreement are satisfied, on such dates as we may request in writing to Helena upon no less five (5) business days’ notice. There can be no assurances we will be able to sell the maximum amount of Helena Convertible Notes to Helena under the Helena Note Purchase Agreement. See “Risk Factors”.
We have agreed, subject to certain exceptions contained in the Helena Note Purchase Agreement, to use 75% of the net proceeds from the sale of Helena Convertible Notes (70% of the Initial Tranche) to purchase BTC, Ethereum, Solana or other utility-based digital assets (collectively, “Digital Assets”). In connection with the transaction, the Company has retained BitGo Trust Company, Inc. (“BitGo”), a South Dakota-chartered trust company and registered money services business, to custody its digital asset holdings.
The Helena Convertible Notes, including the Initial Convertible Note, are convertible into our Common Shares at the option of the holder at a conversion price equal to the lower of (i) $7.722 (which amount has been adjusted to reflect the recent Reverse Stock Split), and (ii) ninety-five percent (95%) of the lowest daily VWAP during the five (5) trading days ending on the date of the delivery of the applicable conversion notice; provided, however, that the conversion price shall not be less than the floor price of $0.07722, subject to potential additional adjustments as provided for in the Helena Convertible Notes. The Helena Convertible Notes have an original issue discount of 8% and, in addition, interest is payable under the Helena Convertible Notes at a rate of 8% per annum and is payable, monthly, at the option of the Company in cash, through the issuance of additional Notes or, under certain situations, through the issuance of shares of Common Shares The Helena Convertible Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries (subject to certain exceptions contained in the Helena Convertible Notes). The Helena Convertible Notes are due on the eighteenth month anniversary of the date of issuance unless earlier converted or repaid.

In connection with the execution of the Helena Note Purchase Agreement and the issuance of the Initial Convertible Note, the Company and its subsidiaries have entered into a security agreement with Helena, dated as of July 18, 2025 (the “Helena Security Agreement”), which grants a security interest in substantially all of the Company’s and its subsidiaries’ assets, including, without limitation, tangible property, accounts, contracts, intellectual property, investment property, general intangibles, and all proceeds thereof, in order to secure the prompt payment and performance of the Company’s obligations under the Helena Convertible Notes. The broad coverage of the Security Agreement includes any Digital Assets acquired by the Company pursuant to the terms of the Helena Note Purchase Agreement. In addition, the Company and Helena have also entered into an Account Control Agreement (the “Crypto Control Account Agreement”) with the Company’s Digital Asset custodian, BitGo, which provides Helena with control over all Digital Assets held within the Company’s custodial account as necessary to perfect its security interest therein.
Subject to certain exceptions contained in the Helena Note Purchase Agreement, once the aggregate fair market value of Digital Assets subject to Helena’s control under the Crypto Control Account Agreement equals $20,000,000 (the “Digital Assets Threshold Amount”), the parties have agreed to amend the terms of the Security Agreement to scale back the definition of “Collateral” therein such that it will provide that the Company’s obligations shall thereafter be secured exclusively by the Digital Assets held in the Company’s custodial account with BitGo. As of the date of this prospectus, the aggregate fair market value of the First Tranche Digital Assets held in the BitGo account is approximately $4.1 million. Given the potential for fluctuations in the market value of the First Tranche Digital Assets, as well as the uncertainty regarding the timing of any sale of additional Helena Convertible Notes under the Helena Note Purchase Agreement, there can be no accurate prediction as to when the fair market value of Digital Assets held in the BitGo custodial account will reach the Digital Assets Threshold Amount. The Company and its subsidiaries also entered into a Guarantee (“Subsidiary Guarantee”) under the terms of the Security Agreement.
In connection with entering into the Helena Note Purchase Agreement, we entered into a Registration Rights Agreement (the “RRA”). Pursuant to the RRA, we agreed to register for the resale of Common Shares that are issuable upon conversion of the Helena Convertible Notes. If the registration statement covering the resale of the Common Shares is not filed or declared effective by certain dates set forth in the RRA, we will be required to pay Helena certain amounts as liquidated damages.
Pursuant to the Helena Note Purchase Agreement, we agreed that, within seventy-five (75) days of the initial closing date, to hold a special meeting of shareholders providing for the approval of the issuance of all of the securities in excess of 19.99% of the Company’s issued and outstanding Common Stock, as is required by the rules and regulations of the Nasdaq Stock Market.
Cohen Capital Markets Inc. acted as the sole placement agent in connection with the sale of the Helena Convertible Notes and will be paid a cash fee equal to 3.7% of the net proceeds received by the Company from the sale of Helena Convertible Notes.
The foregoing descriptions of the Helena Note Purchase Agreement, Note, Security Agreement, Subsidiary Guarantee, RRA, Amendment to RRA, Crypto Control Account Agreement, Master Purchase Agreement, Custodial Agreement and Consulting Agreement are not complete and are qualified in their entirety by reference to the full text of the Helena Note Purchase Agreement, Note, Security Agreement, Subsidiary Guarantee, Crypto Control Account Agreement, and RRA and copies of which are filed as Exhibits 10.23, 10.24, 10.25, 10.26, 10.27, 10.28, 10.29, 10.30 and 10.31, respectively, hereto and are incorporated herein by reference.
Digital Asset Strategy
The Company has adopted a digital asset treasury strategy designed to position the Company to participate in the growth of tokenized real-world assets (“RWAs”), which the Company views as a significant long-term driver of blockchain adoption. RWAs are traditional assets represented as digital tokens on a blockchain, enabling more efficient trading, settlement, and fractional ownership. The Company intends to fund the Digital Asset Strategy with proceeds received from the Helena Convertible Notes. To assist with the development and implementation of its Digital Asset treasury strategy, the Company engaged FRNT Financial Inc. (FRNT), a specialty digital asset investment bank founded in 2018 with the vision of facilitating institutional participation in crypto and web-based finance that offers a suite of services to companies exploring digital asset treasury strategies. The Company currently utilizes the following two internal policy frameworks to guide its investment decisions, which it developed with the assistance of FRNT: (i) an Asset & Network Selection Framework, which prioritizes networks based on adoption, technical maturity, liquidity, institutional uptake, and alignment with tokenization; and (ii) a Risk Assessment Framework, which evaluates market conditions such as leverage, liquidity, and retail participation to identify favorable entry points. Together, these frameworks are intended to ensure that the Company’s treasury growth is disciplined, responsive to market conditions, and aligned with networks capable of supporting scalable tokenization infrastructure.
The Company has currently identified the following three Digital Assets for initial acquisition pursuant to its Digital Asset treasury strategy: Bitcoin (BTC), Solana (SOL), and DevvE (DevvE) (collectively, the “First Tranche Assets”). BTC and SOL were selected due to their maturity, liquidity, institutional adoption, and roles as core blockchain infrastructure. DevvE, issued by The Forevver Association, a Swiss non-profit founded in 2023, represents a smaller, early-stage network focused on ESG-linked tokenization initiatives. The inclusion of DevvE reflects the Company’s forward-looking strategy to position its treasury for long-term opportunities in impact-driven tokenization. The Company expects to generate value from these holdings through a combination of long-term appreciation and, where available, blockchain-native revenue streams such as staking. Staking cryptocurrency is the process of locking up coins in a blockchain network to support its operations (like validating transactions) in exchange for earning rewards, usually proportional to the amount staked and the network’s inflation or fees. In particular, Solana currently supports on-chain staking through the Company’s custodian, BitGo Trust Company, Inc., while Bitcoin and DevvE may provide additional opportunities as their ecosystems mature.
As provided under the terms of the Helena Note Purchase Agreement, at the closing of the Initial Convertible Note the Company allocated the requisite 70% of the proceeds of the Initial Convertible Note for the acquisition of the First Tranche Assets, taking into account an issuance discount of $850,000.00 to cover Helena’s legal, accounting, and due diligence fees, along with any other transactional costs incurred in connection with the issuance of the Initial Convertible Note. This provided for an initial cash funding transfer on July 18, 2025 of $6,405,000 to the Company’s custodial account with BitGo for ultimate deployment into the First Tranche Assets. On August 1, 2025, the Company began making systematic dollar cost averaging purchases from the BitGo custodial account, allocating the value of all such purchases equally between BTC and SOL. As of the date of this prospectus, the Company has deployed a total of $4.125 million of the proceeds from the Initial Convertible Note equally between BTC and SOL using this methodology and currently holds 17.95 BTC and 9,815.32 SOL. The Company intends to complete its systematic purchases of BTC and SOL with proceeds from the Initial Convertible Note by no later than October 10, 2025. At that time the Company expects it will have acquired approximately $2.5 million in BTC and $2.5 million in SOL, each of which will represent approximately 40% of the original funding transfer to the BitGo account. The Company’s current intention is to allocate the approximate 20% remaining from the designated proceeds of the Initial Convertible Note toward the purchases of DevvE. The Company is currently in discussions regarding the direct purchase of that token with its Swiss-based issuer, The Forevver Association. At the completion of the full deployment of the proceeds from the Initial Tranche, the Company expects that 80% of such proceeds will be deployed equally into BTC and SOL, with the remaining 20% allocated into DevvE. As of the date of this prospectus, the Company has staked 9,815 SOL. It is the Company’s intention to stake all SOL held in its BitGo custodial account, which it intends to complete no later than October 31, 2025.
The Company’s digital assets are custodied with BitGo Trust Company, Inc., a South Dakota-chartered trust company and registered money services business. Founded in 2013, BitGo holds over $90 billion in assets for more than 3,900 institutional clients in 100+ countries and is SOC 1 Type 2 and SOC 2 Type 2 certified. BitGo employs segregated wallets, Multi-Signature and Threshold Signature technology, offline key storage, multi-party transaction approvals, and rigorous auditing to mitigate the risk of theft, loss, or misuse. The Company’s holdings are further protected by a $250 million insurance policy covering private key theft, loss, and insider misconduct, underwritten by a syndicate of insurers from Lloyd’s of London and the European Marketplace.
The Company has no specific timeline for the issuance of subsequent tranches of Helena Convertible Notes over the next twelve-month period and has made no determinations to date regarding which Digital Assets, if any, will be acquired with any such subsequent tranche. However, the Company believes that closing a second tranche within six months from the date of this prospectus is certainly possible, assuming that all stipulations for doing so have been satisfied at that point in time. Closings of subsequent tranches may occur under the Helena Note Purchase Agreement in increments of $5 million, provided that the outstanding aggregate principal amount of all Helena Convertible Notes issued under prior tranches is below $2 million and certain other conditions stipulated by the Helena Note Purchase Agreement are satisfied. The maturity date of the Initial Convertible Note is January 17, 2027, at which point all remaining principal and unpaid interest thereon is due and payable. As more thoroughly discussed elsewhere herein, the Initial Convertible Note, as with all Helena Convertible Notes, may be converted prior to maturity into shares of the Company’s Common Stock. Any such conversion of the Initial Convertible Note would have the concomitant effect of reducing the principal balance thereof, thereby permitting the potential issuance of another tranche of Helena Convertible Notes. However, while the purpose of this current registration is to permit any such converted Common Shares to be freely tradeable by the holder thereof, the Company has no means of predicting when any such conversion rights will be exercised.
Financing Arrangements
The ELOC Agreement
On October 29, 2024, FIAC entered into an equity line of credit purchase agreement (the “ELOC Agreement”), with Helena and Focus Impact Sponsor, LLC, a Delaware limited liability company (“Focus Impact Sponsor”). Pursuant to the ELOC Agreement, the Company has the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $40,000,000 (the “Commitment Amount”) of Company’s Common Shares following the closing of the Business Combination and the effectiveness of this registration statement registering the Common Shares being sold under the ELOC Agreement (the “Helena Registration Statement”), and subject to the conditions set forth therein. On March 14, 2025, the Helena Registration Statement became effective. On March 18, 2025, the Company and Helena entered into a first amendment (the “First Amendment”) to ELOC Agreement. The First Amendment provides the Company with greater flexibility by allowing the Investor to permit Secondary Advances, as defined in the First Amendment, as well as to update references to “Common Stock” in the ELOC Agreement to “Common Shares”.
Specifically, pursuant to the ELOC Agreement, the Company may require that Helena purchase Common Shares from the Company by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of the advance it is requesting, which amount many not exceed an amount equal to lesser of (i) one hundred percent (100%) of the average of the daily value traded of the Common Shares over the ten (10) trading days immediately preceding such advance notice, and (ii) eight million United States Dollars ($8,000,000).
However, in no event may the number of Common Shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of Common Shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding Common Shares (the “Beneficial Ownership Limitation”). Additionally, the ELOC Agreement provides that we may not affect any sales under the ELOC Agreement and Helena will have no obligation to purchase Common Shares under the ELOC Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under the ELOC Agreement would exceed 19.99% of the outstanding shares of Common Shares following the closing of the Business Combination Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Nasdaq.
On June 23, 2025, the holders of a majority of the Company’s Common Shares executed a written consent in lieu of a meeting of Shareholders (the “Shareholder Consent”), which approved, solely for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of the Company’s issued and outstanding Common Shares pursuant to the terms of the ELOC Agreement, thus eliminating the Exchange Cap.
On August 4, 2025, Helena and the Company entered into a second amendment (the “Second Amendment”) to ELOC Agreement. The Second Amendment increases the Commitment Amount from $40,000,000 to $300,000,000 (the “Revised Commitment Amount”). The Company has agreed to seek shareholder approval to issue and sell Common Shares up to the Revised Commitment Amount.
Promptly after receipt of an advance notice (and, in any event, not later than one (1) trading day after such receipt), the Company is required to issue to Helena all the Common Shares purchased Helena pursuant to such advance. The purchase price for the Common Shares so purchased by Helena pursuant to an advance notice is the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance.

Because the per share purchase price that Helena will pay for Common Shares in connection with any advance notice we have elected to deliver to Helena pursuant to the ELOC Agreement will be determined by reference to the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance, we cannot determine the actual purchase price per share that Helena will be required to pay for any Common Shares that we may elect to sell to Helena under the ELOC Agreement until after we have provide the advance notice to Helena and, therefore, we cannot be certain how many Common Shares, in the aggregate, we may issue and sell to Helena under the ELOC Agreement.
We will control the timing and amount of any sales of Common Shares to Helena that we may elect, in our sole discretion, to effect from time to time from and after the commencement date of the ELOC Agreement and during the term of the ELOC Agreement. Actual sales of Common Shares to Helena under the ELOC Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Share and determinations by us as to the appropriate sources of funding for our business and operations.
Convertible Notes
As previously reported, on November 13, 2024, Devvstream Corp. issued (i) $3,000,000 of new 5.3% convertible notes to Focus Impact Sponsor, and (ii) $982,150 of new 5.3% convertible notes to Focus Impact Partners (together, the “New Convertible Notes”), in exchange for the cancellation and conversion of a $3,000,000 convertible note previously issued by FIAC, the Focus Impact Partners Convertible Debt which totaled $637,150 and unpaid fees in the amount of $345,000 which were owed by Focus Impact to Focus Impact Partners. The New Convertible Notes have a maturity date of November 13, 2026. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into Common shares at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Common Shares, subject to a floor of $8.67 per share (which amount has been adjusted to reflect the recent Reverse Stock Split). On March 19, 2025, Focus Impact Partners invested an additional $218,000 into the Company’s 5.30% Secured Convertible Note, due November 2026, and as a result, the total amount advanced by Focus Impact Partners to the Company is currently $1,203,150. Focus Impact Partners is owned by two of the Company’s directors, Carl Stanton, Chairman of the Boad, and Wray Thorn. The funds are expected to support the Company’s ongoing efforts to expand into energy transition markets, grow its partnerships and solidify its position as a leader in the carbon offset market.
Implications of Being a Smaller Reporting Company and Emerging Growth Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our Common Shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our Common Shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th/January 31st. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparisons of the Company’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering of FIAC, which occurred on October 27, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Summary of Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our securities. If any of these risks is actualized, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 12. Such risks include, but are not limited to:
Risks Related to our Business and Industry
•	We have limited operating history and financial results, which make our future results, prospects and the risks we may encounter difficult to predict. We have not generated any revenue to date.
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We lack sufficient funds to achieve our planned business objectives and will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to its shareholders.

•	We have incurred significant losses and expect to incur additional expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability.
•	If the assumptions used to determine our market opportunity are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited.
•	The carbon credit market is competitive, and we expect to face increasing competition in many aspects of our business, which could cause operating results to suffer.
•	The carbon market is an emerging market and its growth is dependent on the development of a commercialized market for carbon credits.
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Increased scrutiny of sustainability matters, including our completion of certain sustainability initiatives, could have an adverse effect on our business, financial condition and results of operations, result in reputational harm and negatively impact the assessments made by sustainability-focused investors when evaluating us.

•	Our long-term success depends, in part, on properties and assets developed and managed by third-party project developers, owners and operators.
•	Our streams are largely contract-based and the terms of such contracts may not be honored by developers or operators of a project.
•	We may acquire future streams in which we have limited control and our interests in such streams may be subject to transfer or other related restrictions.
•	Carbon markets, particularly the voluntary markets, are still evolving and there are no assurances that the carbon credits we purchase or generate through our investments will find a market.

Risks related to our Digital Assets
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There is regulatory uncertainty surrounding digital assets, including potential classification as securities and the risk of investment company status, could adversely affect our business, financial condition, and results of operations.

•	Our financial results and the market price of our Common Stock may be affected by the prices of the assets held in our digital asset portfolio.
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We face risks relating to the custody of our digital assets, including potential loss of private keys, cyberattacks or other data loss relating thereto (including smart contract related losses and vulnerabilities), or failures at our custodian, BitGo Trust Company, Inc., notwithstanding its security architecture, insurance coverage, and regulatory status.

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Our ability to generate yield from Bitcoin, Solana, or DevvE is uncertain, and yield opportunities may be limited, variable, or fail to materialize, which could adversely affect our treasury management strategy.

•	The First Tranche Assets—Bitcoin, Solana, and DevvE—are subject to extreme price volatility, and declines in their value could materially and adversely affect our financial condition.
•	Our Bitcoin holdings face systemic risks, including potential loss of its role as a reserve asset, protocol disputes, and mining-related regulatory actions.
•	Our Solana holdings present risks from network outages, validator centralization, staking variability, and uncertain institutional adoption.
•	Our DevvE holdings involve adoption and liquidity risks, limited yield opportunities, and dependence on emerging tokenization use cases that may not materialize.
Risks Related to our Information Technology and Intellectual Property
•	Failure of a key information technology system, process or site could have a material adverse effect on our business.
•	Our inability to retain licenses to intellectual property owned by third parties may materially adversely affect our financial results and operations.
Risks Related to Legal, Compliance and Regulations
•	We may not be able to have all our projects validated through a compliance market or by an internationally recognized carbon credits standard body.
•	Carbon pricing initiatives are based on scientific principles that are subject to debate. Failure to maintain international consensus may negatively affect the value of carbon credits.
•	Carbon trading is heavily regulated and new legislation in the jurisdictions in which we operate may materially impact our operations.
Risks Associated with being a Public Company Listed on the Nasdaq
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We need to improve our operational and financial systems to support its expected growth, increasingly complex business arrangements and rules governing revenue and expense recognition and any inability to do so will materially adversely affect its business and results of operations.

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Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our shares. On February 12, 2025, we received a notice from Nasdaq that, because the closing bid price for the Company’s Common Shares had fallen below $1.00 per share for 30 consecutive trading days, the Company does not comply with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. On August 8, 2025, the Company undertook a one-for-ten Reverse Stock Split and its stock currently is trading above $1.00. However, there can be no assurance that the Company will be able to regain and maintain compliance with the minimum bid price requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.”

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We have identified a material weakness in our internal control over financial reporting and if we are unable to remediate this material weakness, we may not be able to accurately or timely report our financial condition or results of operations.

Risks Related to Taxes
•	We are subject to Canadian and United States tax on its worldwide income.
Risks Relating to the Helena ELOC Agreement and Helena Convertible Notes:
•	It is not possible to predict the actual number of shares we will sell under the ELOC Agreement to Helena or the actual gross proceeds resulting from those sales.
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It also is not possible to predict the actual number of Helena Convertible Notes we will sell to Helena under the Helena Note Purchase Agreement or the actual gross proceeds resulting from those sales.

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The issuance of Common Shares to Helena, either pursuant to ELOC Agreement or as a result of the conversion of the Helena Convertible Notes, will cause substantial dilution to our existing shareholders, and the sale of such shares acquired by Helena could cause the price of our Common Shares to decline.

•	We have broad discretion in the use of the net proceeds we receive from the sale of shares to Helena and may not use them effectively.
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The Common Shares being issued to Helena represent a substantial percentage of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly.

Risks Related to Ownership of Our Securities
•	The Securities being offered could occur, and could cause the market price of our Common Shares to decline significantly.
•	The market price of our securities may be volatile.
•	An active trading market for our Common Shares may not develop.
•	We are subject to changing laws and regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
•	We may become subject to securities or class action litigation.
•	We do not anticipate paying any cash dividends on our Common Shares in the foreseeable future.
•	The outstanding warrants are exercisable for Common Shares, and, if exercised, would increase the number of shares eligible for future resale and would result in dilution to our stockholders.

The Offering
Securities offered by the Selling Stockholder
1,295,001 Common Shares underlying the Initial Convertible Note, assuming a conversion price of $7.722 to the Helena Note Purchase Agreement and (which has been adjusted to reflect the recent Reverse Stock Split).
Common Shares outstanding prior to this offering
3,841,642 (as of the date of this prospectus) (which amount has been adjusted to reflect the recent Reverse Stock Split).
Common Shares outstanding after this offering (the full conversion of the Notes at an assumed conversion price of $7.722 (which amount has been adjusted to reflect the recent Reverse Stock Split))
5,136,643 exclusive of any future sales of Common Shares pursuant to the ELOC Agreement) (which amount has been adjusted to reflect the recent Reverse Stock Split).
Terms of the offering
The Selling Stockholder will determine when and how it will dispose of the Common Shares registered for resale under this prospectus.
Use of proceeds
We will not receive any of the proceeds from the resale of the Common Shares by Helena. However, we may receive up to $300.0 million, including the $10.0 million received under the Initial Convertible Note, in gross proceeds under the Helena Note Purchase Agreement from sales of Helena Convertible Notes. 75% of the net proceeds from the sale of Helena Convertible Notes (70% of the Initial Tranche) will be used to purchase certain Digital Assets and the remainder is expected to be used for general corporate purposes, including working capital. The Company has currently identified the following three Digital Assets for initial acquisition pursuant to its Digital Asset treasury strategy: Bitcoin (BTC), Solana (SOL), and DevvE (DevvE). As of the date of this prospectus, the Company has deployed a total of $4.125 million of the proceeds from the Initial Convertible Note equally between BTC and SOL and currently holds 17.95 BTC and 9,815.32 SOL. The Company intends to complete its purchases of BTC and SOL with proceeds from the Initial Convertible Note by no later than October 10, 2025. At that time the Company expects it will have acquired approximately $2.5 million in BTC and $2.5 million in SOL, each of which will represent approximately 40% of the original funding transfer to the Company’s custodial account with BitGo. The Company’s current intention is to allocate the approximate 20% remaining from the designated proceeds of the Initial Convertible Note toward the purchases of DevvE. The Company is currently in discussions regarding the direct purchase of that token with its Swiss-based issuer, The Forevver

Association. At the completion of purchases from the proceeds from the Initial Tranche, the Company expects that 80% of such proceeds will be allocated equally into BTC and SOL, with the remaining 20% allocated into DevvE. No assurances can be made that we will ever be able to issue the full amount of the Helena Convertible Notes to Helena. See “Risk Factors”.
With regard to the 25% (30% of the Initial Tranche) of the net proceeds from the sale of the Helena Convertible Notes that we may use for general corporate purposes, including working capital, we retain broad discretion over the use of those net proceeds. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. See “Use of Proceeds.”
We will incur all costs associated with this prospectus and the registration statement of which it is a part.
Risk factors
Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 12.
Nasdaq ticker symbol
Our Common Shares is listed on The Nasdaq Capital Market under the symbol “DEVS”.
For additional information concerning the offering, see “Plan of Distribution” beginning on page 112.

Risk Factors
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our Common Shares could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Relating to this Offering
The sale of a substantial amount of our Common Shares, including resale of the Common Shares held by the Selling Stockholder in the public market could adversely affect the prevailing market price of our Common Shares.
We are registering for resale 1,295,001 Common Shares underlying the original principal amount of the Helena Convertible Notes, assuming a conversion price of $7.722 (which amount has been adjusted to reflect the recent Reverse Stock Split). In comparison, we have 3,841,642 (which amount has been adjusted to reflect the recent Reverse Stock Split) outstanding Common Shares as of the date of this prospectus. Sales of a substantial number of our Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares, and the market value of our other securities. We cannot predict if and when the Selling Stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.
Investors who buy shares at different times from the Selling Stockholder will likely pay different prices.
The Selling Stockholder will have discretion, subject to market demand, to vary the timing, prices, and numbers of Common Shares to be sold by them pursuant to this prospectus. If and when they do elect to sell Common Shares issuable upon the conversion of the Helena Convertible Notes, the Selling Stockholder may sell all, some or none of such shares at any time or from time to time at their discretion and at different prices. As a result, investors who purchase our securities from Selling Stockholders in this offering at different times will likely pay different prices for those securities, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the securities they purchase from the Selling Stockholder as a result of future sales made by Selling Stockholder to other investors at prices lower than the prices such earlier investors paid for their securities from the Selling Stockholder.
The market price of our securities may be volatile.
The trading price of our Common Shares may be volatile and subject to fluctuations in response to various factors, some of which are beyond our control, including the risk factors contained in this prospectus.
Risks Related to the ELOC Agreement and the Helena Convertible Notes
It is not possible to predict the actual number shares of our Common Shares, if any, we will sell under the ELOC Agreement to Helena or the gross proceeds we will receive from such sales.
We generally have the right to control the timing and amount of any sales of our Common Shares to Helena under the ELOC Agreement. Sales of our Common Shares, if any, to Helena under the ELOC Agreement will depend upon market conditions and other factors to be determined by us. Because the purchase price per share of our Common Shares to be paid by Helena will fluctuate based on the market price of our Common Shares at the time we elect to sell our Common Shares, if any, to Helena pursuant to the ELOC Agreement, it is not possible for us to predict prior to any such sales the number of our Common Shares that we will sell under the ELOC Agreement, the purchase price per share that Helena will pay for our Common Shares purchased from us under Helena Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by

Helena under the ELOC Agreement. The number of our Common Shares ultimately offered for resale by Helena is dependent upon the number of our Common Shares, if any, we ultimately elect to sell to Helena under the ELOC Agreement. However, even if we elect to sell our Common Shares to Helena pursuant to the ELOC Agreement, Helena may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.
Any issuance and sale by us under the ELOC Agreement and the resale by Helena of a substantial amount of our Common Shares will cause additional dilution to our shareholders, which dilution may be substantial. The number of our Common Shares ultimately offered for sale by Helena is dependent upon the number of our Common Shares, if any, we ultimately sell to Helena under the ELOC Agreement.
The sale and issuance of our Common Shares to Helena will cause dilution to our existing securityholders, and the resale of our Common Shares acquired by Helena, or the perception that such resales may occur, could cause the price of our Common Shares to decrease.
The purchase price per share of our Common Shares to be paid by Helena for our Common Shares that we may elect to sell to Helena under the ELOC Agreement, if any, will fluctuate based on the market prices of our Common Shares at the time we elect to sell our Common Shares to Helena pursuant to the ELOC Agreement. Depending on market liquidity at the time, resales of such our Common Shares by Helena may cause the trading price of our Common Shares to decrease, and any such decrease could be substantial.
Issuances of Common Shares by us to Helena, either under the ELOC Agreement or upon conversion of Helena Convertible Notes, will result in dilution to the interests of existing holders of our Common Shares, which dilution may be substantial. Additionally, the sale of a substantial number of our Common Shares to Helena, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to affect sales.
We have broad discretion in the use of the net proceeds we receive from the sale of shares and Helena Convertible Notes to Helena and may not use them effectively.
Except for the 75% of the net proceeds from the sale of Helena Convertible Notes (70% of the Initial Tranche) that we are required to use to purchase Digital Assets, our management will have broad discretion in the application of the proceeds we receive from Helena and you will not have the opportunity as part of your investment decision to assess whether our management is using the proceeds appropriately. Because of the number and variability of factors that will determine our use of our proceeds from Helena, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Shares to decline.
Risks Relating to the Helena Note Purchase Agreement
The terms of the Helena Note Purchase Agreement create significant risks that may adversely affect our financial condition, operations, and the value of our common stock.
We entered into a Securities Purchase Agreement (the “Helena Note Purchase Agreement”) under which we may sell to Helena up to an aggregate of $300 million in newly issued senior secured convertible notes, to be sold in multiple tranches. The Helena Purchase Agreement provides for an initial closing of $10 million of Helena Convertible Notes. Thereafter, subsequent closings may occur, in increments of $5 million, provided that the outstanding Aggregate Principal Amount of all Helena Convertible Notes issued under prior tranches is less than $2 million and certain other conditions stipulated by the Purchase Agreement are satisfied, of which there can be no assurances. The Helena Note Purchase Agreement contains terms that may expose us and purchasers of our common stock to risks, including:
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Dependence on Investor funding conditions. We are not assured of receiving the proceeds of any future tranche. Each subsequent tranche is subject to closing conditions outside our control, including (1) that for each Trading Day in the 30-calendar day period immediately preceding such Closing Date the daily traded volume of the Common Shares on the Trading Market shall be in excess of $500,000.00, (2) our shareholders have approved the issuance to Common Shares to Helena in excess of 19.99% of our outstanding shares at the time we closed the Helena Purchase Agreement, and (3) the Common Shares issuable upon the conversion of the Helena Convertible Notes may be resold without a legend pursuant to an effective registration statement or pursuant to Rule 144 under the 1933 Act. We may not be able to satisfy all such conditions, in which event we may not be able to sell any further Helena Convertible Notes to Helena, which could materially harm our liquidity. If we are unable to meet these or other conditions, we may be denied access to future tranche proceeds, which could materially harm our liquidity.
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Unpredictability of future note closings and conversions. It is not possible to predict the amount or the timing of the future sales of Helena Convertible Notes to Helena. Additionally, even if we do sell additional Helena Convertible Notes to Helena, we cannot predict if and when Helena will elect to convert the Helena Convertible Notes into Common Shares or if and when Helena will elect to resell those Common Shares. Helena may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

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Mandatory investment in digital assets. We are required to use 70%–75% of the net proceeds from the notes to purchase bitcoin, Ethereum, Solana, or other digital assets. Our obligation to maintain specified collateral levels in a segregated account subjects us to the volatility and liquidity risks inherent in digital assets. Under certain circumstances, a decline in digital asset values could trigger additional collateral contribution obligations by us or restrict our ability to access collateral, which could strain our liquidity.

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Restrictions on capital raising. Until the notes are repaid or converted, we may not engage in “at the market” equity offerings or certain other financing transactions without the consent of Helena. These restrictions may limit our ability to raise capital on favorable terms, or at all, during periods when we may need additional funding.

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Indemnification obligations. We are required to indemnify Helena and its affiliates against a broad range of potential liabilities, including claims relating to our disclosures and contractual performance. These indemnification obligations could result in substantial costs to us.

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Investor participation rights in future offerings. For a specified period, Helena maintains rights of first offer to purchase up to 25% of certain future securities issuances. These rights may make it more difficult or costly for us to raise additional capital from new investors.

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Issuances of notes in subsequent tranches may be highly dilutive to existing shareholders. The number of our Common Shares ultimately offered for sale by Helena is dependent upon the number of our Helena Convertible Notes we ultimately sell to Helena under the Helana Note Purchase Agreement. If we elect to issue additional notes in subsequent tranches and Helena elects to convert those notes into common shares, the resulting share issuances could substantially dilute the ownership interests of existing shareholders and exert downward pressure on the market price of our common stock. The dilutive effect could be greater if our stock price declines, because the conversion features of the notes may result in the issuance of an increasing number of shares as our share price decreases.

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Until we achieve the Digital Assets Threshold Amount, Helena has a broad security interest in our assets. Pursuant to Section 5.8 of the Helena Note Purchase Agreement, until we acquire and maintain digital assets in a segregated account having an aggregate fair market value of at least $20 million (the “Digital Assets Threshold Amount”) and the Security Agreement is amended accordingly to limit Helena’s security interest exclusively to the digital assets held in the designated collateral account, substantially all of our operating and financial assets remain subject to a lien in favor of Helena. This could materially restrict our ability to incur additional secured debt, dispose of assets, or otherwise conduct our operations with the flexibility necessary to respond to business opportunities or adverse developments. In addition, if we default under the notes before achieving the Digital Assets Threshold Amount, Helena would have broad remedies against nearly all of our assets, which could materially harm our business, financial condition, and results of operations, and could significantly impair the value of our common stock.

If any of the foregoing risks materialize, our financial condition could be materially harmed, our ability to operate and grow our business could be constrained, and the market price of our common stock could decline.

Risks Related to Our Business and Industry
We may be unable to enforce or recover under certain carbon credit purchase agreements.
Our ability to recognize value from carbon credit purchase agreements depends on counterparties delivering contracted credits. In certain cases, including our Paytech Ipixuna transaction, delivery has been delayed or disputed. Failure to resolve such issues or enforce our contractual rights could adversely affect our results and asset values.
We have limited operating history and financial results, which make our future results, prospects and the risks we may encounter difficult to predict. We have not generated any revenue to date.
We have a limited operating history upon which you can evaluate our business and prospects. We have never generated any revenue and are subject to business risks and uncertainties associated with starting a new business, including the risk that we will not achieve our financial objectives as estimated by our management. Since our formation in 2021, our operations to date have been limited primarily to organizing and staffing our company, business planning, raising capital, making carbon credits streaming project investments and signing contracts for the generation and sale of carbon credits. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the renewable energy industry.
The nature of our operations is highly speculative and there is a consequent risk of loss of investment. The success of our activities will depend on management’s ability to implement its strategy and on the availability of opportunities related to carbon credit trading, stream agreements for carbon credits, and greenhouse gas emission avoidance, reduction, and sequestration programs; government regulations; commitments to reduce greenhouse gas emissions by corporations, organizations, and individuals; and general economic conditions. There is no certainty that anticipated outcomes and sustainable revenue streams will be achieved and there is no certainty that we will continue to successfully make acquisitions of carbon credits, streams, or other interests, or that current or future carbon credits, streams, or other interests acquired by us will be profitable. In particular, our future growth and prospects will depend on our ability to expand our portfolio of investments while at the same time maintaining effective cost controls. Any failure to expand would have a material adverse effect on our business, financial condition, and results of operations. Because of the uncertainties and risks associated with these activities, we are unable to accurately and precisely predict the timing and amount of revenues, the extent of any further losses or if or when we might achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.
Our failure to become and remain profitable may depress the market price of our Common Shares and could impair our ability to raise capital, expand our business, or continue our operations. If we continue to suffer losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment.
We have incurred significant losses and expect to incur additional expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability.
We have incurred significant operating losses. Our operating losses were $5,091,435 and $6,828,193 for the 9 months ended April 30, 2025 and 2024, respectively. We may continue to incur operating losses in the future as we expect to incur additional costs as we develop our business and expand our portfolio of investments, which may be more costly than we expect and may not result in increased revenue, profits or growth in our business. Such costs include increased overhead costs, marketing and promotion costs, general and administrative expenses and costs associated with operating as a public company. Other unanticipated costs may also arise. Our unaudited condensed consolidated interim financial statements for the nine months ended April 30, 2025 and 2024 do not include any adjustments that might result from the outcome of this uncertainty and have been prepared on a basis that assumes we will continue as a going concern, as described in the notes to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus.
We have not yet started delivering carbon credits to any current or potential partners, making it difficult to predict our future operating results, and we believe that we will continue to incur operating losses until at least the time we begin delivering carbon credits. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.

We expect our operating expenses to increase as we further develop our business. We expect the rate at which we incur losses will be higher as we engage in the following activities:
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researching potential carbon credit screening impact investments and project management opportunities, including conducting third-party feasibility studies as part of the project due diligence process;

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providing project management services, including initial program development, validation, registry listing, any ongoing data collection, and fees charged by registries for credit issuance, transfer or retirement;

•	purchasing carbon credits generated by ongoing carbon credit streams (in cases where we have not purchased such carbon credits outright, without the need for additional consideration);
•	attracting and retaining buyers to purchase the carbon credits, through direct sales or on carbon credit marketplaces; and
•	increasing its general and administrative functions to support its growing operations and its responsibilities as a U.S.-listed public company.
Because we will continue to incur the costs and expenses from these efforts before we receive any associated revenue, our losses in future periods could be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in the revenue we anticipate, which would further increase our losses. Furthermore, if our future growth and operating performance fails to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
We may lack sufficient funds to achieve our planned business objectives and may seek to raise further funds through equity or debt financing or other means. An inability to access the capital or financial markets may limit our ability to fund our ongoing operations and execute our business plan to pursue investments that we may rely on for future growth.
The funds we may receive under the ELOC Agreement and the Helena Purchase Agreement, the timing and amount of which are uncertain, likely will not be sufficient to satisfy all of our capital needs. We have had negative cash flow from operations since our inception. We will operate at a loss until we are able to realize cash flow from our investments or carbon management contracts. We may require additional financing to fund the business, business expansion, and/or negative cash flow. Our ability to arrange such financing in the future will depend, in part, upon prevailing capital market conditions, as well as our business success. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms, or at all. We cannot predict with certainty the timing or amount of any such capital requirements. If additional financing is raised by the issuance of shares from treasury, control of our company may change, and the shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to operate our business at maximum potential, to expand, to take advantage of other opportunities, or otherwise remain in business.
If the assumptions used to determine our market opportunity are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited.
Market opportunity estimates and growth strategies are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, and as such the estimates of growth included in this prospectus may prove to be inaccurate and may not be indicative of future growth. Our current investment opportunity pipeline represents an estimate by management based on potential transactions which remain under various states of non-binding proposals and negotiations. To date, we have entered into a limited number of definitive agreements and one offtake agreement. There can be no assurance that we will be able to enter into further definitive agreements for or complete the acquisition of all or any other investments identified in our opportunity pipeline, or successfully monetize any carbon credits we may acquire. Further, our estimate of the total addressable market may not prove to be accurate and, even if the estimate of market opportunity and growth strategy does prove to be accurate, we could fail to capture a significant portion, or any portion, of the available market.

If demand for carbon credits does not grow as expected or develops more slowly than expected, our revenues may stagnate or decline and our business may be adversely affected.
The demand for, and the market price of, carbon credits can be adversely affected by any number of factors, including the implementation of lower emission infrastructure, an increase in the number of projects generating carbon credits, invention of new technology that assists in the avoidance, reduction or sequestration of emissions, increased use of alternative fuels, a decrease in the price of conventional fossil fuels, increased use of renewable energy, and the implementation and operation of carbon pricing initiatives such as carbon taxes and emissions trading systems (“ETSs”). There can be no assurance that carbon pricing initiatives or compliance or voluntary carbon markets will continue to exist. Carbon pricing initiatives may be subject to policy and political changes and may otherwise be diminished, terminated or not renewed upon their expiration. In addition, the demand for carbon credits is driven by the social and political demand to reduce greenhouse gas emissions globally. Any decrease in such social and political demand could limit opportunities in the marketplace for carbon credits and decrease the price of carbon, which would have a material adverse effect on our business, financial condition, and results of operations.
The carbon credit market is competitive, and we expect to face increasing competition in many aspects of our business, which could cause operating results to suffer.
There are many organizations, companies, non-profits, governments, asset managers and individuals that are buyers of carbon credits, or rights to or interest in carbon credits, and there is currently a limited supply of carbon credits, projects to generate future carbon credits and investment opportunities in carbon credits. We expect competitors to enter the carbon credit streaming space, and that many of these competitors will be larger, more established companies with substantial financial resources, operational capabilities, and long track-records in carbon markets. We may be at a competitive disadvantage in investing in carbon projects, acquiring carbon credits or interests in carbon credits, whether by way of purchases in carbon markets, streams, or other forms of investment, as our future competitors may have greater financial resources and technical staff. Accordingly, there can be no assurance that we will be able to compete successfully against other companies in building a portfolio of carbon credits and carbon credit-related investments. Our inability to acquire carbon credits and streams may result in a material and adverse effect on our profitability, results of operation and financial condition.
Limited Liquidity in Voluntary Carbon Markets May Delay or Prevent the Monetization of Our Carbon Credit Holdings
The voluntary carbon markets in which we may sell a significant portion of our carbon credits are characterized by limited liquidity, fragmented participants, and transaction structures that are often negotiated bilaterally. As a result, we may not be able to sell carbon credits in the volumes, at the prices, or within the timeframes that we anticipate. Each sale often requires extensive due diligence, contract negotiation, and, in some cases, registry approvals, which can take several months or longer to complete. In periods of low market activity or adverse market sentiment, there may be few willing buyers at acceptable prices. While the Company attempts to undertake the necessary due diligence to minimize these risks, these factors may delay the monetization of our carbon credit inventory, create mismatches between our cash inflows and outflows, and increase our exposure to price volatility and credit quality risks. Limited liquidity could also make it more difficult for us to adjust our portfolio in response to market changes or to dispose of credits that become impaired or less marketable. Any of these outcomes could have a material adverse effect on our business, financial condition, results of operations, and ability to meet our financial obligations.
The carbon market is an emerging market and its growth is dependent on the development of a commercialized market for carbon credits.
From a global perspective, the market for carbon credits continues to be at a nascent stage. However, there can be no guarantee that the development of carbon markets will continue to occur at the expected rate or at all. Any such delay or failure to further develop a commercialized market could reduce demand for carbon credits or streams, which would significantly harm our expected revenues. Further, we may be unable to recover any losses or expenses incurred, or which we expect to continue to incur, in our investments in or related to carbon credits.

We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and the market price of our Common Shares.
Based on an evaluation as of April 30, 2025, our management, including the Chief Executive Officer and Chief Financial Officer, has concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were not effective to provide reasonable assurance because of a material weakness in our internal control over financial reporting as described below. There have been no changes during the nine months ended April 30, 2025.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected in a timely manner.
We did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, we did not consistently have documented evidence of review procedures and, due to resource limitations, did not always maintain segregation of duties between preparing and reviewing analyses, and reconciliations. The above material weakness did not result in a material misstatement of our unaudited condensed consolidated financial statements or our consolidated financial statements, however, it could result in a misstatement of our account balances or disclosures that would result in a material misstatement that would not be prevented or detected.
We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the continued hiring of additional appropriately skilled finance and accounting personnel with the requisite technical knowledge and skills. With the additional skilled personnel, we are taking appropriate and reasonable steps to remediate this material weakness through the implementation of appropriate segregation of duties, formalization of accounting policies and controls and retention of appropriate expertise for complex accounting transactions. We will not be able to fully remediate these control deficiencies until these steps have been completed and have been operating effectively for a sufficient period of time. Management will continue to review and make necessary changes to the overall design of our internal control environment, as well as policies and procedures to improve the overall effectiveness of internal control over financial reporting. The material weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and management has concluded that these controls are operating effectively.
We cannot assure you that the measures we have taken to date and those we expect to take in the future will be sufficient to remediate the material weakness we identified or avoid the identification of additional material weaknesses in the future. If the steps we take do not remediate the material weakness in a timely manner, there could continue to be a reasonable possibility that this material weakness or other control deficiencies could result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis, which could in turn cause the market price of our Common Shares to decline significantly and make raising capital more difficult. If we fail to remediate our material weakness, identify future material weaknesses in our internal control over financial reporting or fail to meet the demands that will be placed upon us as a public company, we may be unable to accurately report our financial results. If additional material weaknesses exist or are discovered in the future, and we are unable to remediate any such material weakness, our reputation, results of operations and financial condition could suffer.
If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.
We are dependent upon the continued availability and commitment of our key management, including Sunny Trinh, Chris Merkel, and David Goertz. The loss of any such members could negatively impact business operations. From time to time, we will also need to identify and retain additional skilled management and specialized technical personnel to efficiently operate the business. The number of persons experienced in carbon markets and the origination, registration, selling and trading of carbon credits is limited, and competition for such persons can be intense. In addition, the number of persons skilled in structuring streams is limited. Recruiting and retaining qualified personnel is critical to our success and there can be no assurance of such success. If we are not successful in attracting and training qualified personnel, our ability to execute our business model and growth strategy could be affected, which could have a material adverse impact on our profitability, results of operations and financial condition.
Increased scrutiny of sustainability matters, including our completion of certain sustainability initiatives, could have an adverse effect on our business, financial condition and results of operations, result in reputational harm and negatively impact the assessments made by sustainability-focused investors when evaluating us.
We are increasingly facing more stringent sustainability standards, policies and expectations, and expect to continue to do so as a listed company following the Closing with growing operations. Companies across all industries are facing increasing scrutiny from a variety of stakeholders, including investor advocacy groups, proxy advisory firms, certain institutional investors and lenders, investment funds and other influential investors and rating agencies, related to their sustainability and sustainability practices. We generally experience a strong sustainability emphasis among our customers, partners and competitors. Some of these stakeholders maintain standards, policies and expectations regarding environmental matters (e.g., climate change and sustainability), social matters (e.g., diversity and human rights) and corporate governance matters (e.g., taking into account employee relations when making business and investment decisions, ethical matters and the composition of the board of directors and various committees). There is no guarantee that we will be able to comply with applicable sustainability standards, policies and expectations, or that we will, from the perspective of other stakeholders and the public, appear to be complying with such sustainability standards, policies and expectations. If we do not adapt to or comply with investor or other stakeholder standards, policies, or expectations on sustainability matters as they continue to evolve, or if we are perceived to have not responded appropriately or quickly enough to growing concern for sustainability and sustainability issues, regardless of whether there is a regulatory or legal requirement to do so, we may suffer from reputational damage and our business, financial condition and/or stock price could be materially and adversely affected.
While we may at times engage in or prepare voluntary sustainability initiatives and disclosures to respond to stakeholder expectations or to improve our sustainability profile, such initiatives and disclosures may be costly and may not have the desired effect. Expectations regarding our management of sustainability matters continue to evolve rapidly, in many instances due to factors that are beyond our control. For example, we may ultimately be unable to complete certain initiatives or targets, either on the timelines initially announced or at all, due to technological, cost, or other constraints, which may be within or outside of our control. Moreover, our sustainability actions or statements may be based on expectations, assumptions, or third-party information that we currently believe to be reasonable, but which may subsequently be determined to be erroneous or be subject to misinterpretation. If we fail to, or are perceived to fail to, implement certain sustainability initiatives or achieve certain sustainability objectives, we may be subject to various adverse impacts, including reputational damage and potential stakeholder engagement and/or litigation, even if such initiatives are currently voluntary. Certain market participants, including major institutional investors and capital providers, use third-party benchmarks and scores to assess companies’ sustainability profiles in making investment or voting decisions. Unfavorable sustainability ratings could lead to increased negative investor sentiment towards us or our industry and to the diversion of investment to other industries, which could negatively impact our share price as well as our access to and cost of capital.
Moreover, because of the industry we are in, any of our operational or strategic efforts may be viewed as relating to our sustainability initiatives and, even if those initiatives are undertaken voluntarily, they may still be viewed as relating to our operational and strategic efforts. This means that if we fail, or are perceived to fail, to implement certain sustainability initiatives or achieve certain sustainability objectives it could have a disproportionately negative impact on our business.
Actual or perceived failure to comply with sustainability standards may detrimentally affect our business in a variety of ways. Among others, we could face challenges with procuring investments and financing, whether for general business purposes or for specific projects, and we could have difficulty attracting or retaining employees. Accordingly, failure to establish a sufficiently strong sustainability profile relative to our peers could limit our ability to generate and successfully utilize business opportunities. We also note that divergent views regarding sustainability principles are emerging in the U.S., and in particular, in U.S. state-level regulation and enforcement efforts. In the future, various U.S. regulators, state actors and other stakeholders may have views on sustainability matters, the renewable energy industry, the energy transition or our business that are unfavorable to our business or operations, or such stakeholders may seek to impose additional regulations and restrictions on us or our business. Any such events could have material adverse effects on our business, financial condition, results of operations, cash flow and prospects.
We also expect there will likely be increasing levels of regulation, disclosure-related and otherwise, with respect to sustainability matters. We may be subject to sustainability or sustainability-related regulation in multiple jurisdictions, including the U.S., and complying with these regulations in multiple jurisdictions may increase the complexity and cost of our compliance efforts. Moreover, increased regulation and increased stakeholder expectations will likely lead to increased costs as well as scrutiny that could heighten all of the risks identified in this risk factor. Additionally, many of our customers and suppliers may be subject to similar expectations, which may augment or create additional risks, including risks that may not be known to us.
Our ability to realize projects could be impaired if we fail to adhere to common sustainability standards in our industry. Moreover, such failure could result in reputational damage for us among both potential customers and investors. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.
Our due diligence process in connection with acquisitions, investments or streaming arrangements that we undertake may not reveal all relevant facts in connection with an acquisition, investment or streaming arrangement.
Before making any decision, we will conduct, or have independent consultants conduct, due diligence investigations that we deem reasonable and appropriate based on the facts and circumstances applicable to each acquisition, investment, or streaming arrangement. When conducting due diligence investigations, we may be required to evaluate important and complex business, environmental, financial, tax, accounting, regulatory, technical, and legal issues. Outside consultants, legal advisors, accountants, and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence investigations and making an assessment regarding an acquisition, investment or streaming arrangement, we rely on resources available, including information provided by the target of the acquisition or investment, the parties to the streaming arrangement and, in some circumstances, third party investigations. The due diligence investigations that are carried out with respect to any opportunity may not reveal or highlight all relevant facts that may be necessary.
We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business.
As part of our business strategy, we may seek to grow by acquiring companies and/or assets or establishing joint ventures that we believe will complement our current or future business. Acquisition transactions involve inherent risks, including but not limited to: accurately assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; ability to achieve identified and anticipated operating and financial synergies; unanticipated costs; diversion of management attention; potential loss of our key employees or key employees of any business acquired; unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition; and decline in the value of acquired assets, companies or securities. Any one or more of these factors or other risks could cause us not to realize the anticipated benefits of an acquisition of assets or companies and could have a material adverse effect on our financial condition. We may not effectively select acquisition candidates or negotiate or finance acquisitions or integrate the acquired businesses and their personnel or acquire assets for our business. We cannot guarantee that we can complete any acquisition we pursue on favorable terms, or that any acquisitions completed will ultimately benefit our business.
Our long-term success depends, in part, on properties and assets developed and managed by third-party project developers, owners and operators.
Carbon credits we receive are derived from projects that are operated by third parties. These third parties will be responsible for determining the manner in which the relevant properties are developed, operated and managed, including decisions that could expand, continue or reduce the number of carbon credits generated from a property or an asset. As a holder of streams or other interests, we may have little or no input on such matters. Our interests and those of third parties on the relevant properties or assets may not always be aligned. For example, in some cases, it may be in our best interest to advance development as rapidly as possible to maximize the receipt of near-term carbon credits, while third-party project developers, owners and operators may, in many cases, take a more cautious approach to development as they assume risk on the cost of development and operations. Our inability to control the operations of the properties or assets in which we have a stream or other interest may have a material adverse effect on our profitability, results of operation and financial condition.
We may have limited access to data and disclosure regarding the operations or projects for which we are not developer, owner or operator. This limited access may restrict our ability to assess the value and performance of our operations.
As a holder of streams and other non-operator interests, we do not serve as the project developer, owner or operator, and in almost all cases, we have no input into how the project is developed or the operations are conducted. As a result, we have limited access to data in the operations or to the actual projects themselves. This could affect our ability to assess the value of our streams or enhance their performance. This could also result in delays in the receipt of carbon credits we anticipate based on the stage of development of the applicable properties or assets covered by our streams. In addition, some streams may be subject to confidentiality arrangements which govern the disclosure of information regarding streams, and as such, we may not be in a position to publicly disclose non-public information with respect thereto. The limited access to data and disclosure regarding the operations of the properties or assets in which we have an interest may restrict our ability to assess the value or enhance our performance, which may have a material adverse effect on our profitability, results of operation and financial condition.
Our streams are largely contract-based and the terms of such contracts may not be honored by developers or operators of a project.
Streams are largely contract-based, and the terms of which may be subject to interpretation or technical defects. To the extent grantors of streams and other interests do not abide by their contractual obligations, we may be forced to take legal action to enforce our contractual rights. Further, not all project developers, owners or operators are credit worthy. Such litigation may be time consuming and costly, and there is no guarantee we will succeed. If such litigation leads to an adverse decision to us, our profitability, results of operations and financial condition could be materially adversely affected.
Enforceability of Carbon Credit Agreements and Risk of Verification Standard Revocation Could Materially Impact Our Revenues and Reputation.
While the Company attempts to undertake the necessary due diligence to minimize these risks, the enforceability of our carbon credit stream agreements and the validity of the underlying carbon credits depend heavily on the performance, integrity, and compliance of third-party project developers, operators, and counterparties.
In some instances, we may have limited ability to monitor operational practices, environmental compliance, or adherence to project timelines. If counterparties fail to honor their contractual obligations, whether due to financial distress, disputes over contract interpretation, operational delays, or willful breach, we may be required to initiate legal proceedings to enforce our rights. Such disputes with project counterparties can be time-consuming, costly, and uncertain in outcome and have materially delayed expected carbon credit deliveries and impaired the value of investments.
Even if carbon credits are delivered to us, there is no guarantee that they will retain their value. In recent years, certain projects and registries have faced challenges to the integrity of issued credits, including allegations of overstatement of environmental benefits, methodological flaws, or lack of “additionality.” These challenges have, in some cases, led to the suspension, invalidation, or revocation of previously issued credits by registry bodies such as Verra or Gold Standard. If carbon credits delivered to us are subsequently deemed invalid, fail to meet the standards required by buyers, or are de-listed from registries, we could lose some or all of the anticipated revenue from such credits, suffer reputational harm, and face additional costs to replace or remediate the affected credits. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and share price.
We may acquire future streams in which we have limited control and our interests in such streams may be subject to transfer or other related restrictions.
Future streams may be subject to: (i) buy-down right provisions pursuant to which an operator, developer, or property owner may buy back all or a portion of the stream; (ii) pre-emptive rights pursuant to which parties have the right of first refusal or first offer with respect to a proposed sale or assignment of the stream; or (iii) claw back rights pursuant to which the seller of a stream has the right to re-acquire the stream. Holders of these rights may exercise them such that certain streams may not be available for acquisition by us or that streams held by us may be subject to buy-back rights or first refusal rights upon a sale.
Physical and transition risks arising from climate change, including risks posed by the increased frequency or severity of natural and catastrophic events and regulations or policies related to climate change, may materially adversely affect our business and operations.
A natural disaster, or severe weather conditions, including in connection with climate change, or an accident that damages or otherwise adversely affects any of our current or future operations, assets, or third-party infrastructure could materially and adversely affect our business, financial condition and results of operations. Severe floods, droughts, lightning strikes, earthquakes, extreme wind conditions, severe storms, heatwaves, wildfires, monsoons and other unfavorable weather conditions or natural disasters (including those related to climate change) could disrupt the operation of our projects and may require us to make additional expenditures to mitigate the impact of such events.
The projects we enter into streaming agreements in connection with and/or otherwise invest in to generate carbon credits are subject to risks associated with natural disasters, which could result in temporary or permanent damage to, or destruction of, projects that generate carbon credits. Any such natural disasters could impact the ability of our counterparties to deliver carbon credits to us and therefore adversely affect the viability of any of our investments in such products and may result in a material and adverse effect on our profitability, results of operations and financial conditions. Various actions to mitigate our business risks associated with climate change and other natural and catastrophic events may require us to incur substantial costs and may not be successful, due to, among other things, the uncertainty associated with the longer-term projections associated with managing climate risk. For example, to the extent natural and catastrophic events or severe weather conditions become more frequent and intense, the availability or cost of materials may be adversely impacted and insurance and other operating costs may increase, which may increase the costs of our products and materially adversely affect our profitability, results of operations and financial condition.
The threat of global economic, capital markets and credit disruptions pose risks to our business.
In recent years, global economies have suffered dramatic downturns as a result of the COVID-19 pandemic, a deterioration in the credit markets and related financial crisis, and a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, inflation, ratings downgrades of certain investments and declining valuations of others. Governments in the United States and elsewhere have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets.
Our performance will depend on the financial health and strength of carbon credit markets and businesses or investments related to carbon credits, which in turn will be dependent on the economic conditions of the markets in which we and our customers operate. A decline in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors all affect the spending behavior of potential customers. The economic uncertainty in Europe, the United States, India, China and elsewhere arising out of increased monetary inflation may adversely impact our profitability and financial condition. Additionally, a global credit and liquidity crisis could adversely impact the cost and availability of financing and our overall liquidity. Volatility of carbon credit prices could materially and adversely impact our revenues, profits, losses, cash flow and the value of our carbon credit holdings, and continued recessionary pressures could adversely impact demand for carbon credits and our related investments.
Carbon markets, particularly the voluntary markets, are still evolving and there are no assurances that the carbon credits we purchase or generate through our investments will find a market.
The carbon credit market, particularly the voluntary markets, have experienced a high level of price and volume volatility. There is, or there may be in the future, a lack of liquidity for the purchase or sale of carbon credits. We may not be able to purchase or sell the volume of carbon credits as desired in a timely manner, at an attractive price, or at all. The pool of potential purchasers and sellers is limited, and each transaction may require the negotiation of specific provisions. Accordingly, a purchase or sale may take several months or longer to complete. In addition, as the supply of carbon credits is limited, we may experience difficulties purchasing carbon credits. The inability to purchase and sell on a timely basis in sufficient quantities could have a material adverse effect on our business, financial condition and results of operations.
We are subject to economic, political and other risks of doing business globally and in emerging markets.
Our investments may be focused in a particular country, countries, or region and therefore may be susceptible to adverse market, political, regulatory and geographic events affecting that country, countries or region. A significant proportion of our short-term and medium-term opportunities are located outside of North America. Such geographic focus may also subject us and our investments to a higher degree of volatility.
There is no guarantee that future political, or economic instability will not occur in countries in which we operate. The risks we may face with respect to any country where our current or future streams or investments may be located, include unforeseen government actions, acts of god, terrorism, hostage taking, military repression, extreme fluctuations in currency exchange rates, high rates of inflation, labor unrest, the risks of war or civil unrest, expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits and contracts, changes in taxation policies, restrictions on foreign exchange and repatriation, and changing political conditions, currency controls, export controls, and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction or other events.
Further, emerging markets are subject to different risks as compared to more developed markets. Operating a business in an emerging market can involve a greater degree of risk than operating a business in more developed markets, including, in some cases, increased political, economic and legal risks. Emerging market governments and judiciaries often exercise broad, unchecked discretion and are susceptible to abuse and corruption. Moreover, financial turmoil in any emerging market country tends to adversely affect the value of investments in all emerging market countries as investors move their money to more stable, developed markets. Financial problems or an increase in the perceived risks associated with investing in companies in emerging economies could dampen foreign investment and adversely affect local economies in which we operate. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with, investing in emerging markets.
Any or all of these factors, limitations or the perception thereof could impede our activities, result in the impairment or loss of part or all of our interest in a stream or an investment, or otherwise have a material adverse effect on our valuation and the trading price of our securities.
We need to improve our operational and financial systems to support our expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will materially adversely affect its business and results of operations.
To manage the expected growth of our operations and increasing complexity, we will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our business and results of operations. Our systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect its relationships with its customers, cause harm to its reputation and brand and could also result in errors in its financial and other reporting. We expect that complying with these rules and regulations will substantially increase its legal and financial compliance costs and will make some activities more time-consuming and costly. These increased costs will increase our net loss and it cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements.
Our Charter, together with our Bylaws, and Canadian laws and regulations applicable to the Company may adversely affect our ability to take actions that could be deemed beneficial to shareholders of the Company.
As a Canadian company, we are subject to different corporate requirements than a corporation organized under the laws of the United States. Our Charter, our Bylaws and the ABCA set forth various rights and obligations that are unique to us as a Canadian company. These requirements may limit or otherwise adversely affect our ability to take actions that could be beneficial to Company shareholders.

Risks Related to our Information Technology and Intellectual Property
Failure of a key information technology system, process or site could have a material adverse effect on our business.
We rely on our information technology (“IT”) systems to operate our business and are dependent upon the availability, capacity, reliability and security of our IT infrastructure and our ability to expand and continually update this infrastructure, to conduct daily operations. In the event that we are unable to secure our software and hardware, effectively upgrade systems and network infrastructure and take other steps to maintain or improve our systems, the operations of such systems could be interrupted or result in loss, corruption or release of confidential data. The IT systems are subject to a variety of security risks, which are growing in both complexity and frequency and could include potential breakdown, cyber phishing, invasion, virus, cyber-attack, cyber-fraud, security breach, and destruction or interruption of its IT systems by third parties or insiders. Unauthorized access to these systems by employees or third parties could lead to corruption or exposure of confidential fiduciary or proprietary information, in a loss or theft of our financial resources, critical data and information or could result in a loss of control of our technological infrastructure or financial resources, which could have a material adverse effect on our business, financial condition, and results of operations as well as on our reputation. Although we have implemented cybersecurity protections to safeguard our data, we can provide no assurances that these protections will prevent all cybersecurity breaches.
We have experienced security incidents or breaches in the past, and if we experience any future security incidents or breaches, our reputation may be harmed and we may suffer significant liabilities, any of which could have a material adverse effect on our business and results of operations.
Security incidents, in particular, cyberattacks, computer malware, viruses, social engineering (including phishing attacks), ransomware attacks and hacking are becoming more prevalent. We and our third-party providers, are at risk of security incidents which may affect our investments and the customer data we and our third-party providers process. A security incident could be caused by disasters, insiders or third parties, including through inadvertent acts or omissions, negligence, or malicious acts such as hacking or the use of viruses, ransomware, or malware. In addition, third parties may use phishing, fraud or other forms of deception to induce our employees, suppliers, research partners, or other third parties with whom we do business to disclose information, or to obtain access to our IT systems, facilities, data, or confidential and proprietary information and technologies. For example, in September 2023, an unauthorized third-party gained access to one of our officer’s email accounts through a phishing attack. This cyber-attacker contacted an investor of ours via email, impersonating our officer, resulting in the investor wiring money to the cyber attacker. Upon discovering that our officer’s email account was compromised, we have worked with a third-party IT service provider to conduct a forensic audit to determine the extent of the security breach. Based on the IT service provider’s findings, we do not believe that the cyber-attacker used the access that they gained to our officer’s account to access any of our other accounts or systems. However, there can be no assurance that the IT service provider’s forensic audit has uncovered all security breaches, nor that the security policies and procedures we have adopted since discovering this security breach will be sufficient to prevent future security breaches.
We may experience cybersecurity incidents and security breaches in the future. Any future security breach suffered by us or our third-party service providers or any unauthorized, accidental or unlawful access or loss of data, or the perception that any such event has occurred, could result in a disruption to our operations, litigation, an obligation to notify regulators and affected individuals, the triggering of indemnification and other contractual obligations to our customers, regulatory investigations, government fines and penalties, reputational damage, loss of sales, customers and prospects, expenses related to mitigation and remediation, and other significant costs and liabilities. In addition, we may incur significant costs and operational consequences in relation to investigating, remediating, and addressing actual or perceived security incidents, as well as the costs to comply with any notification or other obligations resulting from any such incidents. Any of the foregoing could materially affect our business, financial condition, results of operations, cash flow and prospects.
If we are unable to obtain, protect or enforce our rights in proprietary technology, brands or other intellectual property, our competitive advantage, business, financial condition, results of operations, cash flow and prospects could be materially adversely affected.
In the future, we may file patent applications, including provisional patent applications, for certain technologies related to our business. We may not be able to accurately predict all the countries where patent protection will ultimately be possible or desirable. If we have failed or fail to timely file a patent application in any such country, we may be precluded from doing so at a later date. In addition, we cannot assure you that any of our patent applications will be granted or will issue as patents. The scope of patent protection could be narrowed during the application process, and accordingly we cannot assure you that the resulting patents would be of sufficient scope to provide us with any meaningful protection or commercial advantage. Furthermore, any patents that we do obtain could be challenged, invalidated or circumvented by others, and our competitors could infringe our patents; however, we cannot assure you that we will learn of all instances of infringement, and even if we become aware of infringement, we cannot assure you that we will have adequate resources to enforce our patents. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.
Risks Related to Legal, Compliance and Regulations
Our business and current and future operations are subject to liabilities and operating restrictions arising from regulatory requirements. We will be subject to regulatory requirements in multiple jurisdictions, which impose substantial compliance requirements on our operations. Our operating costs could be significantly increased in order to comply with new or more stringent regulatory standards in the jurisdictions in which we operate.
We are subject to, and may be adversely affected by changes in, regulatory requirements, customs, duties and other taxes in jurisdictions in which we operate, including Canada, the United States, and African countries. The costs associated with legal compliance may be substantial. In addition, possible future laws and regulations, changes to existing laws and regulations or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of projects generating carbon credits and planned operations and delays in the development of projects generating carbon credits. Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from environmental, health and safety impacts of the operations of projects generating carbon credits. Any failure by us or operators of projects in which we invest to comply with laws and regulators could lead to financial restatements, fines, penalties, loss, reduction or expropriation of entitlements, the imposition of additional local or foreign parties as joint venture partners with carried or other interests and other material negative impacts. Further, violations of environmental and other laws, regulations and permit requirements may also result in criminal sanctions or injunctions.
Many foreign, federal, state and local environmental laws, regulations and permitting requirements will apply to projects generating carbon credits and could negatively impact our ability to generate carbon credits. Violations of these laws and permit requirements could also result in negative publicity for us, which, in turn, would have a material adverse effect on our business and results of operations.
From time to time, we may be involved in litigation, regulatory actions or government investigations and inquiries, which could have an adverse impact on our profitability and financial position.
We may, from time to time, be involved in various claims, legal proceedings and disputes arising in the ordinary course of business. It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and there can be no assurances that any such exposure will not be material. If such disputes arise and we are unable to resolve these disputes favorably, it may have a material and adverse effect on our profitability, results of operations and financial condition. Such disputes may also negatively affect our reputation and divert management’s attention from operations.
It may be difficult for our stockholders to acquire jurisdiction and enforce liabilities against our assets based in international jurisdictions.
Some or all of our assets, as well as certain of our directors and officers, reside outside of the United States. As a result, it may not be possible for certain stockholders to enforce their legal rights, to effect service of process upon our directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and executive officers under United States federal securities laws.
We may not be able to have all our projects validated through a compliance market or by an internationally recognized carbon credits standard body.
In seeking to acquire and grow a diversified and high-quality portfolio of streams and investments in projects that generate carbon credits over the long term, our intention is to seek to have all such projects validated through a compliance market or by an internationally recognized carbon credits standard body in the voluntary market, such as the Verified Carbon Standard, a widely used greenhouse gas crediting program, administered by Verra, a nonprofit organization that operates standards in environmental and social markets. These standards organizations are meant to increase credibility in the marketplace. We may also seek to have co-benefits validated by standards such as the Climate, Community and Biodiversity Standard, which evaluates land management projects, SOCIALCARBON, an international greenhouse gas standard, or the Sustainable Development Verified Impact Standard, also administered by Verra, which is the standard for certifying the sustainable development benefits of social and environmental projects. Any actual or proposed changes to international carbon standards or verification requirements and/or the implementation of any national or international laws, treaties or regulations by governmental entities and/or any adverse changes to existing governmental policies with respect to carbon credits (including, without limitation, any changes to nationally determined contributions under the Paris Agreement or any other national or international initiatives) may result in a material and adverse effect on our profitability, results of operation and financial condition.
Carbon pricing initiatives are based on scientific principles that are subject to debate. Failure to maintain international consensus may negatively affect the value of carbon credits.
Carbon pricing initiatives, such as ETSs, carbon taxes and carbon credits have arisen primarily due to relative international and scientific consensus with respect to scientific evidence indicating a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in greenhouse gas emissions in the atmosphere, on the other hand. New technologies may arise that may diminish or eliminate the need for carbon markets. Ultimately, the price of carbon credits is determined by the cost of reducing emissions levels. If the price of credits becomes too high it will be more economical for companies to develop or invest in lower emission technologies, thereby suppressing the demand and adversely affecting the price. Regulatory risk related to changes in regulation and enforcement of ETSs can adversely affect market behavior. If fines or other penalties for non-compliance are not enforced, incentives to purchase carbon credits will deteriorate, which can result in a fall in the price of carbon credits and a drop in the value of our assets.
Our business may require numerous permits, licenses and other approvals from various governmental agencies, and the failure to obtain or maintain any of them, or delays in obtaining them, could materially adversely affect us.
We may acquire a property or an interest in a property with the intent to generate carbon credits from activities on that property. These future activities may require licenses and permits from various governmental authorities. We cannot give any assurances that we will be able to obtain or maintain all necessary licenses and permits that may be required to carry out development of our carbon offset projects on any future properties.
Carbon trading is heavily regulated and new legislation in the jurisdictions in which we operate may materially impact our operations.
Carbon trading is regulated by specific jurisdictions pursuant to regional legislation or may be voluntary. When regulated (e.g., in the European Union and in the Western Climate Initiative jurisdictions), governments compel emitters to reduce their greenhouse gas emissions through technological improvements or through the purchase of carbon credits. New legislation may arise in certain compulsory jurisdictions that may render our business plan and knowledge obsolete with respect to carbon credits. With respect to the voluntary trade of carbon credits, there is a significant risk that certain voluntary purchasers of carbon credits may elect to cease the purchase of carbon credits for various reasons that are inherent to their business plans, because of changing economic, political contexts or other conditions that cannot be controlled by us. If voluntary purchasers of carbon credits elect to stop purchasing carbon credits, it could have a material adverse effect on our business, results of operations and financial condition.
Risks Associated with Being a Public Company Listed on Nasdaq
The Company will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will materially adversely affect its business and results of operations.
To manage the expected growth of its operations and increasing complexity, the Company will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect the Company’s business and results of operations. Prior to the Closing, DevvStream’s systems, procedures and controls may not be adequate to support its complex arrangements and the rules governing revenue and expense recognition for the Company’s future operations and expected growth. Delays or problems associated with any improvement or expansion of the Company’s operational and financial systems and controls could adversely affect its relationships with its customers, cause harm to its reputation and brand and could also result in errors in its financial and other reporting. the Company expects that complying with these rules and regulations will substantially increase its legal and financial compliance costs and will make some activities more time-consuming and costly. These increased costs will increase the Company’s net loss and it cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements.
The Company’s failure to meet Nasdaq’s continued listing requirements could result in a delisting of its shares.
On February 12, 2025, the Company received notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s Common Shares had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s Common Shares for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period. In an attempt to regain compliance with Nasdaq’s minimum bid price requirement, on August 8, 2025, the Company undertook a one-for-ten Reverse Stock Split. However, there can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.
If the Company fails to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its shares. Such a delisting would likely have a negative effect on the price of the Company’s shares and would impair your ability to sell or purchase the Company’s shares when you wish to do so. In the event of a delisting, the Company can provide no assurance that any action taken by it to restore compliance with listing requirements would allow it shares to become listed again, stabilize the market price or improve the liquidity of the Company’s shares, prevent its shares from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.
If securities or industry analysts do not publish research or reports about the Company’s business or publish negative reports about the Company’s business, its share price and trading volume could decline.
The trading market for the Company’s Common Shares will depend on the research and reports that securities or industry analysts publish about the Company or its business. the Company does not have any analyst coverage and may not obtain analyst coverage in the future. In the event the Company obtains analyst coverage, it will not have any control over such analysts. If one or more of the analysts who cover the Company downgrade its shares or change their opinion of the Company Common Shares, the share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which could cause its share price or trading volume to decline.
Because we do not anticipate paying any cash dividends on our Common Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.
You should not rely on an investment in the Common Shares to provide dividend income. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Investors seeking cash dividends should not purchase our Common Shares.
The Company is an “emerging growth company,” and its reduced SEC reporting requirements may make its shares less attractive to investors.
The Company is an “emerging growth company” as defined in the JOBS Act. The Company will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which the Company has total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which the Company issued more than $1.0 billion in non-convertible debt during the prior three-year period. The Company intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, such as an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company cannot predict if investors will find its shares less attractive because it intends to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find the Company’s shares less attractive as a result, there may be a less active, liquid and/or orderly trading market for its shares and the market price and trading volume of its shares may be more volatile and decline significantly.
U.S. and Canadian investors may find it difficult or impossible to effect service of process and enforce judgments against the Company, the Company directors, and the Company executive officers.
The Company is incorporated under the laws of Alberta, Canada. As a result, it may be difficult for U.S. investors to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.
Similarly, certain directors of the Company reside outside of Canada. Consequently, it may not be possible for Canadian investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada any judgment of a court of Canada against the directors of the Company who reside outside of Canada since a substantial portion of the assets of such person may be located outside of Canada.
The Company Charter, together with the Company Bylaws, and Canadian laws and regulations applicable to the Company may adversely affect the Company’s ability to take actions that could be deemed beneficial to shareholders of the Company.
As a Canadian company, the Company is subject to different corporate requirements than a corporation organized under the laws of the United States. The Company Charter, the Company Bylaws and the ABCA set forth various rights and obligations that are unique to the Company as a Canadian company. These requirements may limit or otherwise adversely affect the Company’s ability to take actions that could be beneficial to shareholders of the Company.
Risks Related to Taxes
The Company’s ability to utilize its net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations, including losses as a result of the Business Combination.
The Company has incurred and is likely to continue incurring significant tax losses, which may be limited in their usability under Canadian and other tax laws. Although the Company neither expects the Business Combination nor any of the ownership changes in the course of past financing rounds to result in a forfeiture of the Company’s Canadian tax loss attributes, the realization of future tax savings from such tax loss attributes will be limited under the Tax Act following the Amalgamation and will depend on the tax authorities’ acceptance of their continued availability and the Company’s ability to generate future taxable income in Canada against which such losses can be offset.
Following the SPAC Continuance, the Company will be subject to Canadian and United States tax on its worldwide income.
Following the SPAC Continuance, the Company will be deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of existing under the ABCA, subject to the application of an applicable tax treaty or convention. Accordingly, subject to an applicable tax treaty or convention, the Company will be subject to Canadian taxation on its worldwide income, in accordance with the rules set forth in the Income Tax Act (Canada) (the “Tax Act”) generally applicable to corporations residing in Canada. Notwithstanding that the Company will be deemed to be a resident of Canada for Canadian federal income tax purposes, the Company will also be treated as a U.S. corporation for U.S. federal income tax purposes, pursuant to Section 7874(b) of the Code, and will be subject to U.S. federal income tax on its worldwide income. As a result, subject to an applicable tax treaty or convention, the Company will be subject to taxation both in Canada and the U.S., which could have a material adverse effect on the Company’s business, financial condition and results of operations. All shareholders and investors should consult with their own tax advisors in this regard.
Dividends, if ever paid, on the Company’s Common Shares will be subject to Canadian and/or United States withholding tax.
It is currently anticipated that the Company will not pay any dividends on its Common Shares in the foreseeable future. To the extent dividends are paid, dividends received by holders of the Company’s Common Shares who are not residents of the U.S. and who are residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the U.S.-Canada income tax treaty (“Canada-U.S. Tax Convention”). Any U.S. withholding taxes paid by or on behalf of a resident of Canada in respect of dividends received on the Company’s Common Shares may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Company’s Common Shares by a resident of Canada may not be treated as income sourced in the United States for these purposes, such that a foreign tax credit under the Tax Act may not be available. Residents of Canada should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any U.S. withholding taxes applicable to dividends on the Company’s Common Shares.
Dividends received by stockholders who are residents of the U.S. will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the Canada-U.S. Tax Convention. For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Dividends paid by us will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. Subject to certain limitations, a U.S. holder should be able to take a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.
Dividends received by non-U.S. holders who are not residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to our stockholders, subject to examination of the relevant treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to our stockholders, subject to examination of the relevant treaty.
Each holder of the Company’s Common Shares should seek tax advice, based on such stockholder’s particular facts and circumstances, from an independent tax advisor.
Changes in tax laws may affect the Company and its stockholders and other investors.
There can be no assurance that the Company’s Canadian and U.S. federal income tax treatment or an investment in the Company will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to the Company or its stockholders or other investors.
Risks related to our Digital Asset Strategy
We recently deployed a forward-looking crypto treasury strategy designed to combine institutional-grade liquidity with exposure to programmable sustainability, with real-world asset tokenization as a core investment thesis. In connection therewith, on July 18, 2025, we entered into the Helena Note Purchase Agreement with Helena Global Investment Opportunities 1 Ltd. Pursuant to the Helena Note Purchase Agreement, subject to certain conditions precedent contained therein, we may sell to Helena in multiple tranches up to an aggregate of $300 million in newly issued Helena Convertible Notes, and 75% of the net proceeds thereof (70% of the Initial Tranche) must be used to purchase BTC, Ethereum, Solana or other utility-based digital assets (collectively, “Digital Assets”). The following discusses the risk factors associated with investing in Digital Assets in general.

Regulatory uncertainty surrounding digital assets, including potential classification as securities and the risk of investment company status, could adversely affect our business, financial condition, and results of operations.
Digital assets, such as Bitcoin and other blockchain-based tokens and protocols, are relatively novel, and the application of U.S. federal and state securities laws, the Investment Company Act of 1940, as amended (the “1940 Act”), and other legal and regulatory frameworks to such assets remains unsettled. While proposed legislation—such as the Digital Asset Market Clarity Act of 2025—seeks to establish a more definitive framework for distinguishing between digital commodities and digital securities and to clarify the jurisdictional boundaries between the Securities and Exchange Commission (SEC) and the Commodity Futures Trading Commission (CFTC), such legislation has not yet been enacted and remains subject to change. As a result, the regulatory treatment of digital assets continues to involve significant uncertainty.
Regulators in the United States or in foreign jurisdictions may interpret or enforce existing laws and regulations in ways that adversely affect the classification, transferability, or value of digital assets, or may adopt new laws or pursue enforcement or judicial actions that materially impact digital asset markets. If any digital assets we hold or acquire are later determined to constitute securities under applicable law, we could become subject to additional regulatory obligations or restrictions, including under the federal securities laws and the 1940 Act.
In particular, adopting or expanding a digital asset treasury strategy could increase the risk that we may be deemed an “investment company” under the 1940 Act. Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally is deemed to be an investment company if it is engaged primarily in the business of investing, reinvesting, or trading in securities, or if more than 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis consists of investment securities. We do not believe that we are an investment company under the 1940 Act and are not currently registered as such. However, if digital assets we hold are deemed to be securities and comprise a significant portion of our total assets, we could fall within the scope of the 1940 Act and be required to register as an investment company, unless an exemption or exclusion is available.
To avoid classification as an investment company, we monitor our asset composition and income and may be required to take responsive actions, including disposing of digital assets that we might otherwise hold for the long term, deploying capital into non-investment assets, incurring additional debt, issuing equity, or entering into other financing arrangements that may not be favorable to our business. These measures could be costly, disruptive, or executed under unfavorable market conditions, and there is no assurance that they would be successful in enabling us to remain outside the scope of the 1940 Act. If we are ultimately required to register as an investment company, the resulting regulatory burdens could materially and adversely affect our business model, operations, and the market value of our Common Stock.
In addition, the evolving regulatory environment surrounding digital assets has introduced complications related to insurance coverage and market perception. For example, our engagement in digital asset activities may result in increased costs for director and officer liability insurance or limit our ability to obtain such coverage on acceptable terms. Further regulatory developments—whether through legislation, rulemaking, enforcement, or judicial decisions—could continue to impose operational, legal, and financial risks that adversely impact our digital asset strategy and broader business performance.
Our financial results and the market price of our Common Stock may be affected by the prices of the assets held in our digital asset portfolio, and evolving accounting standards may increase earnings volatility and reporting complexity.
As part of our capital allocation strategy for assets not required for working capital, we intend to invest in digital assets, including Bitcoin, Solana, and other utility-oriented crypto tokens. The prices of these digital assets have historically experienced significant volatility and fluctuations, which could materially impact the fair value of our portfolio and cause substantial variability in our reported earnings. Under current U.S. generally accepted accounting principles (“GAAP”) and the recently adopted Accounting Standards Update No. 2023-08, certain crypto assets must be measured at fair value with changes in fair value recognized in net income. This accounting treatment may cause significant volatility in our financial results from period to period, even if we do not sell any digital assets.
Additionally, certain crypto assets we hold may not qualify for fair value measurement and instead are accounted for as indefinite-lived intangible assets, subject only to impairment losses with no recognition of subsequent increases in fair value until sold. The application of GAAP to crypto assets is evolving and remains subject to interpretation and possible changes, which could require retrospective adjustments or impact our financial statements in the future. The valuation of digital assets requires significant judgment and the use of third-party pricing sources, which may be subject to error or dispute.
If investors view the value of our Common Stock as linked to our digital asset holdings, fluctuations in the value of these assets may significantly influence the market price of our Common Stock. A decline in our digital asset portfolio value could adversely affect the market price of our Common Stock and our financial results, which in turn could impact the conversion of the Notes issued in this offering. If the market price of our Common Stock declines and conversion does not occur, we may be required to repay the Notes in cash. Furthermore, to the extent the value of the Notes exceeds the value of the digital assets held as collateral, we may need to obtain additional financing, which may not be available on acceptable terms or at all.
There can be no assurance that our investment strategy involving digital assets will achieve its intended financial or risk management objectives. We may incur unexpected losses, increased volatility in reported earnings, or adverse regulatory or accounting consequences as a result of this strategy.
Taxation of digital assets is complex and evolving.
The tax treatment of utility digital assets and other crypto assets is complex, evolving, and may be uncertain or subject to differing interpretations by taxing authorities globally and in the United States. The Internal Revenue Service (“IRS”) and other tax authorities have issued limited guidance specifically addressing the classification, reporting, and taxation of transactions involving utility tokens, including their acquisition, holding, use, and disposition.
As a result, we may be subject to adverse tax consequences, including but not limited to: unexpected tax liabilities; additional tax reporting obligations; withholding taxes; penalties and interest for noncompliance; and the risk of audits or disputes with tax authorities regarding the timing, amount, or character of income, gain, loss, or deduction related to our digital asset holdings.
Furthermore, changes in tax laws, regulations, or enforcement policies could increase our tax burden or affect the tax efficiency of our investment strategy. Such changes could also require us to modify our investment, accounting, or operational practices, potentially resulting in increased costs or reduced returns.
There can be no assurance that tax authorities will not challenge the tax treatment of our digital asset holdings or that such challenges would not have a material adverse effect on our financial condition, results of operations, or cash flows.
We face risks relating to the custody of our tokens, including the loss or destruction of private keys required to access our tokens and cyberattacks or other data loss relating thereto, including smart contract related losses and vulnerabilities.
We currently custody our digital tokens with BitGo Trust Company, Inc., a South Dakota-chartered trust company and registered money services business. BitGo has represented that it safeguards client assets through segregated wallets, Multi-Signature and Threshold Signature technology, offline key storage, multi-party transaction approvals, and SOC 1 Type 2 and SOC 2 Type 2 audited processes. BitGo further maintains an insurance policy with limits of up to $250 million covering theft, loss, and insider misconduct, underwritten by a syndicate of insurers at Lloyd’s of London and the European Marketplace. Notwithstanding these measures, there can be no assurance that BitGo or any other custodian we may engage in the future will not experience a cyberattack, operational failure, or other compromise of its custody systems.
In light of the significant amount of digital assets that we may potentially hold, we may need to engage additional custodians to achieve a greater degree of diversification in the custody of our tokens, as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers, or software systems, which could increase systemic technology risk. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our tokens, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our digital assets, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Although BitGo maintains insurance, and other custodians may offer insurance coverage for digital assets, there can be no assurance that such coverage will be sufficient to fully cover potential losses, that such coverage will be maintained in the future, or that such coverage will respond to all forms of loss or compromise. To the extent the private keys for the custodial wallet holding our digital assets are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the assets held in the related digital wallet. Furthermore, digital wallets held on our behalf could be compromised as a result of a cyberattack, and digital assets and blockchain technologies have been, and may in the future continue to be, subject to security breaches, cyberattacks, or other malicious activities.
As part of our treasury management strategy, we may engage in staking, re-staking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our tokens. Like all software code, smart contracts are exposed to the risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities, or poorly designed permission structures that could result in the irreversible loss of our digital assets.
Risks related to First Tranche Digital Assets
On July 18, 2025, we consummated the initial closing of $10 million of Helena Convertible Notes (the “Initial Convertible Note”). Pursuant to the terms of the Helena Note Purchase Agreement, we agreed, subject to certain exceptions contained therein, to use 70% of the net proceeds from the Initial Convertible Note to purchase Digital Assets. We have used the requisite proceeds from the Initial Convertible Note to purchase the following specific assets (hereinafter referred to as the “First Tranche Assets”): Bitcoin (BTC), Solana (SOL), and DevvE (DevvE). The following discusses the risk factors associated with our investments in the First Tranche Assets.
Risks related to our First Tranche Asset yield strategies.
Our ability to generate income from our digital asset holdings is subject to significant uncertainty, and yield opportunities may not develop or may fail to perform as expected.
As part of our digital asset treasury strategy, we intend to evaluate or participate in yield-generating activities associated with Bitcoin, Solana, and DevvE (the “First Tranche Assets”). Each of the First Tranche Assets presents distinct risks that may limit our ability to earn returns, adversely affect our treasury management, or result in losses.
Bitcoin Yield Strategy Risks. While we view Bitcoin as a foundational reserve asset within the emerging tokenization ecosystem, on-chain yield opportunities for Bitcoin are nascent and remain largely theoretical. Most Bitcoin layer-2 networks or staking-like mechanisms are in pilot or proof-of-concept stages, lacking meaningful track records of technical stability, security, governance, or legal treatment. As a result, any participation would require substantial diligence, incur additional costs, and may expose us to heightened risk of technical failure, security breaches, or governance disputes. In addition, custodial constraints may limit access to certain protocols, and participation could require entering into new or amended custody arrangements, introducing counterparty and operational risks. Some proposed yield mechanisms may ultimately never achieve adoption or custodial support, leaving Bitcoin as a non-yielding reserve asset in our treasury.
Solana Yield Strategy Risks. Unlike Bitcoin, Solana supports native on-chain staking, and we intend to stake Solana through our qualified custodian. However, staking rewards are variable, influenced by speculative trading activity, stablecoin settlement demand, validator performance, and protocol-level inflation, which is designed to decline over time. Network outages, which have occurred historically, could further disrupt yield. Staking is also subject to custodial service fees, validator risk, and ongoing operational oversight costs. There may also be mandatory lock-up periods during which staked tokens cannot be sold or transferred, which could limit our liquidity and ability to respond to market conditions. Our staking rewards are not guaranteed and may fluctuate based on network conditions and validator performance. In addition, Solana’s planned “Alpenglow” consensus upgrade, expected in 2026, may alter validator incentives, staking economics, or reward distribution in unanticipated ways. As a result, staking yields may not be stable, sustainable, or sufficient to materially support our treasury strategy.
DevvE Yield Strategy Risks. DevvE does not presently support staking or consensus-based yield, and its ecosystem is at an early stage of development. Accordingly, DevvE is expected to function as a strategic, rather than income-producing, holding in our treasury for the foreseeable future. The absence of on-chain yield limits our ability to generate recurring revenue from DevvE. Adoption timelines, liquidity levels, and integration with tokenization markets remain uncertain, and trading volumes are materially lower than those of more established digital assets. DevvE’s tokenomics include vesting schedules and concentrated allocations, which may further affect liquidity and market behavior. Until DevvE’s ecosystem matures to support yield-generating applications, our holdings will remain subject to significant execution and adoption risk.
In light of these risks, there can be no assurance that we will be able to generate meaningful or sustainable yield from Bitcoin, Solana, DevvE, or any other digital asset. Any failure to do so could adversely affect our operating results, liquidity, and ability to execute our business strategy.
The First Tranche Assets—Bitcoin, Solana, and DevvE—can be subject to extreme price volatility, and declines in their value could materially and adversely affect our financial condition.
Cryptocurrencies remain a highly volatile asset class characterized by rapid price swings and structural features that amplify risk. The sector is novel and experimental, with many protocols and networks still in early stages of development. Market activity is often driven by high levels of leverage and significant retail participation, which can accelerate both rallies and drawdowns. While larger, more liquid assets such as Bitcoin tend to exhibit comparatively greater stability, volatility increases markedly with newer or less established tokens. These dynamics make digital assets inherently speculative and subject to sharp fluctuations in value, underscoring the need for careful monitoring and risk management in any treasury allocation.
Bitcoin Volatility. Although Bitcoin is often viewed as the most established and comparatively less volatile digital asset, its price history demonstrates substantial drawdowns. For example, in April 2021 Bitcoin traded at approximately $64,300, but by June 2021 had fallen to $27,900, a decline of roughly 57% in two months. Later in the same cycle, Bitcoin reached an all-time high of $69,000 in November 2021, before declining to $16,000 by November 2022, a drawdown of about 77%. Even in 2025, Bitcoin has remained volatile, rising to nearly $109,000 in January 2025 before retracing to approximately $75,000 by April, a 31% decline over three months. These examples underscore that, while relatively more stable than other digital assets, Bitcoin remains subject to large and rapid price swings.
Solana Volatility. Solana has historically exhibited significantly higher volatility than Bitcoin, reflecting its newer and more experimental status. Between July and November 2021, Solana rose from about $30 to $239, an increase of nearly 697%, only to decline to $8 by November 2022, a drawdown of approximately 97%. More recently, in 2025, Solana rose to $293 in January before falling to $96 in April—a 67% decline—followed by a rebound to approximately $239, a 149% increase from the April low. These extreme swings reflect the speculative nature of activity on the Solana network, including trading in memecoins and experimental applications, which contributes to its heightened volatility relative to more established digital assets.
DevvE Volatility. DevvE has demonstrated even greater volatility, consistent with its status as an emerging, relatively illiquid token. After reaching an all-time high of $1.87 in March 2024, DevvE fell to $0.14 by September 2024, a drawdown of about 93%. It then rose to $1.48 in January 2025, before declining to $0.46 in subsequent months, a 69% decline. Such fluctuations are typical for new and experimental networks, where limited adoption, concentrated ownership, and speculative trading contribute to elevated volatility compared to more established digital assets.
There can be no assurance that the value of Bitcoin, Solana, DevvE, or any other digital asset we may hold will not decrease substantially or remain highly volatile. Any such declines could materially and adversely affect the value of our digital asset treasury, our financial condition, and our results of operations.

Other risks related to our inclusion of each of the First Tranche Assets into our Digital Asset Treasury Strategy
Bitcoin-specific Risks. Our Bitcoin holdings expose us to systemic and adoption risks that are distinct from those associated with other digital assets. While Bitcoin is the most established cryptocurrency, its long-term role as a settlement and reserve layer for tokenization markets could diminish if competing blockchains develop faster settlement times, lower transaction costs, or greater programmability. Bitcoin’s governance structure is relatively stable, but protocol upgrades, forks, or disputes within the developer and mining communities could create uncertainty for applications that rely on anchoring tokenized assets to the Bitcoin blockchain. In addition, Bitcoin’s reliance on a global mining network exposes it to jurisdictional and regulatory risk; restrictions on mining in key regions could impair security and undermine confidence in the network. Although liquidity in Bitcoin markets is deep, the asset remains subject to significant volatility driven by leverage and speculative activity. If systemic or adoption-related risks materialize, our Bitcoin holdings may not serve their intended role in supporting our digital asset treasury strategy.
Solana-specific Risks. Our Solana holdings present heightened operational and volatility risks compared to Bitcoin or other larger digital assets. Although Solana has achieved notable growth in developer activity and transaction throughput, its long-term adoption for institutional tokenization remains unproven. The network has experienced outages and reliability issues, and critics have highlighted centralization concerns in its validator set, raising risks regarding governance and operational resilience. Solana’s markets are generally liquid, but its token has experienced extreme price volatility, and staking yields are variable, being tied to protocol-defined inflation and fluctuating network usage. The upcoming Alpenglow upgrade may improve throughput and reliability, but it also introduces uncertainty about validator incentives and staking dynamics. Because operational stability and yield predictability remain uncertain, any disruption to Solana’s network performance or institutional adoption could materially reduce the value of our Solana holdings and impair their role in our treasury strategy.
DevvE-specific Risks. Our DevvE holdings involve elevated adoption and liquidity risks relative to more established digital assets. DevvE is an early-stage network, and its ability to attract sufficient developers, projects, and users to sustain long-term adoption is uncertain. Governance frameworks and infrastructure are still developing, which creates risks around technical stability and institutional credibility. DevvE markets are relatively illiquid, with limited trading venues and volumes, potentially constraining our ability to scale positions or exit efficiently. In addition, DevvE does not currently support staking or consensus-based yield generation, and a significant portion of its tokens remain subject to vesting and unlock schedules, which could create downward pressure on price as new supply enters circulation. Because DevvE’s strategic positioning depends on adoption of tokenization projects with environmental and social themes, failure of these use cases to materialize could materially impair the utility and value of our DevvE holdings.

MARKET AND INDUSTRY DATA
This Registration Statement contains information concerning the market and industry in which we conduct our business. We operate in an industry in which it is difficult to obtain precise industry and market information. We have obtained market and industry data in this Registration Statement from industry publications and from surveys or studies conducted by third parties that it believes to be reliable. We cannot assure you of the accuracy and completeness of such information, and it has not independently verified the market and industry data contained in this Registration Statement or the underlying assumptions relied on therein. As a result, you should be aware that it is possible that any such market, industry and other similar data may not in fact be reliable. In addition, any such market, industry and other similar data speaks as of its original publication date (and not as of the date of this Registration Statement) and we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section titled “Risk Factors” in this Registration Statement.

USE OF PROCEEDS
All of the Common Shares offered for resale by Helena pursuant to this prospectus will be sold by Helena for its own account. We will not receive any of the proceeds from the resale of the Common Shares by Helena.
However, pursuant to the Helena Note Purchase Agreement, subject to certain conditions precedent contained therein, we may sell to Helena up to an aggregate of $300 million in newly issued Helena Convertible Notes. On July 18, 2025, we consummated the initial closing of $10 million pursuant to the Initial Convertible Note and the Helena Note Purchase Agreement. Thereafter, subsequent closings may occur, in increments of $5 million, provided that the outstanding Aggregate Principal Amount of all Notes issued under prior tranches is less than $2 million and certain other conditions stipulated by the Helena Note Purchase Agreement are satisfied, on such dates as we may request in writing to Helena upon no less five (5) business days’ notice.
We have agreed, subject to certain exceptions contained in the Helena Note Purchase Agreement, to use 75% of the net proceeds from the sale of Helena Convertible Notes (70% of the Initial Tranche) to purchase Digital Assets. The Company has currently identified the following three Digital Assets for initial acquisition: Bitcoin (BTC), Solana (SOL), and DevvE (DevvE). As of the date of this prospectus, the Company has allocated a total of $4.125 million of Initial Tranche proceeds equally between BTC and SOL and currently holds 17.95 BTC and 9,815.32 SOL. The Company intends to complete purchases of BTC and SOL using proceeds from the Initial Convertible Note by no later than October 10, 2025. At that time the Company expects it will have acquired approximately $2.5 million in BTC and $2.5 million in SOL, each of which will represent approximately 40% of the original funding transfer to the Company’s custodial account with BitGo. The Company’s current intention is to allocate the approximate 20% remaining from the designated proceeds of the Initial Convertible Note toward the purchases of DevvE. The Company is currently in discussions regarding the direct purchase of that token with its Swiss-based issuer, The Forevver Association. At the completion of purchases from the proceeds from the Initial Tranche, the Company expects that 80% of such proceeds will be allocated equally into BTC and SOL, with the remaining 20% allocated into DevvE. As of the date hereof, we cannot specify with certainty the particular Digital Assets to be acquired, if any, with proceeds from subsequent tranches of Helena Convertible Notes.
The remaining balance of the net proceeds we receive from the sale of Helena Convertible Notes to Helena, including the balance of proceeds received upon the sale of the Initial Convertible Note, are currently expected to be used for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of such portion of the net proceeds. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for such portion of the net proceeds from the sale of the Helena Convertible Notes.
We will incur all costs associated with this prospectus and the registration statement of which it is a part. See “Plan of Distribution” for additional information.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which Common Shares may be sold by the Selling Stockholder under this prospectus.
MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Our Common Shares are currently listed on the Nasdaq Capital Market under the symbol “DEVS”. On November 25, 2025, there were 15 holders of record of the Common Shares.
Dividend Policy
We have never declared or paid any dividends on our Common Shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will depend on, among other things, the consent of our lender(s), our results of operations, cash requirements, financial condition, contractual restrictions, funds lawfully available therefor and other factors that our board of directors may deem relevant.

BUSINESS
This description contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results discussed in the forward-looking statements as a result of certain of the risks set forth herein. We assume no obligation to update any forward-looking statements contained herein.
Overview
Business Overview
DevvStream Corp. (“DevvStream,” the “Company,” “we,” “our,” or “us”) is a capex-light environmental asset generation company focused on developing and managing high-quality, technology-based sustainability projects. We provide exposure to environmental assets such as carbon credits—used to offset emissions of carbon dioxide and other greenhouse gases—and International Renewable Energy Certificates (“I-RECs”), which allow organizations to claim renewable energy usage and demonstrate progress toward decarbonization goals.
Our mission is to accelerate the global transition to a low-carbon economy by investing in, developing, and monetizing projects that generate verifiable environmental benefits. Through partnerships with technology providers, project developers, and registries, we seek to deliver scalable, high-integrity environmental assets that meet international standards for measurement, reporting, and verification (“MRV”).
Technology Platform and Blockchain Use
We plan to employ blockchain technology to enhance transparency, data integrity, and auditability across the environmental asset lifecycle. Our planned blockchain implementation would be limited to the tracking, management, and storage of project-level data on a secure, immutable ledger.
Importantly, the blockchain is not used to create, issue, or register carbon credits or I-RECs. Carbon credits are independently issued and tracked by recognized third-party registries that maintain official ownership and transaction records. Our platform does not interface with, nor substitute for, these registries.
(For information regarding our digital asset treasury initiatives, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”)
Strategic Focus Areas
DevvStream operates across three strategic domains designed to support the generation and commercialization of environmental assets:
1.
Offset Portfolio: We maintain a diversified portfolio of environmental assets, including I-RECs, nature-based, technology-based, and carbon sequestration credits, for sale to corporations and governments seeking to offset residual emissions.

2.
Project Investment and Acquisitions: We invest in or acquire interests in sustainability projects and related technologies to expand our reach and position as an end-to-end solutions provider within the voluntary carbon and renewable energy markets.

3.
Project Development and Management: In select cases, we serve as project developer or manager for eligible emission-reduction activities—such as electric-vehicle (“EV”) charging infrastructure projects—in exchange for a portion of generated credits or environmental asset revenue.

Market Opportunity and Competitive Position
We operate within the rapidly evolving global voluntary carbon and renewable energy certificate markets, which are influenced by increasing corporate decarbonization commitments, regulatory frameworks, and technological innovation. Our asset-light model enables scalability and capital efficiency, while our focus on technology-based projects—including EV charging, methane capture, and energy-efficiency retrofits—positions us to participate in high-integrity, verifiable credit generation.
Through our partnerships and proprietary platform, we aim to differentiate ourselves by combining environmental project development expertise with transparent data systems that meet emerging MRV and disclosure standards.

Regulatory Environment
Our operations are subject to evolving environmental, sustainability, and financial reporting regulations in the jurisdictions where we operate. Compliance requirements include environmental permitting, voluntary carbon market standards, and disclosure obligations applicable to a Nasdaq-listed issuer. We continually monitor changes in regulatory frameworks that may affect carbon credit generation, sale, or recognition.
History of DevvStream
DevvStream Inc., a wholly-owned operating subsidiary of DevvStream Corp., was incorporated in Delaware on August 27, 2021, under the name “18798 Corp.” On October 7, 2021, 18798 Corp. changed its name to “DevvESG Streaming Inc.”, and on February 1, 2022, subsequently changed its name to “DevvStream Inc.” DevvStream Inc. was formed to operate as a sustainability principled, technology-based, impact-investing company focused on high quality and high return carbon credit generating projects.
On November 4, 2022, DevvStream Inc. completed a business combination transaction (the “2022 Business Combination”) with 1319738 B.C. Ltd., 1338292 B.C. Ltd., Devv Subco Inc., and DevvESG Streaming Finco Ltd., pursuant to which 1319738 B.C. Ltd., acquired all of the issued and outstanding securities of DevvStream Inc. by way of a three-cornered merger. In connection with the 2022 Business Combination, 1319738 B.C. Ltd. changed its name to “DevvStream Holdings Inc.” Upon closing of the 2022 Business Combination, DevvStream Inc. became a wholly owned subsidiary of DevvStream Holdings Inc., and the business of DevvStream Inc. became the business of DevvStream Holdings Inc. On January 17, 2023, DevvStream’s subordinate voting shares were listed and posted for trading on the NEO Exchange (now known as CBOE Canada). Devvstream Holdings Inc. is no longer listed on the CBOE Canada.
On September 12, 2023 (and as amended May 1, 2024, August 10, 2024, and October 29, 2024, the “Business Combination Agreement”), we entered into a Business Combination Agreement (the “Business Combination” or the “De-SPAC Transaction”) with Focus Impact Acquisition Corp. (“FIAC”). FIAC was a special purpose acquisition corporation focused on amplifying social impact through the pursuit of a merger or business combination with socially forward companies. On November 6, 2024, we completed the Business Combination with FIAC, pursuant to the Business Combination Agreement. In connection with the completion of the business combination, the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream Holdings Inc. and Amalco Sub amalgamated to form one corporate entity. DevvStream Corp’s common shares commenced trading on the NASDAQ Capital Market (“Nasdaq”) under the new ticker symbol “DEVS” on November 7, 2024.
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. (“DevvStream Holdings”) and its subsidiary, DevvStream Inc. (“DESG”). The functional currency for DevvESG Streaming Finco Ltd. (“Finco”), another subsidiary of ours, remained CAD$. This change aligns with the business’s future focus and the effective date of the FIAC’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency on August 1, 2024, 121,995 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities. Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows. Upon the completion of the De-SPAC Transaction on November 6, 2024, 62,772 of the Company’s stock options which had strike prices denominated in CAD$ were reclassified as stock option liabilities, as exemptions from classification from derivative liability classification under ASC 718-10-25-14 that were previously applicable upon change in functional currency no longer apply upon the commencement of trading of the Company’s common shares on the NASDAQ.
On August 8, 2025, we filed Articles of Amendment with the Registrar of Corporations (Alberta) to effect a Reverse Stock Split of our issued and outstanding Common Shares at a ratio of one for ten (10) (the “Reverse Stock Split”). Unless otherwise noted, all share amounts and per share amounts in this Registration Statement reflect the Reverse Stock Split.

Our Industry and Market Opportunity
Overview of Carbon Credits
Carbon credits-each equal to one metric ton of carbon dioxide removed or avoided-are designed to help organizations advance decarbonization efforts by funding environmentally-conscious projects. Carbon credits are generated in two ways: (i) nature-based solutions; and (ii) technology-based solutions. They can be traded directly between companies, organizations and countries, or on exchanges where carbon credits are sold and purchased. Companies or individuals may use carbon markets to compensate for their greenhouse gas emissions by purchasing carbon credits from an entity that removes or reduces their greenhouse gas emissions. Carbon markets exist around the world in many different forms, although they can generally be divided into mandatory (compliance) markets and voluntary markets.
Nature-based Solutions vs. Technology-based Solutions
Nature-based solutions include the protection, restoration, and management of natural ecosystems and currently make up the majority of the carbon credit market. Technology-based solutions leverage innovative technology to further avoid or reduce carbon emissions and include examples such as energy efficiency, fuel switching and methane avoidance. Recent studies done by American University shows that nature-based solutions will only contribute 20% of the carbon reductions needed to meet our global net zero goals. The other 80% needs to come from technology, which is where we plan to target. Accordingly, our business model focuses on generating carbon credits through efficient, repeatable, and scalable technology-based solutions.
Compliance Markets vs. Voluntary Markets
Compliance markets are created and regulated by government bodies and are usually set up as cap-and-trade emission trading schemes. In compliance markets, corporations buy and sell compliance carbon offsets to comply with the cap or limit imposed on their emissions by the government. Compliance markets are usually tied to a specific jurisdiction-for example, the European Union Emissions Trading System (“ETS”) is only applicable to entities domiciled in the European Union.
Voluntary markets, on the other hand, are traditionally set up by independent non-governmental organizations or various types of private consortia. In voluntary markets, carbon credits can be generated from projects including but not limited to, improved energy efficiency, forestry and land use, renewable energy, agriculture, transportation, household devices, biomass and biogas facilities, waste disposal, carbon capture, utilization and storage (“CCS/CCUS”), wetland restoration and other industrial projects. Voluntary markets set rules frameworks for sellers and buyers to trade offsets under a public registry. In voluntary markets, organizations choose to voluntarily offset emissions that otherwise would not be possible, or very expensive, by purchasing carbon emission reductions. Demand for voluntary carbon offsets is driven by companies seeking to address pressure from customers and investors to reduce their carbon footprint, as well as entities that purchase offsets before emissions reductions are required by regulation. In voluntary markets, a carbon credit represents one ton of carbon dioxide (“tCO2”) or the carbon dioxide equivalent (“tCO2e”) of another greenhouse gas (based on the amount of heat it traps in the atmosphere) that is prevented from entering or being absorbed from the atmosphere. Every 4.60 tCO2e removed from the atmosphere is the equivalent of removing one average passenger vehicle for a year.
Our Business Model
Overview of Streaming
A carbon credit stream is a flexible, customizable financing alternative that allows developers, aggregators, and/or owners of projects which require substantial capital to bring projects to fruition, advancing the transition to a low-carbon future. Similar financing structures, including streams and royalties, have been used extensively in the music, publishing, pharmaceutical, franchising and precious and base metals sectors to provide an alternative to traditional sources of capital at an attractive cost. In a stream agreement, the holder makes an upfront payment in exchange for the right to purchase all, a fixed percentage of, or a specified amount of the subject of the stream at a pre-agreed upon price or a percentage of a reference price for the term of the agreement, which is typically for a long term.
A carbon credit stream is a contractual agreement whereby the stream purchaser makes an upfront payment (in the form of cash, shares, or other consideration) in return for the right to receive all, or a portion of, the future carbon credits generated by a project or an asset over the term of the agreement. An additional payment may be paid per carbon credit to the project or asset developer or owner when the carbon credits are delivered to the stream purchaser or when the carbon credits are sold by the stream purchaser.
Benefits of streams to the project developer or asset owner include an upfront payment and annual income over the project life. The developer or owner may use the upfront payment to fund project development on existing or new project activities, verification of carbon credits or for general corporate purposes.
Revenue Streams
Our business model is focused on two forms of carbon credit generation activity. The two activity types, which we call our “direct investment model” and our “project management model,” can be distinguished based on whether a partner or we lead the development and maintenance of the offset project. On partner-led contracts under our direct investment model, the partner will manage all costs to develop and manage initial and ongoing program management, while we receive a share of the credits generated. On our led contracts under our project management model, we will bear the costs of generating and certifying the carbon credits for those projects. This includes contract development, validation, registry listing, any ongoing data collection and fees charged by registries for credit issuance, transfer or retirement. In either model, stream interests (which are not typically working interests in a property or an asset) are established through a contract between the holder and the property or asset owner.
While subsequent payments beyond the initial deployment of capital is a common function of typical royalty agreements, the majority of the agreements that we intend to put in place will allow us to own a portion of the future carbon credits outright without additional consideration (although there may be costs associated with managing the project or program depending on our involvement during the term of the contract).
We plan to use third-party greenhouse gas project evaluation and quantification studies as part of their project due diligence process in selecting projects. Third-party studies provide confirmation that the project aligns to offset criteria including ISO140640-2 and Core Carbon Principles (“CCPs”), reducing the risk of not meeting these after the offset project is completed. It also provides an estimate of carbon credits generated and the expected crediting period, according to selected quantification methodologies. The studies also identify potential risks which may prevent the generation of high-quality credits related to offset quality criteria, such as clear ownership, additionality, permanence and leakage. The third-party consultant used is based on experience and expertise in the carbon market that is tied to the specific project that is being evaluated.
In certain cases, once we select a project, we may assist the owner with implementation of the carbon offset project, including feasibility studies, registration, validation, and verification, all of which may be too costly and complex for an owner to do on its own. In this case, we will maintain a controlling interest in the offset project, the quality of the credits generated, and the issuance and trading timing and format. Given the collective experience of our management team and our Board, we believe we are ideally positioned to select projects and provide stream or royalty financing to those projects which will benefit from this financing structure.
We plan to continue to enhance the Company’s position in the I-REC market, following its recent approval to the Evident Registry and key agreements that expand its portfolio of renewable energy attributes. These strategic developments position the Company to capitalize on the growing demand for I-RECs, offering organizations verifiable solutions to meet sustainability and clean energy goals.
Together, we believe these agreements support our planned strategy of becoming a leading global aggregator and trader of I-RECs. By leveraging the Evident Registry’s global infrastructure, the Company plans to ensure full transparency, traceability, and credibility of its renewable energy attributes. Additionally, these transactions diversify our Company’s revenue streams, enabling the monetization of both carbon offsets and energy attribute certificates in parallel, positioning the Company as a key player in the environmental asset market.
Impact Investment
Our purpose is to generate positive, measurable social and environmental impact alongside attractive returns for stakeholders. We intend to achieve this through the provision of innovative capital solutions for projects that demonstrably advance the transition to a low-carbon future, with a particular focus on projects with Co-Benefits (as defined below) in alliance with principles of sustainability. This focus begins at the identification of potential investments. Due to the nature of our business, capital will necessarily be deployed to projects that combat climate change. For us, however, while every carbon credit represents one ton of CO2e in the atmosphere, not every carbon credit is equal in its contribution to a sustainable future.
Management will seek, wherever possible, investments that make a sustainable impact beyond the removal, avoidance or sequestering of greenhouse gas emissions. The Company’s sustainable investment screen, through our analysis, will ensure the consideration of factors that may augment the sustainable impact of our capital beyond advancing climate action, while also ensuring attractive financial returns. Additional considerations may take the form of protecting endangered species, improving the lives of people in under-developed nations, providing measurable tangible benefits to the communities in the project area, or other activities which advance sustainable development (“Co-Benefits”). It is our belief that by focusing on these goals, the carbon credits we expect to receive will attract a premium, which should increase the financial returns to shareholders. Given the decades long relationships that are expected to result from carbon streams, we believe it is important to partner with developers and project operators who share our goal to be instrumental in the transition to a sustainable, low-carbon economy.
Our choice of investments will meet the highest environmental integrity criteria such as ISO141064-2, the CCPs, Sustainable Development Goals (“SDGs”), as well as additional environmental integrity criteria, on an activity-by-activity basis. Accordingly, we anticipate that most, if not all, of our projects will have additional social, environmental, and economic co-benefits in addition to their carbon reduction or removal potential. We aim to deliver long-term cash flow growth through the monetization of its carbon credit portfolio through direct sales to third-party buyers, or on carbon credit marketplaces.
We plan to make investments in a broad range of projects that generate carbon credits. In addition to the more common nature-based projects, we plan to also invest in a broad range of projects covering most carbon-mitigation activities, including renewable and non-renewable energy generation, energy and fuel efficiency, avoidance of the emission of potent gases such as hydrofluorocarbons and sulfur hexafluoride, waste handling and disposal and potentially CCS/CCUS.
Project Management
We plan to act as a carbon project manager controlling all major aspects of carbon credit generation within a project, again providing a long-term contractual revenue stream with minimal operating requirements. Our project management model is designed to help generate streams of revenue for other companies, municipalities and other organizations through the technology-focused generation of carbon credits. In this role, we would partner with entities that reduce energy consumption or greenhouse gas emissions and provide turnkey services allowing these entities to generate and monetize the associated carbon credits, in exchange for a portion of those credits. Since the process of generating carbon credits is very complicated and tedious, most of these companies do not have the expertise or resources to do it. As a result, we plan to be able to fill this role of generating carbon credits on their behalf at no cost to the companies. Instead, we will typically aim to retain approximately 25% of the carbon credit stream generated. The majority of investments needed are the costs to register, validate, verify and certify the carbon credits generated from the projects and typically is less than $150,000 per project.
Project Assessment
In order to assess our project pipeline to choose the best opportunities, we have developed a Project Assessment Tool. The tool is designed to undertake an efficient and reliable initial assessment of potential project opportunities, whether within our pipeline or for third-party projects, to decide which project opportunities to move forward with. First, the tool performs a project assessment using weighted categories covering commercial, technical, financial, and legal aspects of each project and provides a systematic and methodical process to mitigate the investment risk for every opportunity. In connection with any assessment, we also utilize third-party consultants where necessary to properly assess specific risk and feasibility factors associated with a prospective project. Third-party feasibility studies provide confirmation that carbon credits can be generated along with giving us a more exact estimate of the number of expected credits. The studies also highlight any potential risk of not being able to generate credits.
Devvio Agreement and Transition to Strategic Token Partnership
In 2021, we entered into a strategic partnership agreement (as amended, the “Strategic Partnership Agreement”) with Devvio, Inc. (“Devvio”) to support the use of its proprietary blockchain platform, DevvX, for data storage and transparency in connection with environmental asset projects. On October 28, 2025, DevvStream entered in a fourth amendment to the Strategic Partnership Agreement (the “Fourth Amendment”) to settle and discharge the existing rights and obligations under the Strategic Partnership Agreement, with the exception of confidentiality obligations and the obligations set forth in the Fourth Amendment
The Amendment establishes a Strategic Token Program between the parties whereby DevvStream agrees to purchase DevvE tokens annually in the amount of $1,000,000 in 2025 and $1,270,00 in each of 2026 and 2027 (each such amount, the “Purchase Amount”). In exchange, and as part of the Strategic Token Program, DevvStream shall receive warrants to acquire additional DevvE tokens equal to twenty-five percent (25%) of the Purchase Amount which shall be exercisable at the same 10-day VWAP price that was used to determine the number of tokens purchased.
The arrangement with Devvio is non-exclusive, permitting DevvStream to engage with other technology providers or to elect not to use blockchain solutions for project data management.
Technology Platform and Blockchain Use
We continue to evaluate the potential use of blockchain technology to enhance transparency, data integrity, and auditability within our environmental asset projects. Historically, our platform design contemplated integration with Devvio’s DevvX blockchain; however, we have revised that approach as reflected by the Fourth Amendment.
Going forward, our blockchain strategy is flexible and non-exclusive. We may utilize Devvio’s DevvX network, an alternative blockchain provider, or no blockchain at all depending on operational requirements, partner preferences, and regulatory considerations. If deployed, blockchain functionality would remain limited to the tracking and storage of project-level data and would not involve the creation, registration, or trading of crypto assets or carbon credits.
We do not issue or transact in any cryptocurrency or token as part of our core operational activities. Any token transactions under a potential strategic partnership with Devvio (or others) would relate solely to investment or technology-enablement purposes and would not form part of our environmental asset generation business.
Verification and Validation
We have engaged leading offset developers and greenhouse gas accounting firms to assist with establishing the strategic approach to maximize revenue potential while minimizing risk, determining appropriate voluntary carbon credit methodologies and developing voluntary offset projects leveraging existing greenhouse gas quantification methodologies for projects. These methodologies are internationally recognized. All our projects are intended to meet or exceed the requirements set out by companies seeking to offset their corporate emissions by purchasing carbon credits. These requirements include a clear description of any environmental claims, a conservative baseline of carbon credits generated, demonstration of all additionality barriers (including financial barriers), no leakage, permanence and third-party verification.
Registries set the project design, implementation, monitoring and reporting criteria against which a project’s carbon offsetting activities and/or environmental and social benefits can be verified. In voluntary markets, a number of standards have emerged with the intent to increase credibility in the marketplace. Some of the more commonly used and internationally recognized standards include the Verified Carbon Standard Program by Verra, Gold Standard, Global Carbon Council and American Carbon Registry (“ACR”).
One of the major roles of registries is to develop and/or publish greenhouse gas quantification methodologies. The methodology(ies) applied during the initial project design stage will directly influence the projected greenhouse gas emission reductions and/or removals generated by the project during the project crediting period. The project developer/owner is responsible for, among other things, selecting the applicable methodology, engaging in the registration process with the applicable standard organization, and leading in the annual verification process that ensures the continued generation of credits over the crediting period of the project.
Xpansiv Relationship
We plan to use Xpansiv DataSystems Inc. (“Xpansiv”)’s trading platform, the premier global marketplace for sustainability-inclusive products. Xpansiv has the largest marketplace for environmental credits and has had the largest number of carbon credit transactions globally, with over one billion environmental credits having been processed through Xpansiv. Xpansiv acts as an efficient channel to offer high quality carbon credits to buyers and is expected to provide liquidity for our portfolio of carbon credits. Additionally, Xpansiv’s CBL Market and Environmental Management Account allow us to manage its credits held on multiple registries from one convenient location, including the sale of credits to partners. It is anticipated that a portion of our carbon credit buyers will come through Xpansiv.
Our Current Projects and Programs
The following is a brief summary of our active projects and programs:
EV Charging Project
We have an EV charging project in development that targets operators and owners of EV charging stations and networks within North America. After an intensive analysis of the marketplace, we remain focused on high-value states based on grid emissions for optimal carbon credit returns. We continue to build key partnerships within the industry with access to 2000 charging stations. Revenue from this project is expected in 2026.
Contribution and Exchange Agreement with Crestmont Investments LLC
On October 28, 2024, DevvStream entered into a Contribution and Exchange Agreement (the “C&E Agreement”) with Crestmont Investments LLC (“Crestmont”) and FIAC. Pursuant to the C&E Agreement, immediately following the closing of the business combination, Crestmont contributed 2,000,000 units of its interests in Monroe Sequestration Partners LLC (“MSP”) to DevvStream in exchange for 200,000 newly issued Common Shares. This transaction aligns with our strategic initiative to expand our portfolio of high-quality carbon sequestration assets, providing the Company with increased access to scalable, verifiable, and high-integrity carbon credits. The acquisition of an equity interest in MSP enhances our ability to generate long-term revenue from carbon credit markets and fortifies its competitive positioning as a leader in sustainability-focused investments. The C&E Agreement also establishes a structured framework for value realization, including stock liquidity mechanisms for Crestmont, while reinforcing our commitment to delivering shareholder value through accretive transactions and market-driven growth strategies.
Recent Carbon Credit Transactions and Strategic Partnerships
As part of our ongoing strategy to expand our portfolio of verified carbon credits and strengthen its position in the environmental asset market, we entered into a series of agreements with key counterparties. These agreements are expected to enhance our access to high-integrity carbon credits, bolster revenue potential, and support long-term growth through strategic asset acquisitions.
Energy Efficient Technologies (“EET”) Partnership
In June 2025, we entered into a carbon-management agreement with Energy Efficient Technologies, an engineering firm specializing in energy-efficiency retrofits for commercial and industrial facilities. The partnership expands our pipeline of efficiency-based environmental assets and introduces a shared-savings revenue model that complements our carbon-credit and I-REC monetization activities. DevvStream will receive revenue from verified carbon and renewable-energy credits generated through EET projects and share in independently validated utility-bill savings. This collaboration adds building-efficiency assets to our existing portfolio of hydro, solar, waste-to-energy, and carbon-capture projects.
Karbon-X Agreement
We entered into a Carbon Credit Purchase Agreement with Karbon-X Corp., under which we agreed to acquire various verified carbon credits valued at approximately $1.14 million.
Paytech Ipixuna Agreement
On October 21, 2024, the Company entered into a Carbon Credit Purchase Agreement with Paytech Intermediação Ltda. (“Paytech”) for the acquisition of approximately 1,200,000 carbon credits from the Ipixuna REDD+ Project. The agreement included a stop-loss mechanism designed to protect both parties against fluctuations in carbon credit and share prices, ensuring a fair exchange valuation.

As of the date of this Registration Statement, the transaction remains at a standstill. The Company has not received delivery of the contracted carbon credits and, accordingly, the shares issued to Paytech in connection with the transaction have been placed on hold with the transfer agent pending resolution. The Company, with the assistance of Brazilian counsel, is reviewing its contractual rights and potential remedies, including cancellation of the agreement. There can be no assurance as to the timing or outcome of this matter.
CDSA State of Acre Agreement
In June 2025, we terminated the prior carbon credit purchase-for-shares agreement with Companhia de Desenvolvimento de Serviços Ambientais do Acre S/A (“CDSA”) and Von Bohlen & Halbach CIE. FZ LLC (“VBH”). All common shares previously issued to CDSA and VBH were cancelled in July 2025. On June 20 2025, we entered into a new Master Environmental Credit Purchase Agreement to acquire verified carbon credits for cash consideration. Delivery was completed during the third quarter of 2025. Under an October 7 2025 addendum, one-half of the credits were retired on our behalf and the remaining credits were transferred to our registry account on the S&P Global Commodity Insights Registry for potential resale. The new cash-based purchase structure fully replaces the former share-settled arrangement, and there are no remaining equity or contractual obligations under the previous agreement.
Expansion into the International Renewable Energy Certificate (I-REC) Market and Strategic Agreements
As part of our expansion, we have entered into an exclusive agreement with Sogod Energy Inc. (“SEI”), granting the Company the sole right to trade renewable energy attributes, including I-RECs and associated carbon attributes, from the Sogod Renewable Energy Plant in the Philippines. Under this agreement, we will manage the certification and monetization of these attributes while SEI retains up to 60% of the I-REC value as part of its compensation structure.
This agreement aligns with our strategy to secure long-term, high-quality renewable energy credits, providing a scalable pipeline for trading in international markets.
Marmota Joint Venture
In January 2023, we launched Marmota, a joint venture between us and 1824400 Alberta Limited. Brian Storseth, a former member of Canada’s Parliament and owner of iPolitics and Wellington Dupont, a North American public affairs firm with offices in Washington, D.C. and Ottawa, is the controlling shareholder of 18244000 Alberta Limited. We hold a 10% equity stake in the joint venture.
Marmota’s primary focus is the implementation of large-scale, technology-based decarbonization projects that generate revenue directly from carbon markets. Marmota seeks to enable organizations and governments at every level-municipal, provincial, and federal-to meet their sustainability objectives, generate high-value technology-based carbon credits, facilitate their participation in voluntary carbon markets, and help establish or expand their compliance market programs. Marmota has begun discussions with multiple Canadian municipalities for carbon projects to result in the production of carbon credits. Marmota is actively seeking similar engagements across Canada with organizations in both the public and private sector.
Our Competition and Competitive Advantage
We face competition from other organizations, companies, non-profits, governments, asset managers and individuals that are, or may be, in the process of offering similar services. Some of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than us. Given the increasing focus on carbon projects, the industry is highly competitive and rapidly evolving, and we expect the level of competition to continue to increase. See “Risk Factors - Risks Related to Our Business and Industry - The carbon credit market is competitive, and we expect to face increasing competition in many aspects of our business, which could cause operating results to suffer” for more information.
Our current and potential competitors consist primarily of other organizations with a focus on carbon markets and the origination, registration, selling and trading of carbon credits. There is an increasing number of companies and organizations providing financing solutions and development expertise for carbon projects.

Our management believes the following factors and competitive advantages differentiate us from other companies providing similar services:
Focus on Technology-based Solutions to Climate Change
Our key focus is on technology-based solutions to climate change, while the majority of our competitors focus on nature-based solutions. As discussed above, nature-based solutions involve conserving, restoring or better managing natural ecosystems to remove carbon dioxide from the atmosphere, whereas technology-based solutions involve innovations that focus on the development of new technology and the use of such technology to reduce emissions or remove carbon-dioxide from the atmosphere.
A recent study estimates that nature-based solutions could contribute about 20% of mitigation needed between now and 2050 to keep global warning below two degrees Celsius, whereas the remaining 80% would have to come from other solutions including technology-based solutions. Accordingly, we believe that the market opportunities for technology-based solutions is significantly larger than that of nature-based solutions.
By focusing on technology-based projects to generate carbon credits, we are able to offer multiple advantages over nature-based solutions. These advantages include:
•	Quicker implementation compared to nature-based projects;
•	Easier replication or scalability than nature-based projects;
•	Often more financially efficient than nature-based projects due to lower costs;
•	More predictable and consistent results than nature-based projects; and
•	Alignment with many of the United Nations’ SDGs.
Blockchain Technology and Data Management
We continue to evaluate the use of blockchain technology as a potential tool to enhance transparency, data integrity, and traceability within our environmental asset projects. Historically, our platform design contemplated integration with Devvio, Inc.’s proprietary DevvX blockchain; however, we are in the process of terminating our prior agreement with Devvio and transitioning to a non-exclusive strategic framework that allows us to work with Devvio or other providers, or to operate without blockchain functionality if not required.
Under any future implementation, blockchain use would remain limited to recording and storing project-level data to support auditability and measurement, reporting, and verification (MRV) processes. The Company’s use of blockchain does not involve the creation, issuance, or trading of any cryptocurrency or token and does not substitute for traditional carbon-credit registries, which remain the official systems of record. Any future blockchain engagement—whether with Devvio or another provider—will be evaluated for regulatory, cost, and operational alignment before deployment.
Digital Asset Strategy
We recently deployed a forward-looking crypto treasury strategy designed to combine institutional-grade liquidity with exposure to programmable sustainability, with real-world asset tokenization as a core investment thesis. In connection therewith, on July 18, 2025, we entered into a Securities Purchase Agreement, as amended (the “Helena Note Purchase Agreement”), with Helena Global Investment Opportunities 1 Ltd. (“Helena”). Pursuant to the Helena Note Purchase Agreement, subject to certain conditions precedent contained therein, we may sell to Helena up to an aggregate of $300 million in newly issued senior secured convertible notes, including the Initial Convertible Note (the “Helena Convertible Notes”). On July 18, 2025, we consummated the initial closing of $10 million (the “Initial Tranche”) pursuant to a convertible note (the “Initial Convertible Note”) and the Helena Note Purchase Agreement.
The Company has adopted a digital asset treasury strategy designed to position the Company to participate in the growth of tokenized real-world assets (“RWAs”), which the Company views as a significant long-term driver of blockchain adoption. RWAs are traditional assets represented as digital tokens on a blockchain, enabling more efficient trading, settlement, and fractional ownership. The Company intends to fund the Digital Asset Strategy with proceeds received from the Helena Convertible Notes. To assist with the development and implementation of its Digital Asset treasury strategy, the Company engaged FRNT Financial Inc. (FRNT), a specialty digital asset investment bank founded in 2018 with the vision of facilitating institutional participation in crypto and web-based finance that offers a suite of services to companies exploring digital asset treasury strategies.  The Company currently utilizes the following two internal policy frameworks to guide its investment decisions, which it developed with the assistance of FRNT: (i) an Asset & Network Selection Framework, which prioritizes networks based on adoption, technical maturity, liquidity, institutional uptake, and alignment with tokenization; and (ii) a Risk Assessment Framework, which evaluates market conditions such as leverage, liquidity, and retail participation to identify favorable entry points. Together, these frameworks are intended to ensure that the Company’s treasury growth is disciplined, responsive to market conditions, and aligned with networks capable of supporting scalable tokenization infrastructure.
We have agreed, subject to certain exceptions contained in the Helena Note Purchase Agreement, to use 75% of the net proceeds from the sale of Helena Convertible Notes (70% of the Initial Tranche) to purchase Bitcoin, Ethereum, Solana or other utility-based digital assets (collectively, “Digital Assets”). In connection with the transaction, the Company has retained BitGo Trust Company, Inc. (“BitGo”), a South Dakota-chartered trust company and registered money services business, to custody its digital asset holdings.
The Company has currently identified the following three Digital Assets for initial acquisition pursuant to its Digital Asset treasury strategy: Bitcoin (BTC), Solana (SOL), and DevvE (DevvE) (collectively, the “First Tranche Assets”). BTC and SOL were selected due to their maturity, liquidity, institutional adoption, and roles as core blockchain infrastructure. DevvE, issued by The Forevver Association, a Swiss non-profit founded in 2023, represents a smaller, early-stage network focused on ESG-linked tokenization initiatives. The inclusion of DevvE reflects the Company’s forward-looking strategy to position its treasury for long-term opportunities in impact-driven tokenization.
The Company expects to generate value from these holdings through a combination of long-term appreciation and, where available, blockchain-native revenue streams such as staking. In particular, Solana currently supports on-chain staking through the Company’s custodian, BitGo, while Bitcoin and DevvE may provide additional opportunities as their ecosystems mature.
As provided under the terms of the Helena Note Purchase Agreement, at the closing of the Initial Convertible Note the Company allocated the requisite 70% of the proceeds of the Initial Convertible Note for the acquisition of the First Tranche Assets, taking into account an issuance discount of $850,000.00 to cover Helena’s legal, accounting, and due diligence fees, along with any other transactional costs incurred in connection with the issuance of the Initial Convertible Note.  This provided for an initial cash funding transfer on July 18, 2025 of $6,405,000 to the Company’s custodial account with BitGo for ultimate deployment into the First Tranche Assets.  On August 1, 2025, the Company began making systematic dollar cost averaging purchases from the BitGo custodial account, allocating the value of all such purchases equally between BTC and SOL.  As of October 27, 2025, the Company has deployed a total of $5.125 million equally between BTC and SOL using this methodology and currently holds 22.228945 BTC and 12,173.21335671 SOL.  Each of which  represents approximately 40% of the original funding transfer to the BitGo account.   As of the date of this Registration Statement, the Company has not yet made any acquisitions of DevvE.  The Company’s current intention is to begin allocating the approximate 20% remaining from the designated proceeds of the Initial Convertible Note toward the purchases of DevvE shortly following the completion of its BTC and SOL purchases. The Company currently expects that all such purchases will be completed within approximately 60 days of the date of this Registration Statement. At the completion of the full deployment of the proceeds from the Initial Tranche, the Company expects that 80% of such proceeds will be deployed equally into BTC and SOL, with the remaining 20% allocated into DevvE. As of October 27, 2025, the Company has staked 12,172.23341664 SOL.  It is the Company’s intention to stake substantially all SOL held in its BitGo custodial account, which it intends to complete no later than October 31, 2025.
The Company’s digital assets are custodied with BitGo, a South Dakota-chartered trust company and registered money services business. Founded in 2013, BitGo holds over $90 billion in assets for more than 3,900 institutional clients in 100+ countries and is SOC 1 Type 2 and SOC 2 Type 2 certified. BitGo employs segregated wallets, Multi-Signature and Threshold Signature technology, offline key storage, multi-party transaction approvals, and rigorous auditing to mitigate the risk of theft, loss, or misuse. The Company’s holdings are further protected by a $250 million insurance policy covering private key theft, loss, and insider misconduct, underwritten by a syndicate of insurers from Lloyd’s of London and the European Marketplace.

The Company has no specific timeline for the issuance of subsequent tranches of Helena Convertible Notes over the next twelve-month period and has made no determinations to date regarding which Digital Assets, if any, will be acquired with any such subsequent tranche.  However, the Company believes that closing a second tranche within six months from the date of this Registration Statement is certainly possible, assuming that all stipulations for doing so have been satisfied at that point in time. Closings of subsequent tranches may occur under the Helena Note Purchase Agreement in increments of $5 million, provided that the outstanding aggregate principal amount of all Helena Convertible Notes issued under prior tranches is below $2 million and certain other conditions stipulated by the Helena Note Purchase Agreement are satisfied.  The maturity date of the Initial Convertible Note is January 17, 2027, at which point all remaining principal and unpaid interest thereon is due and payable.  As more thoroughly discussed elsewhere herein, the Initial Convertible Note, as with all Helena Convertible Notes, may be converted prior to maturity into shares of the Company’s Common Stock.  Any such conversion of the Initial Convertible Note would have the concomitant effect of reducing the principal balance thereof, thereby permitting the potential issuance of another tranche of Helena Convertible Notes.  The Company has no means of predicting when any such conversion rights will be exercised.
Government Regulation
We operate in an industry that is subject to many established environmental regulations. Greenhouse gas emissions are subject to environmental laws and regulations in the various jurisdictions in which our partners and customers have operations. In the normal course of business, our customers and partners may be involved in legal proceedings under various environmental laws across the globe relating to greenhouse gas emissions or remediation with respect to various environmental risks.
Our current and potential partners’ operations are within jurisdictions that have, or are developing, regulatory regimes governing emissions of greenhouse gasses, including carbon dioxide. These include existing coverage under the European Union Emission Trading System, the California cap-and-trade scheme, India’s Performance, Achieve and Trade scheme, South Africa’s Trade Exposure and Greenhouse Gas Benchmark Regulations, the Tokyo Cap-and-Trade Program, China’s Emission Trading Scheme and any potential expansions of these policies or related policies. In addition, the U.S. Environmental Protection Agency requires mandatory reporting of greenhouse gas emissions and is regulating greenhouse gas emissions for new constructions and major modifications to existing facilities.
Growing public concern regarding greenhouse gas emissions may result in more international, national or regional requirements to reduce or mitigate the effects of such greenhouse gas emissions. We cannot predict how, or the extent to which, such regulation may affect our customers and partners, and ultimately help or harm our business. Such changes may include regulation regarding the pricing of greenhouse gas emissions or other climate change regulations. It is difficult to estimate the likelihood of such regulations coming into effect, or predict the potential impact they may have on our customers. Potential consequences of new obligations could include increased technology, transportation, material and administrative costs, and may require us to make additional investments to our customers and their operations. We cannot determine at this time if the costs of compliance with these regulations will be material to our business or operations. Any failure by us to comply with any requirements of such regulations could subject us to potentially significant liabilities, monetary damages and fines or suspensions. Although we have not incurred, and do not currently anticipate, any material liabilities in connection with such regulations, we may be required to make expenditures related to such regulation in the future.
Intellectual Property
We have a variety of intangible assets as is typical for businesses such as ours. The DevvStream brand has been applied for as a registered trademark in the United States and other countries.
Historically, we held a non-exclusive license to use Devvio, Inc.’s proprietary blockchain platform (“DevvX”) in connection with environmental asset projects. During 2025, we began the process of terminating this license agreement as part of a transition to a non-exclusive strategic framework that allows DevvStream to engage Devvio or other technology providers, or to operate without blockchain integration as needed.
Any future use of blockchain technology by DevvStream—whether through Devvio or another provider—will be limited to the recording and storage of project-level data to enhance transparency and data integrity. The Company does not own, issue, or transact in any cryptocurrency or token as part of its operational activities, and blockchain use does not substitute for traditional carbon-credit registries, which remain the official systems of record. We have trademark rights in our logo and other identifiers of our services and products. Further, we hold copyrights on our website and will register copyrights when we believe that the benefits to our business are justified.
Our management consistently evaluates the importance of obtaining intellectual property protection for our brands, applications and protocols and maintaining trade secrets. When applicable to and merited by our business, we will seek to obtain, license and enforce patents, protect our proprietary information and maintain trade secret protection without infringing the proprietary rights of third parties. We will also make use of trade secrets, proprietary unpatented information and trademarks to protect our technology and enhance our competitive position.
We cannot assure you that any patent which we may be issued in the future will protect our intellectual property rights or provide us with any competitive advantage. While there is no active litigation involving any of our intellectual property rights and we have not received any notices of patent infringement, we may be required to enforce or defend our intellectual property rights against third parties in the future. See “Risk Factors-Risks Related to our Information Technology and Intellectual Property” for additional information regarding these and other risks related to our intellectual property portfolio and their potential effect on us.
Specialized Skills and Knowledge
A number of aspects of our business require specialized skills and knowledge. Our management has specialized skills and knowledge in the areas of carbon markets and the origination, registration, selling and trading of carbon credits. The number of persons experienced in carbon markets and the origination, registration, selling and trading of carbon credits is limited, and competition for such persons can be intense. In addition, the number of persons skilled in structuring streams is limited. Recruiting and retaining qualified personnel is critical to our success and there can be no assurance of such success.
A majority of carbon credit developers focus almost entirely on nature-based projects. As a result, their expertise are mostly in areas of botany, forestry and biology.
Our management team has acquired specialized skills and knowledge in the areas of carbon markets and the origination, registration, selling and trading of carbon credits through years of experience. Our CEO, Sunny Trinh, has over 25 years of experience working in technology, corporate social responsibility, sustainability and carbon markets.
Employees
As of the date of this Registration Statement, we have a total of three full-time employees and seven independent contractors.
Legal Proceedings
We have not been, are not currently a party to, nor are we aware of, any legal proceeding or claim which, in the opinion of management, is likely to materially adversely affect our business or financial results or condition. From time to time, we may be subject to various claims, lawsuits and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions or relief.
Recent Developments
During and subsequent to the fiscal year, we advanced several initiatives affecting our operating focus and future revenue mix, including (i) expansion of our technology-based project portfolio through an equity interest in Monroe Sequestration Partners LLC, (ii) continued development of our North American EV-charging program and progression of related environmental asset sourcing arrangements, (iii) expansion into the I-REC market via an exclusive agreement with Sogod Energy Inc., and (iv) execution of additional environmental asset purchase and trading arrangements with selected counterparties. We also implemented a digital-asset treasury strategy, including a secured convertible notes financing and the onboarding of a third-party qualified custodian, to support long-term capital management. For a discussion of the anticipated operational and financial impacts of these developments, including timing of monetization, liquidity considerations, and related risks, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. For agreements entered into after the fiscal year-end and other subsequent events, see Item 9B. Other Information.
Available Information
Our website is https://www.devvstream.com. On our website we make available at no cost our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished as soon as reasonably practicable after we electronically file such material with, or furnish them to, the SEC. The information contained on our website is not a part of this Registration Statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Company Overview
DevvStream is a technology-based sustainability company that advances the development and monetization of environmental assets, with an initial focus on carbon markets.  The Company’s mission is to create alignment between sustainability and profitability, helping organizations achieve their climate initiatives while directly improving their financial health.
With a diverse approach to the International Renewable Energy Certificate (“I-REC”) and carbon market, DevvStream operates across three strategic domains: (1) an offset portfolio consisting of I-REC’s, nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the Company’s reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the Company serves as project manager for eligible activities such as EV charging in exchange for a percentage of generated credits.
Company Formation and Reverse Takeover Transaction
We are a company existing under the Business Corporations Act of Alberta, Canada. We were a special purpose acquisition corporation (“SPAC”) incorporated in Delaware, the United States on February 23, 2021.
On September 12, 2023 (and as amended May 1, 2024, August 10, 2024, and October 29, 2024, the “Business Combination Agreement”, or “BCA”), we entered into a Business Combination Agreement with DevvStream Holdings Inc. (the “Business Combination” or the “De-SPAC Transaction”). The Business Combination was structured as an amalgamation of DevvStream Holdings Inc. (“DevvStream Holdings”) into a wholly owned subsidiary of the Company, following our redomiciling as an Alberta company. We were then renamed from Focus Impact Acquisition Corp. to DevvStream Corp. and continue the business of DevvStream Holdings following the amalgamation. It was a condition of the transaction that the securities of the Combined Company will be listed on NASDAQ.
On November 6, 2024, we completed the business combination with DevvStream Holdings, pursuant to the BCA. In connection with the completion of the business combination, we consolidated all of our issued and outstanding common stock on a 1:0.9692 basis. All the outstanding DevvStream Holdings subordinate voting shares (“SVS”) were exchanged for common stock of the Company on a common conversion ratio of 0.152934 (the “Common Conversion Ratio”). All the outstanding DevvStream Holdings multiple voting shares (“MVS”), being the equivalent of 10 SVS, were exchanged for common stock of the Company on the basis of the Common Conversion Ratio. In addition, all of the outstanding convertible securities of DevvStream Holdings were exchanged for securities of the Company on the basis of the Common Conversion Ratio, with corresponding adjustments to exercise prices, and otherwise on substantially the same economic terms and conditions. Our common shares commenced trading on the NASDAQ under the new ticker symbol “DEVS” on November 7, 2024.
DevvStream Holdings is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying value. Our operations are considered to be a continuance of the business and operations of DevvStream Holdings. Our results of operations are those of DevvStream Holdings, with our operations being included from November 6, 2024, the closing date of the De-SPAC Transaction, onwards.
Recent Developments
Change in Functional Currency
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and its subsidiary, Devvstream Inc. (“DESG”). The functional currency for DevvESG Streaming Finco Ltd. (“Finco”), another subsidiary of ours, remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition

Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing.  The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency on August 1, 2024, 121,995 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities. Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows. Upon the completion of the De-SPAC Transaction on November 6, 2024, 62,772 of the Company’s stock options which had strike prices denominated in CAD$ were reclassified as stock option liabilities, as exemptions from classification from derivative liability classification under ASC 718-10-25-14 that were previously applicable upon change in functional currency no longer apply upon the commencement of trading of the Company’s common shares on the NASDAQ.
Cryptocurrency Treasury Strategy
On July 17, 2025, the Company entered into a securities purchase agreement with Helena for the issuance of up to fifty-nine tranches of convertible notes (“Crypto Strategy Convertible Debt”) for a total principal amount of $300,000,000, with closings of each tranche subject to fulfillment of conditions. Each tranche will have an issuance discount of 8%, and bear interest at a rate of 8% per annum, with a maturity date of 18 months from the date of funding. Interest shall be payable by the Company on the first day of each month. The securities purchase agreement will terminate automatically on July 17, 2027.
The principal loan amount and any accrued interest under the Crypto Strategy Convertible Debt in issuance are convertible into common stock of the Company at the option of the holder at 95% of the lowest daily volume weighted average price of the Company’s shares during the 5 preceding trading days, subject to a floor price of $0.7722, and a cap price of $7.722. If the Company issues any debt or equity, the lenders have the option to cause the Company to direct 25% of aggregate proceeds of such issuances to repay the Crypto Strategy Convertible Debt. The Company has a right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
During the period ending on the later of (i) 12 months after the closing date of the initial tranche of the Crypto Strategy Convertible Debt, and (ii) the termination of the securities purchase agreement for the Crypto Strategy Convertible Debt, if the Company offers new securities for sale, the lenders have first refusal to up to 25% of the new securities being offered.
The proceeds of the Crypto Strategy Convertible Debt are subject to restrictions of use, with 70% of the net proceeds of the initial tranche, and 75% of the net proceeds of the subsequent tranches are required to be used to purchase cryptocurrencies. The Crypto Strategy Convertible Debt is secured by up to $20,000,000 of proceeds from the Crypto Strategy Convertible Debt, held in a segregated account for trading in cryptocurrencies. The segregated account is subject to a crypto control account agreement, which requires lenders’ approval for actions taken in the segregated account.
On July 17, 2025, the Company closed the initial tranche of the Crypto Strategy Convertible Debt in the principal amount of $10,000,000, for gross proceeds of $9,200,000, with a maturity date of January 17, 2027. The Company also incurred $85,000 in transaction costs in connection with the issuance. $6,405,000 of net proceeds are intended for the purchase of cryptocurrencies. As of July 31, 2025, $6,405,000 are held as cash in a segregated account, and are thus presented as restricted cash in the consolidated balance sheet.
On August 1, 2025, the Company started deploying funds raised from its senior secured convertible notes facility with Helena Global Investment Opportunities I Ltd. (“Helena”) for purchases of Bitcoin and Solana, as part of the operational launch of the Company’s digital treasury strategy, supporting the Company’s long-term objectives in and the industry’s move towards sustainability-linked tokenization.

Results of Operations — Three Months Ended July 31, 2025 Comparison Against the Three Months Ended July 31, 2024

	For the Three Months Ended July 31, 2025 $	For the Three Months Ended July 31, 2024 $
Revenue	15,630	—
Cost of sales	(7,499)	—
Gross profit	8,131	—
Sales and marketing	167,885	115,698
Depreciation	—	397
General and administrative	337,096	67,936
Professional fees	1,600,346	1,392,452
Salaries and wages	384,437	228,397
Share-based compensation	196,205	241,577
Total operating expenses	(2,685,969)	(2,046,457)
Accretion and interest expense	(281,484)	(46,174)
Loss on investment in associate	(106,357)	—
Change in fair value of derivative liabilities	—	(795,000)
Change in fair value of mandatory convertible debentures	—	(27,500)
Change in the fair value of warrant liabilities	(3,922,616)	—
Foreign exchange loss	(7,236)	(55,878)
Impairment of carbon credits	(16,278)	—
Stop-loss provision	36,013	—
Net loss before income tax	(6,975,796)	(2,971,009)
Current income tax expense	—	(72,546)
Net loss	(6,975,796)	(3,043,555)

During the three months ended July 31, 2025, we incurred a net loss of $6,975,796 compared to net loss of $3,043,555 for the three months ended July 31, 2024. An analysis of the increase in net loss of $3,932,241, including the major components thereof, is set forth below.
Share-based compensation
During the three months ended July 31, 2025, we incurred share-based compensation of $196,205 compared to share-based compensation of $241,577 for the three months ended July 31, 2024. Share-based payments relating to the vesting of RSUs decreased by $42,275. Share-based payments relating to the vesting of Options decreased by $3,097.
Due to the listing of the Company on the NASDAQ on November 7, 2024 and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 was $330,090. Changes in fair value due to period end fair value remeasurements are reflected in compensation expense. Please refer to Note 12 of the financial statements.
Professional fees
During the three months ended July 31, 2025, we incurred $1,600,346 in professional fees, as compared to $1,392,452 during the three months ended July 31, 2024. The legal fees for the current period relates to various financings undertaken, and ongoing costs as an SEC-reporting public company, whereas the previous period mainly related to the Business Combination.
Salaries and wages
During the three months ended July 31, 2025 and 2024, we incurred salaries and wages of $384,437 and $228,397, respectively, the majority of which were to officers of the Company.

Sales and marketing
Sales and marketing expenses for the three months ended July 31, 2025 and 2024 amounted to $167,885 and   $115,698, respectively. These costs primarily related to publications, industry events and investor relations subsequent to our successful closing of the Business Combination.
General and administrative
General and administrative expenses for the three months ended July 31, 2025 and 2024 amounted to $337,096 and $67,936, respectively, and primarily comprised of insurance costs, filing fees and rent. The increase is primarily due to an increase in filing fees as a result of listing on the NASDAQ.
Loss on investment in associate
On November 6, 2024, the Company received 2,000,000 shares in Freedom Carbon Solutions LLC (formerly Monroe Sequestration Partners, LLC) (“FCS”), in connection with an agreement to acquire a stake in FCS in exchange for 200,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of FCS received by the Company represented 50% of FCS’s shares outstanding. During the 3 months ended July 31, 2025, the Company’s share of FCS’s loss was $106,357.
Change in fair value of warrant liabilities
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing.  The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. The Company’s presentation currency is and continues to be the United States dollar.
Upon the change in functional currency on August 1, 2024, 121,995 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities with an initial value of $454,571.
On November 6, 2024, 22,699,987 warrants were issued by the Company in connection with the De-SPAC transaction. The warrants were assessed to be derivative liabilities of the Company due to certain settlement provisions of the warrants that do not meet the criteria for equity classification under Topic 815. The warrants are each exercisable at $1.52 for 0.09692 common stock, expiring on November 6, 2029. The fair value of the warrants was $7,196,286 upon issuance.
During the three months ended July 31, 2025, we recognized a loss of $3,922,616 due to period end fair value remeasurement. Please refer to Note 11 of the financial statements.
Foreign exchange loss
During the three months ended July 31, 2025, we recognized a foreign exchange loss of $7,236.  During the three months ended July 31, 2024, we recognized a foreign exchange loss of $55,878. The foreign exchange loss result from fluctuations in the Canadian dollar against the US dollar, as we hold cash balances and have accounts payable denominated in both Canadian and US dollars.
Stop-loss provision
On November 6, 2024, concurrent with the completion of the business combination, the Company issued 324,987 common shares in consideration for carbon credit purchase agreements.
All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the 12 to 18 months following November 6, 2024, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of July 31, 2025 is $1,065,235.

Results of Operations — Year Ended July 31, 2025 Comparison Against the Year Ended July 31, 2024

	For the Year Ended July 31, 2025 $	For the Year Ended July 31, 2024 $
Revenue	25,794	—
Cost of sales	(10,187)	—
Gross profit	15,607	—
Sales and marketing	1,000,073	481,104
Depreciation	953	1,771
General and administrative	964,473	461,167
Professional fees	8,447,280	5,656,352
Salaries and wages	1,207,453	845,797
Share-based compensation	386,341	1,290,327
Total operating expenses	(12,006,573)	(8,736,518)
Accretion and interest expense	(660,202)	(81,850)
Loss on investment in associate	(512,011)	—
Change in fair value of derivative liabilities	719,000	(845,700)
Change in fair value of mandatory convertible debentures	70,500	(27,500)
Change in the fair value of warrant liabilities	1,728,392	—
Foreign exchange loss	(31,664)	(107,634)
Gain on settlement of debt	899,015	—
Impairment of carbon credits	(1,224,060)	—
Stop-loss provision	(1,065,235)	—
Net loss before income taxes	(12,067,231)	(9,799,202)
Current income tax expense	—	(72,546)
Net loss	(12,067,231)	(9,871,748)

During the year ended July 31, 2025, we incurred a net loss of $12,067,231 compared to net loss of $9,871,748 for the year ended July 31, 2024. An analysis of the increase in net loss of $2,195,483, including the major components thereof, is set forth below.
Loss on investment in associate
On November 6, 2024, the Company received 2,000,000 shares in FCS, in connection with an agreement to acquire a stake in FCS in exchange for 200,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of FCS received by the Company represented 50% of FCS’s shares outstanding. During the year ended July 31, 2025, the Company’s share of FCS’s loss was $512,011.
Share-based compensation
During the year ended July 31, 2025, we incurred share-based compensation of $386,341 compared to share-based compensation of $1,290,327 for the year  ended July 31, 2024. Share-based payments relating to the vesting of options decreased by $816,724 during the year ended July 31, 2025 compared to the year ended July 31, 2024. Share-based payments relating to the vesting of RSU’s decreased by $87,262.
Due to the listing of the Company on the NASDAQ on November 7, 2024 and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 was $330,090. Changes in fair value due to period end fair value remeasurements are reflected in compensation expense. Please refer to Note 12 of the financial statements.

Professional fees
During the year ended July 31, 2025, we incurred $8,447,280 in professional fees, the majority of which relate to legal, audit and accounting fees and public company costs. During the year ended July 31, 2024, we incurred $5,656,352 in professional fees, the majority of which relate to legal fees incurred relating to the Business Combination.
Salaries and wages
During the year ended July 31, 2025 and 2024, we incurred salaries and wages of $1,207,453 and $845,797 respectively, the majority of which were to officers of the Company.
Sales and marketing
Sales and marketing expenses for the year ended July 31, 2025 and 2024 amounted to $1,000,073 and $481,104, respectively. These costs primarily related to publications and industry events and investor relations subsequent to our successful closing of the Business Combination.
General and administrative
General and administrative expenses for the year ended July 31, 2025 and 2024 amounted to $964,473 and $461,167, respectively, and primarily comprised of insurance costs, filing fees. The increase is a result of increased filing fees relating to the Business Combination, offset by a decrease in rent costs as the Company no longer leases office space in FY 2025.
Foreign exchange gain(loss)
During the year ended July 31, 2025 and 2024, we recognized a foreign exchange loss of $31,664 and a loss of $107,634, respectively. The foreign exchange loss is the result of fluctuations in the Canadian dollar against the US dollar, as we hold cash balances and have accounts payable denominated in both Canadian and US dollars.
Change in fair value of derivative liabilities and mandatory convertible debenture
During the year ended July 31, 2025, we recognized a gain on derivative liabilities of $719,000 and a gain on mandatory convertible debentures of $70,500, respectively, related to the convertible debt financings completed in January 2024 and April 2024. During the year ended July 31, 2024, we recognized a loss on derivative liabilities of $845,700 and a loss on mandatory convertible debentures measured at fair value through profit and loss of $27,500 related to the convertible debt financings completed during fiscal 2024.  Please refer to Note 9 of the financial statements.
Loss on settlement of debt
On September 5, 2024, the Company issued 1,596 shares with a fair value of $47,904 in settlement of accounts payable in the amount of $39,527 and recognized a loss on the settlement of $8,377.
In December 2024, the Company issued 41,247 shares with a fair value of $317,608 for the settlement of accounts payable in the amount of $1,225,000 and recognized a gain on the settlement of $907,392.
Change in fair value of warrant liabilities
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing.  The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. The Company’s presentation currency is and continues to be the United States dollar.

Upon the change in functional currency on August 1, 2024, 121,995 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities with an initial value of $454,571.
On November 6, 2024, 22,699,987 warrants were issued by the Company in connection with the De-SPAC transaction. The warrants were assessed to be derivative liabilities of the Company due to certain settlement provisions of the warrants do not meet the criteria for equity classification under Topic 815. The warrants are each exercisable at $1.52 for 0.09692 common stock, expiring on November 6, 2029. The fair value of the warrants was $7,196,286 upon issuance.
As a result of above, during the year ended July 31, 2025, we recognized a gain of $1,728,392 due to period end fair value remeasurement. Please refer to Note 11 of the financial statements.
Impairment of carbon credits and stop-loss provision
On November 6, 2024, concurrent with the completion of the business combination, the Company issued 324,987 common shares in consideration for carbon credit purchase agreements.
All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the 12 to 18 months following November 6, 2024, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of July 31, 2025 is $1,065,235.
The Company is currently in dispute with one of the vendors for which 108,000 shares with a fair value of $658,800 was issued. At the date of these financial statements, the vendor has not delivered the carbon credits which are due under the contract and the Company has issued a demand letter to the vendor. Management has assessed that it is improbable that these carbon credits will be received and has recorded an impairment charge of $658,800 during the year ended July 31, 2025.
One of the carbon credit purchase agreements provides for the vendor to return the consideration shares received for cancellation in return for the carbon credits if a registration statement does not become effective within 45 days of the closing of the purchase agreement. As this deadline was not met, the vendor has triggered this clause under the agreement and returned 90,000 shares with a fair value of $549,000 issued under the contract in exchange for the carbon credits that were transferred to the Company.  During the year ended July 31, 2025, as a result of the probability of the carbon credits being returned to the vendor, the Company recorded an impairment charge of $548,982.
As of July 31, 2025, the Company assessed its carbon credits on hand and determined that certain carbon credits have a lower net realizable value than cost, and accordingly recognized $16,278 in impairment.
Liquidity and Capital Resources
We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to take into account changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing or manage the timing of our capital expenditures. As of July 31, 2025, we had a working capital deficit of $14,412,728 (current assets of $4,337,627, less current liabilities of $18,750,355) and as of July 31, 2024, we had a working capital deficit of $8,362,363 (current assets of $141,905, less current liabilities of $8,504,268).
Our continuing operations are dependent upon our ability to obtain debt or equity financing, of which there are no assurances, until such time that we achieve profitable operations. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient gross margins to reach profitability.
On October 29, 2024, we entered into an equity line of credit purchase agreement (the “ELOC Agreement”) with Helena. Pursuant to the ELOC Agreement, the Company has the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $40,000,000 of Company’s Common Shares, subject to the conditions set forth therein. Specifically, pursuant to the ELOC Agreement, the Company may require that Helena purchase Common Shares from the Company by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of the advance it is requesting, which amount may not exceed an amount equal to lesser of (i) one hundred percent (100%) of the average of the daily value traded of the Common Shares over the ten (10) trading days immediately preceding such advance notice, and (ii) eight million United States Dollars ($8,000,000). On March 18, 2025, the Company and Helena entered into a first amendment to ELOC Agreement, which provides the Company with greater flexibility by allowing Helena to permit Secondary Advances, as defined in the amendment, as well as to update references to “Common Stock” in the ELOC Agreement to “Common Shares”. However, in no event may the number of Common Shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of Common Shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding Common Shares. Additionally, the Company may not affect any sales under the ELOC Agreement and Helena will have no obligation to purchase Common Shares under the ELOC Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under the ELOC Agreement would exceed 19.99% of the outstanding shares of Common Shares following the closing of the Business Combination Agreement (the “Exchange Cap”), provided that, the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Nasdaq. The purchase price for the Common Shares so purchased by Helena pursuant to an advance notice is the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance. Because the per share purchase price that Helena will pay for Common Shares in connection with any advance notice we have elected to deliver to Helena pursuant to the ELOC Agreement will be determined by reference to the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance, we cannot determine the actual purchase price per share that Helena will be required to pay for any Common Shares that we may elect to sell to Helena under the ELOC Agreement until after we deliver an advance notice and, therefore, we cannot be certain how many Common Shares, in the aggregate, we may issue and sell to Helena under the ELOC Agreement. Sales of Common Shares to Helena under the ELOC Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Share and determinations by us as to the appropriate sources of funding for our business and operations. We may not be able to raise sufficient funds under the ELOC Agreement to satisfy our obligations.
On August 4, 2025, the Company and Helena entered into a second amendment to ELOC Agreement, which increased the commitment amount from $40,000,000 to $300,000,000.
Since our inception, we have incurred operating losses and have experienced negative cash flows from operations. We do not anticipate that cash on hand will be adequate to satisfy our obligations in the ordinary course of business over the next 12 months. Based on this assessment, we have material uncertainties about our business that cast substantial doubt about our ability to continue as a going concern. Accordingly, our ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations. See further discussion related to our ability to continue as a going concern within “— Critical Accounting Policies and Estimates.”
As of July 31, 2025 and July 31, 2024, we had $3,446,111 and $21,106 in cash, respectively. We are actively managing current cash flows until such time that we are profitable.
The chart below highlights our cash flows for the periods indicated:

	For the Year Ended July 31, 2025 $	For the Year Ended July 31, 2024 $
Net cash provided by (used in):
Operating activities	(6,429,905)	(1,548,947)
Investing activities	1,661,645	—
Financing activities	14,596,817	1,109,629
Effect of exchange rate changes on cash	1,448	(29,547)
(Decrease)/Increase in cash	9,830,005	(468,865)

Cash Used in Operating Activities
Our net cash used in operating activities is primarily due to cash payments for operating expenses that we incur in the day-to-day operations of the business. Net cash used in operating activities for the year ended July 31, 2025 was $6,429,905 compared to $1,548,947 for the year ended July 31, 2024. The loss for the year ended July 31, 2025 of $12,067,231 was offset by $5,213,617 in changes in non-cash working capital items and $423,709 in non-cash items consisting mainly of the impairment loss and stop-loss provision on carbon credits, and offset by the gain on warrant liability and gain on derivative liability. This compares to a loss of $9,871,748 for the prior year, that was offset by $6,035,925 in changes in non-cash working capital items and $2,286,876 in non-cash items consisting mainly of share-based compensation.
Cash Provided by Investing Activities
Net cash provided by investing activities for the year ended July 31, 2025 was $1,661,645, consisting of the cash assumed upon the completion of the Business Combination. Net cash provided by investing activities for the year ended July 31, 2024 was $nil.
Cash Provided by Financing Activities
We have funded our business to date from the issuance of our common stock and convertible debentures through private placements, from proceeds from the exercises of warrants, and from loans from related parties.
Net cash provided by financing activities for the year ended July 31, 2025 was $14,596,817 compared to $1,109,629 for the year ended July 31, 2024. The following financing activities occurred during the year ended July 31, 2025:
(1)	Exercise of share purchase warrants:
On October 29, 2024, the Company issued 9,176 shares for the exercise of 9,176 share purchase warrants, at an exercise price of CAD$13.10 per share for gross proceeds of $86,237.
(2)	Non-brokered private placement of unsecured convertible notes:
On August 19, 2024, October 18, 2024, October 28, 2024, and November 1, 2024 the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000 under the amended terms of the Focus Impact Partners convertible debenture.  On March 19, 2025, the Company received proceeds of $218,000 under a new convertible debenture issued to Focus Impact Partners. Refer to Note 9 of our financial statements.
On July 17, 2025, the Company received net proceeds of $9,115,000 under the Crypto Strategy Convertible Debt issued to Helena.
In October 2024, the mandatory convertible debentures were converted to 2,244 shares of the Company. Refer to Note 10 of the financial statements.
(3)	PIPE financing:
On November 6, 2024, the Company issued 169,480 shares to various investors for gross proceeds of $2,250,000, of which $20,000 remain receivable as of July 31, 2025.
(4)	ELOC drawdown:
In March 2025, the Company issued 160,600 shares in accordance with the ELOC Agreement with Helena for gross proceeds of $481,530.
In May 2025, the Company issued 334,600 shares in accordance with the ELOC Agreement with Helena for gross proceeds of $1,051,857.
In July 2025, the Company issued 350,500 shares in accordance with the ELOC Agreement with Helena for gross proceeds of $1,794,694. Of the gross proceeds, $448,151 were retained by Helena for the repayment of the initial tranche of the Crypto Strategy Convertible Debt.
Related party transactions and balances
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.
At July 31, 2025, the Company had amounts owing and accrued liabilities of $794,990 (July 31, 2024 - $478,072) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.
During the year ended July 31, 2025, the Company incurred wages and management fees of $698,890 and $279,000, respectively, to officers of the Company. Share based compensation incurred to officers and directors of the Company amounted to $488,569.
During the year ended July 31, 2025, the Company accrued interest of $228,518 on convertible debentures payable to related parties. Refer to Note 9 of our financial statements.
During the year ended July 31, 2025, the Company amended the terms of convertible debentures payable to Focus Impact Partners and Focus Impact Sponsor, LLC, with face values of $637,150 and $3,345,000, respectively. The convertible debentures have an amended maturity date of November 13, 2026, and the principal and interest are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $8.67 per share. Focus Impact Partners is owned by two of the Company’s directors: Carl Stanton and Wray Thorn.
During the year ended July 31, 2025, the Company issued a new convertible debenture payable to Focus Impact Partners with face value of $218,000. The convertible debenture has a maturity date of March 19, 2027, and the principal and interest are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares.
During the year ended July 31, 2025, the Company issued 55,729 common shares to Focus Impact Partners in consideration for services provided to the Company pursuant to the strategic consulting agreement between the Company and Focus Impact Partners dated November 13, 2024. See, Contractual Obligations below.
During the year ended July 31, 2024, the Company issued convertible debentures to Devvio Inc. (‘‘Devvio”) and Envviron SAS (“Envviron”),who are related parties to the Company. The Devvio convertible debt had a principal amount of $100,000, while the Envviron convertible debt had a principal amount of $250,000.  Devvio owns in excess of 10% of the outstanding shares of the Company. Envviron is controlled by Ray Quintana, a former director of the Company who stepped down on November 7, 2024 upon completion of the Business Combination. On November 12, 2024, the maturity for the convertible debentures issued to Devvio and Envviron were extended to May 30, 2025. As of July 31, 2025, the Company is in the process of negotiating a further extension of the convertible debentures issued to Devvio and Envviron.
During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio dated November 28, 2021.
Contractual Obligations
Prepaid Royalties Agreement with Devvio
In September 2023, we agreed to pay prepaid royalty payments to Devvio, a related party, equal to a minimum of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. On July 8, 2024, we further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. The agreement is subsequently amended on October 28, 2025 to eliminate the aforementioned payment obligations.
Licensing agreement with Greenlines Technology Inc.
On February 16, 2024, we entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. We agreed to pay $42,000 within 15 days of the closing of the BCA. Such amount was paid on November 26, 2024. Commencing January 1, 2025, we must pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology. The amounts due on January 1, 2025 are yet to be paid as of July 31, 2025. The Company has accrued $7,000 in connection with the annual fee payable as of July 31, 2025.

Equity line of credit (“ELOC”) fee commitment with Helena Global Investment Opportunities I Ltd (“Helena I”)
On October 29, 2024, we entered into the ELOC Agreement with Helena I. Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, we are to issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $7.50. The Company issued 16,666 shares in satisfaction of this commitment on March 17, 2025.
Strategic Consulting Agreement with Focus Impact Partners, LLC (“Focus Impact Partners”)
On November 13, 2024, we entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide us with certain consulting services (“Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) we have successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) we have 2 or more consecutive quarters of positive cash flow from operations. As of July 31, 2025, neither condition has been met. We will pay Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one-year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement. Focus Impact Partners is owned by two of the Company’s directors: Carl Stanton and Wray Thorn.
Quantitative and Qualitative Disclosures about Market Risk
Our board of directors have overall responsibility for the establishment and oversight of our risk management policies on an annual basis. Management identifies and evaluates our financial risks and is charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.
Our financial instruments consist of cash, restricted cash, trade receivable, GST receivable, accounts payable and accrued liabilities,  convertible debt, mandatory convertible debentures, warrant liabilities and derivative liabilities. The carrying value of the Company’s cash, restricted cash, GST receivable and accounts payable and accrued liabilities approximate their fair value due to their short terms to maturity.
Our risk exposures and the impact on our financial instruments are summarized below:
Credit Risk
Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets including cash. Our financial assets are cash, restricted cash, trade receivable, GST receivable, corporate taxes receivable, subscription receivable, and deposit on carbon credits purchase. Our maximum exposure to credit risk, as at period end, is the carrying value of our financial assets, being $10,592,093 and $106,764 as of July 31, 2025 and July 31, 2024, respectively. We hold cash with major financial institutions and with a publicly traded payment processing company therefore minimizing our credit risk.
Liquidity Risk
Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity and debt financings. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.
As of July 31, 2025, we had cash of $3,446,111 to settle current liabilities of $11,847,575 which fall due for payment within twelve months of the statement of financial position. As of July 31, 2024, we had cash of $21,106 to settle current liabilities of $7,595,974 which fall due for payment within twelve months of the statement of financial position. All of our contractual obligations are current and due within one year.

Market Risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments.  At July 31, 2025, the Company has minimal exposure to these risks.
Inflation Risk
We do not believe that inflation had a significant impact on our results of operations for any periods presented in our financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.
Capital Management
Capital is comprised of our shareholders’ deficiency and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness and to maximize returns for our shareholders over the long term, of which there can be no assurances. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements and internally determined capital guidelines and calculated risk management levels. We manage capital structure to maximize financial flexibility by making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We do not presently utilize any quantitative measures to monitor our capital, but rather we rely on our management’s expertise to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given our size, is reasonable.
There were no changes to our approach to capital management during the period. We are not subject to externally imposed capital requirements.
Inflation Reduction Act of 2022 (the “IR Act”)
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other measures, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations. The excise tax is imposed on the repurchasing corporation and the amount of the excise tax is generally 1% of the fair market value of the stock repurchased. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.
During the second quarter of 2024, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. For certain taxpayers affected by Hurricane Beryl, the deadline to file such returns and remit such payment has been extended to February 2025.
The Company is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Smaller Reporting Company
Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.
Evaluation of Disclosure of Controls and Procedures
Based on an evaluation as of July 31, 2025, our management, including the Chief Executive Officer and Chief Financial Officer, has concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were not effective to provide reasonable assurance because of a material weakness in our internal control over financial reporting as described below. There have been no changes during the year ended July 31, 2025.
Material Weakness
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected in a timely manner.
We did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, we did not consistently have documented evidence of review procedures and, due to resource limitations, did not always maintain segregation of duties between preparing and reviewing analyses, and reconciliations.
The above material weakness did not result in a material misstatement of our consolidated financial statements, however, it could result in a misstatement of our account balances or disclosures that would result in a material misstatement that would not be prevented or detected.
Remediation Activities
We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the continued hiring of additional appropriately skilled finance and accounting personnel with the requisite technical knowledge and skills. With the additional skilled personnel, we are taking appropriate and reasonable steps to remediate this material weakness through the implementation of appropriate segregation of duties, formalization of accounting policies and controls and retention of appropriate expertise for complex accounting transactions. We will not be able to fully remediate these control deficiencies until these steps have been completed and have been operating effectively for a sufficient period of time. Management will continue to review and make necessary changes to the overall design of our internal control environment, as well as policies and procedures to improve the overall effectiveness of internal control over financial reporting. The material weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and management has concluded that these controls are operating effectively.
Subsequent Events
Issuance of shares
In August 2025, the Company issued 300,000 shares in accordance with the ELOC Agreement with Helena for gross proceeds of $756,607. $189,152 of the gross proceeds are used to repay the Crypto Strategy Convertible Debt.
Reverse stock split
On August 8, 2025, the Company completed a reverse stock split of the Company’s common stock at a ratio of one-for-ten basis. All current and comparative references to the number of common stock, warrants, options, RSUs, weighted average number of common stock, and loss per share have been retrospectively adjusted to give effect to this reverse stock split.
Amendment to strategic partnership agreement with Devvio
On October 28, 2025, the Company further amended the strategic partnership agreement with Devvio (Note 18) such that the rights and obligations under the existing strategic partnership agreement relating to royalty payments, with the exception of confidentiality obligations in the amendment, are fully settled, discharged and of no further force or effect.
The strategic partnership agreement is amended to establish a strategic token program between the parties, whereby the Company agrees to purchase DevvE tokens annually in the amount of $1,000,000 in 2025, and $1,270,000 in each of 2026 and 2027 (the “Purchase Amounts”). The amount of DevvE tokens purchased will be determined by 10-day VWAP price (the “Purchase Price”). In connection with the purchases, the Company will also receive warrants to acquire additional DevvE tokens equal to 25% of the Purchase Amounts, exercisable at the same Purchase Price, for 3 years from each purchase date.

MANAGEMENT
Directors and Executive Officers
The following sets forth certain information concerning our directors and executive officers:

Name	Age	Position(s)
Executive Officers:
Sunny Trinh	55	Chief Executive Officer
David Goertz	45	Chief Financial Officer
Chris Merkel	59	Chief Operating Officer
Non-Employee Directors(1):
Wray Thorn	54	Director
Carl Stanton	57	Director
Michael Max Bühler	52	Director
Stephen Kukucha	58	Director
Jamila Piracci	52	Director

Information regarding the executive officers, key employees, and directors is set forth below:
Executive Officers
Sunny Trinh, Chief Executive Officer. Mr. Sunny Trinh has served as Chief Executive Officer of the Company since completion of the Business Combination. Mr. Trinh has served as Chief Executive Officer of DevvStream for the past two years and brings over 25 years of experience in the technology sector and directly in developing new verticals in ESG and carbon markets. Mr. Trinh also served as the Chief Digital Alchemist for Devvio, where he utilized their blockchain technology to develop solutions and new business models in the ESG and carbon markets. Mr. Trinh continues to advise Devvio in an informal capacity, and also advises Envviron SAS in an informal capacity regarding ESG matters. Prior to DevvStream, Mr. Trinh led innovation as the vice president of Strategic Partnerships and Ecosystem at Avnet Inc. (AVT: NASDAQ). He was also the chief operating officer for Jooster and vice president of sales for Arrow Electronics (ARW: NYSE) where he led the design team for a Corvette driven by a quadriplegic. Mr. Trinh also co-founded and served as Chief Executive Officer for 9:Fish Surfboards and was an adjunct professor for California Lutheran University’s master’s in business administration program, where he started the school’s technology tract. He also holds a patent on electronic accessories for cell phones. Mr. Trinh received his bachelor’s degree and master’s degree in engineering from Harvey Mudd College and his master’s in business administration from California Lutheran University.
Chris Merkel, Chief Operating Officer. Mr. Chris Merkel has served as the Chief Operating Officer of the Company following the completion of the Business Combination. Mr. Merkel has served as the Chief Operating Officer of DevvStream since December 2021. Prior to joining DevvStream, Mr. Merkel spent 24 years managing strategic customers, growing technical services verticals and held sales leadership roles at Avnet (AVT: NASDAQ) and Arrow Electronics (ARW:NYSE). He has engaged with companies at every stage, from pre-funded startups to global enterprises in markets such as the internet-of-things, consumer, industrial and medical. Mr. Merkel spent five years with Sierra Pacific Industries in a general sales and operations management role. Mr. Merkel has over 30 years of sales, operations and general management experience successfully managing diverse teams and projects.
David Goertz, Chief Financial Officer. Mr. David Goertz has served as the Chief Financial Officer of the Company since the completion of the Business Combination. Mr. Goertz has served as the Chief Financial Officer of DevvStream since November 2022. Mr. Goertz is a partner with Dale Matheson Carr-Hilton Labonte, LLP Chartered Professional Accountants, where he has worked since 2005 and became a partner in 2011. Mr. Goertz provides accounting, assurance, taxation and business advisory services to private and public companies, not-for-profit organizations and incorporate professionals. Mr. Goertz has an extensive background in public company operations, restructurings, acquisitions and initial public offerings. Mr. Goertz also has a specialized knowledge of the manufacturing, mining, real estate and technology industries. Mr. Goertz received his bachelor’s degree from the University of Victoria and has been a Chartered Professional Accountant since 2004.

Non-Employee Directors
Carl Stanton. New York, United States. Mr. Stanton has served as a director of the Company since formation. Mr. Stanton is a Partner and Co-Founder of Focus Impact Partners, LLC and currently serves as the Chief Executive Officer. He also served as the Chief Executive Officer and a director of Focus Impact BH3 Acquisition Company, a special purpose acquisition corporation (Nasdaq: BHAC). Mr. Stanton brings nearly three decades of experience in leading companies across transformative Private Equity/Alternative Asset management with a proven track record in creating shareholder value. Mr. Stanton has unique knowledge and skills across all facets of Asset Management. He is a team builder and has managed and co-led two Alternative Asset Management firms totaling over $4.5 billion AUM, and has delivered best-in-class investment performance results along with colleagues over multiple funds. He has advised CEOs, CFOs, and boards of directors of multiple companies and spread managerial, financial, and strategic best practices with demonstrated expertise in value creation strategies including revenue growth strategies, industry transformation, cost control, supply chain management, and technology best practices. Mr. Stanton has also served as Board Member to more than 15 portfolio companies across Industrial Products & Services, Transportation & Logistics and Consumer industries; including his current role as a Board Member of Skipper Pets, Inc.
Wray Thorn. Florida, United States. Mr. Thorn has served as a director of the Company since November 7, 2024. Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC and currently serves as a director of XCF Global, Inc. Mr. Thorn is also the Founder and Chief Executive of Clear Heights Capital and a Board Member of Skipper Pets, Inc. Previously, Mr. Thorn was Managing Director and Chief Investment Officer - Private Investments at Two Sigma Investments, where he architected and led the firm’s private equity (Sightway Capital), venture capital (Two Sigma Ventures) and impact (Two Sigma Impact) investment businesses and was a leader in the creation of Hamilton Insurance Group and the incubation of Two Sigma’s insurance technology activities. With approximately three decades of experience as a chief investment officer, investment leader and lead director, Mr. Thorn has firsthand knowledge of investment firm leadership, private investing company value creation, asset allocation strategy and practice and risk management frameworks. Mr. Thorn has built and led businesses to source, structure, finance and make private investments, to allocate and risk manage capital across private investment strategies and to help companies, organizations and executives realize their growth and development objectives. Mr. Thorn has been involved in the direct investment in more than 120 companies, allocating to more than 40 private investment funds and has served on the board or advisory boards of more than 45 companies and investment funds, Mr. Thorn has also been at the forefront of proactive impact investing and applying data and technology to innovate private investing. Mr. Thorn also serves as on the Board of Youth, INC (former Co-Chair), as Vice Chair of the Board and Chair of the Investment Committee for Futures and Options, as a Trustee and member of the Investment Committee of the Randall’s Island Park Alliance and is an Associate of the Harvard College Fund.
Michael Max Bühler. Konstanz, Germany. Mr. Bühler has served as a director of the Company since November 7, 2024. Mr. Bühler is a member of various international committees, including the T20/G20 Task Force on Infrastructure Investment and the OECD Blue Dot Network. Mr. Bühler is actively involved in the formation of a data cooperative for the construction industry and sits on the board of the International Resilience and Sustainability (inRES) Partnership, supporting Botswana’s digital transformation. Currently, Mr. Bühler is a Professor of Construction Business Management at the University of Applied Sciences in Constance, Germany, with research interests in infrastructure planning and global challenges. Previously, he led initiatives at the World Economic Forum and worked with Deloitte in Vancouver. He also held roles at Bilfinger Berger in North America. He has over 25 years of experience in construction and real estate. Mr. Bühler has a PhD in civil engineering and an MBA with finance and accounting specialization.
Stephen Kukucha. British Columbia, Canada. Mr. Kukucha has served as a director of the Company since November 7, 2024. Mr. Kukucha is a partner at PacBridge Partners with over twenty years of experience in clean technology, renewable power, investing and their intersection with public policy. At PacBridge Capital Partners, he specializes in providing early stage and growth capital to companies seeking to take disruptive technologies and build scalable businesses. PacBridge is based in Hong Kong and Vancouver and invests in opportunities globally, with a particular focus in Asia and North America. Also, Mr. Kukucha also serves as a Senior Advisor to Fort Capital Partners, focusing on origination of M&A, capital raising and advisory transactions. Prior to his current roles, Mr. Kukucha practiced law and was in a leadership position at Ballard Power Systems - leading their global External Affairs group (including emerging market business development in Asia). Following Ballard, Mr. Kukucha founded both a renewable power company and a strategic advisory firm. Mr. Kukucha currently serves as President of Encore Technologies Corp. and previously served as Chief Executive Officer and a director of CERO Technologies from April 2023 to June 2024, and was as a director of Sustainable Development Technology Canada (SDTC) from March 2021 to May 2024. Mr. Kukucha has a Bachelor of Arts from the University of British Columbia and a Bachelor of Laws from the University of New Brunswick and graduated from the ICD-Rotman, Directors Education Program and became a member of the Institute of Corporate Directors, ICD.D.
Jamila Piracci. Texas, United States. Ms. Jamila Piracci has served as a director of the Company since November 7, 2024. Ms. Piracci is the Principal of Roos Innovations, a financial services and commodities advisory firm. She also serves on the board of the Futures Industry Association. Prior to her current role, Ms. Piracci was a Managing Director at Patomak Global Partners, where she provided strategic policy and regulatory compliance consulting services to clients. Previously, Ms. Piracci built and led the National Futures Association’s swaps regulatory program from its inception until 2019, overseeing swap dealers under the Dodd-Frank Act. Ms. Piracci previously worked at the Federal Reserve Bank of New York, where she was an attorney with a primary focus on orderly liquidation authority and resolution planning under the Dodd-Frank Act, as well as on market and other developments pertaining to OTC derivatives. Ms. Piracci also spent nearly a decade advising a range of OTC derivatives market participants, including dealer banks, investment managers, and energy firms. In addition, she was an Assistant General Counsel at the International Swaps and Derivatives Association, where she chaired working groups developing market documentation and best practices primarily in the credit derivatives area. Ms. Piracci received her J.D. from Cornell Law School and MBA from the S.C. Johnson Graduate School of Management at Cornell University. Ms. Piracci earned her B.A. from Harvard-Radcliffe College at Harvard University.
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
To our knowledge, none of our current directors or executive officers has, as at the date of this Registration Statement or during the past ten years:
•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
in their own capacity or as a director or executive officer of any company that while the person was acting in that capacity, or within a year of that person ceasing to act in that capacity became a bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receive manager or trustee appointed to hold its assets;

•
been the subject of any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority;

•	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer;
•
was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer, been subject to any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body that would be likely to be considered important to a reasonable securityholder making a decision;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section explains the objectives of our named executive officer compensation program, the compensation decisions we made with respect to compensation for our fiscal year ended July 31, 2025, and the factors we considered in making those decisions, and focuses on the compensation of officers who are listed below as our “named executive officers” and Key Employees:
•	Sunny Trinh, Chief Executive Officer
•	Chris Merkel, Chief Operating Officer; and
•	David Goertz, Chief Financial Officer.
The Compensation Committee of our Board of Directors is responsible for establishing and evaluating our policies governing the compensation of our executive officers, including our named executive officers. The Compensation Committee reviews and proposes recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer. In addition, the Compensation Committee reviews and approves the compensation to be paid to all other executive officers. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable, and competitive.
Business Highlights
The Compensation Committee remains committed to a philosophy which strongly aligns pay with demonstrated performance and is confident that the decisions made are reflective of this overarching philosophy.
Compensation Objective
Our named executive officer compensation programs are designed to achieve the following objectives:
•	Attract, motivate and reward named executive officers whose knowledge, skills, performance and business relationships are critical to our success;
•	Align the interests of our named executive officers and stockholders by motivating named executive officers to ultimately increase stockholder value as well as facilitate retention;
•	Motivate our named executive officers to manage our business to meet our short-term and long-range goals and reward accomplishment of these goals; and
•	Provide a competitive compensation package which includes some pay for performance factors.
Compensation Determination Process
We conduct an annual review of named executive officer compensation, generally in January. At the Compensation Committee’s direction, our Chief Executive Officer prepares an executive compensation review for each named executive officer, other than their self, which may include recommendations for:
•	a proposed year-end bonus, if any, based on the achievement of individual and/or corporate objectives;
•	a proposed increase, if any, in base salary and target annual incentive opportunity for the upcoming year; and
•	an award, if any, of stock options or stock awards for the year under review.
As part of the compensation review, our Compensation Committee also considers changes to a named executive officer’s employment agreement, compensation arrangements and benefits, responsibilities, or severance arrangements.
The Compensation Committee also meets in an executive session without the Chief Executive Officer to consider and make recommendations to our Board of Directors regarding the Chief Executive Officer’s compensation, including base salary, cash bonus and year-end annual stock options. The Compensation Committee also grants year-end stock options to other named executive officers based on, among other factors, recommendations by our Chief Executive Officer.

In conjunction with the year-end annual compensation review, or as soon as practicable after the fiscal year-end, our Chief Executive Officer recommends to the Compensation Committee the corporate objectives and other criteria to be utilized for purposes of determining cash bonuses (i) for each named executive officer for the upcoming year (in accordance with that named executive officer’s employment agreement), and (ii) for all other employees as a group. The Compensation Committee in its discretion may revise our Chief Executive Officer’s recommendations or make its own recommendations to our Board of Directors, which may in turn suggest further revisions. At the end of the year, the Compensation Committee, in consultation with our Chief Executive Officer, reviews performance and determines the extent to which any established goals were achieved.
Setting Compensation for Named Executive Officers - Compensation Committee, Board of Directors and Chief Executive Officer or Principal Executive Officer
The Compensation Committee of our Board of Directors has the primary responsibility for determining the compensation of our named executive officers. Our Compensation Committee recommends the compensation of our Chief Executive Officer or Principal Executive Officer and determines all compensation matters for our named executive officers, including base salary, bonuses, and equity compensation. Our Board of Directors, after considering the recommendations of the Compensation Committee, makes the final determination with respect to the compensation of our Chief Executive Officer. Utilizing input from our Chief Executive Officer, the Compensation Committee makes an independent decision on compensation for each other named executive officers, although our Compensation Committee has, on occasion, submitted its compensation determinations for named executive officers to our full Board of Directors for its approval.
Role of Compensation Consultant
Our Compensation Committee is authorized to engage compensation consultants or other advisors to review our executive officers’ compensation , with the goal of retaining and adequately motivating our senior management. We did not engage a compensation consultant for Fiscal Year 2025.
Our Compensation Committee believes that, given the competitiveness of our industry and our culture, our base compensation, annual cash bonuses and equity programs are flexible enough to reward the achievement of clearly defined corporate goals and are sufficient to retain our existing executive officers and to hire new executive officers with the appropriate qualifications and experience.
Elements of Named Executive Officer Compensation
For 2025, the principal components of compensation for our named executive officers consisted of their Annual Base Salary.
Annual Base Salary
We provide our named executive officers with a base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge, and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.
During its review of base salaries for executives, the Compensation Committee primarily considers:
•	the negotiated terms of each named executive officer’s employment agreement, if any;
•	an internal review of the named executive officer’s compensation, both individually and relative to other named executive officers; and
•	base salaries paid by comparable companies in the environmental asset generation industry that have a similar business and financial profile.
Salary levels are considered annually as part of our performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by the Chief Executive Officer to the Compensation Committee, and the comparative compensation at peer companies. The factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Compensation Committee periodically reviews the base salary for each executive officer.

Other Compensation
Other aspects of compensation applicable to our named executive officers consist of the following:
Retirement Benefits
We do not have any pension plan or other retirement benefits for our directors, officers or employees. The Company offers employees participation in a 401K program. The 401K is funded by the employee only
Health and Welfare Benefits
The company offers employees and executives comprehensive healthcare plans that include medical, dental and vision.
Perquisites
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2025.
2024 Named Executive Officer Compensation Decisions
We believe that the total compensation paid to our named executive officers for the fiscal year ended July 31, 2025, achieved the overall objectives of our executive compensation program. In accordance with our overall objectives, we believe executive compensation for 2025 was competitive with other similarly sized companies. The Compensation Committee took the following key compensation actions in 2025:
Base Salaries
During 2025, the annual base salary for named Executive Officers and key employees remained the same as for 2024.

Name	Annual Salary For 2024	Increase	Annual Salary For 2025
Sunny Trinh	$250,000	$—	$250,000
Chris Merkel	$205,000	$—	$205,000
David Goertz	$180,000	$—	$180,000

Determination of Equity Awards
Annual equity awards are determined based on company performance, individual contributions, long-term retention objectives, and shareholder dilution limits.
Other Policies and Considerations - Employment Contracts and Change in Control Arrangements
On November 6, 2024, we entered into employment agreements with Chris Merkel and Sunny Trinh (collectively, the “Executives”). We refer to the employment agreements herein collectively as the “Employment Agreements.”
The Employment Agreements provide for a three-year initial term with automatic renewals for additional one-year periods unless either the applicable Executive or the Company gives written notice of non-renewal at least 90 days prior to the expiration of the then-current initial term or renewal term.
The Employment Agreements provide for initial annualized base salary of $250,000 for Mr. Trinh and $180,000 for Mr. Goertz and $205,000 for Mr. Merkel, which will be reviewed by the Board annually, based on personal and corporate achievements and the overall financial performance of the Company. While employed under the Employment Agreements, the Executives are eligible for certain additional benefits, including reimbursement of reasonable travel and other business-related expenses and participation in the Company’s benefit plans or programs.

The Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason or upon a termination by us without Cause (each as defined in the Employment Agreement), the Executive shall be entitled to receive 12 months of continued base salary payments (the “Severance Amount”), subject to the Executives execution and non-revocation of a release of claims.
Further, the Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason (as defined in the Employment Agreement) or upon a termination by us without Cause, in either case, within 12 months following a Corporate Transaction (as defined in the Equity Incentive Plan), the Executive shall be entitled to receive the following payments or benefits: (i) the Severance Amount (as defined in the Employment Agreement), (ii) immediate vesting of any of the Company equity awards that vest solely based on continued service that are held by the Executive and (iii) immediate vesting of any the Company equity awards that were subject to performance-based vesting and held by the Executive based on the greater of (x) target level of performance and (y) our actual performance, measured as of the date of termination as determined by the Committee (as defined in the Equity Incentive Plan), subject to the Executives execution and non-revocation of a release of claims.
The Employment Agreements also contain certain restrictive covenants, including provisions that require the Executive to assign their rights to intellectual property to us and create restrictions, with certain limitations, on the Executives competing with us, soliciting any employees or individual service providers of, or soliciting or inducing any customers, clients, suppliers or licensees of the Company. These restrictions are generally intended to apply during the term and any renewal term and, subject to applicable state laws, for the twelve-month period following the Executive’s termination of employment.
Tax and Accounting Implications
Deductibility of Executive Compensation
The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of our Company’s compensation policy.
Accounting for Stock-Based Compensation
We account for stock-based compensation in accordance with the requirements of FASB ASC Topic 718. This accounting treatment has not significantly affected our executive compensation decisions.
Clawback Policy
The Company has adopted a Clawback Policy. Awards granted under the 2024 Equity Incentive Plan will be subject to recoupment in accordance with our clawback policy that we were required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board of Directors may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
Consideration of Stockholder Advisory Vote on Executive Compensation
The Compensation Committee also expects to consider the results of our stockholder advisory vote on executive compensation. Our shareholders have historically voted in favor of the compensation of our named executive officers and, at our 2024 Annual Shareholder Meeting, 81.1% of the shares represented in person or by proxy voted in favor of the program. In light of these results, the Compensation Committee has determined to substantially continue the executive compensation program. The Board of Directors determined that shareholder advisory votes on executive compensation will be submitted to our shareholders annually until the next required advisory vote on the frequency of conducting advisory votes on executive compensation.

Summary Compensation Table
The following table sets forth the aggregate compensation in 2025 and 2024 for services in all capacities paid or accrued by the Company to our most highly compensated officer who earned more than $100,000 in total salary and bonus during the fiscal year ended July 31, 2025, as well as one former executive officer (the “Named Executive Officers”).

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Sunny Trinh Chief Executive Officer	2025	$250,000	$0	$71,053	$—	$—	$321,053
	2024	$250,000	$—	$522,526	$—	$—	$772,526
Chris Merkel Chief Operating Officer	2025	$205,000	$0	$74,215	$—	$—	$279,215
	2024	$180,000	$—	$19,291	$—	$—	$199,291
Bryan Went Former Chief Revenue Officer	2025	$—	$—	$—	$—	$—	$—
	2024	$180,000	$—	$31,099	$—	$—	$211,019
David Goertz Chief Financial Officer	2025	$180,000	$—	$10,602	$—	$—	$190,602
	2024	$177,379	$—	$53,121	$—	$—	$230,500

The Compensation Committee believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The Compensation Committee utilizes the 2024 Equity Incentive Plan to provide incentives to employees. We do not have any separate long-term incentive plans that provide compensation intended to serve as incentives for performance other than awards contemplated under, or pursuant to, our 2024 Equity Incentive Plan.
Outstanding Equity Awards
The following table provides information concerning outstanding equity awards as of July 31, 2025:

	Option Awards				Stock Awards
Name and principal position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price (s)	Option expiration date	Number of Shares that have not yet vested	Market value of shares of stock that have not vested*
Sunny Trinh, Chief Executive Officer	Nil	Nil	$N/A	N/A	20,841	$68,754.46
Chris Merkel, Chief Operating Officer	Nil	35,000	$2.32	March 26, 2030	—	—
Bryan Went, Former Chief Revenue Officer	Nil	Nil	$N/A	N/A	—	—
David Goertz, Chief Financial Officer	Nil	5,000	$2.32	March 26, 2030	—	—

*	Calculated using the closing price of $3.299. on the Nasdaq Capital market, as adjusted for the Company’s 1-for-10 Reverse Split.
Grants of Plan-Based Awards
In 2025, we awarded 21,410 restricted stock units to Mr. Trinh. Additionally we awarded 5,000 and 35,000 stock options to Mr. Goertz and Mr. Merkel, respectively.

Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or our Compensation Committee view the link between the Company’s performance and the pay of our principal executive officers (“PEOs”) and our non-PEO named executive officers (“NEOs”).
The following table sets forth information concerning the compensation of our PEOs and our non-PEO NEOs in comparison to certain performance metrics for each of the fiscal years ending July 31, 2025, and July 31, 2024. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table.

Year(1)	Summary Compensation Table Total for PEO (Sunny Trinh)	Compensation actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income($) (in thousands)(5)
2025	$321,053	$(421,878)	$497,707	$159,534	$Nil	$(12,067)
2024	$772,526	$362,317	$410,390	$537,689	$Nil	$(9,872)

(1)	Sunny Trinh served as our PEO for 2024 and 2025. Our NEOs for 2025 were Chris Merkel and David Goertz.
(2)	Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in these columns.
(3)
The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” These amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

(4)
The shareholder return is based on comparing the stock price from the end of one fiscal period to the end of the subsequent fiscal period and determining the percentage that the initial investment has increased or decreased over that period.

(5)	The net income is derived from the GAAP approach of subtracting net expenses from net revenues to arrive at net income.
The following tables set forth the adjustments made during each year represented in the Pay Versus Performance Table to arrive at compensation “actually paid” to our NEO’s during each of the years in question:

	PEO: Sunny Trinh		Non-PEO NEOs
	2025	2024	2025	2024
Summary Compensation Table	$321,053	$772,526	$497,707	$410,390
Deduct: Amounts Reported Under the “Stock Awards”	(71,053)	(522,526)	—	(50,390)
Deduct: Amounts Reported Under the “Option Awards”	—	—	(84,817)	—
Add: Fair Value of Awards that Remain Unvested as of year end	68,775	995,328	28,523	299,949
Add: Fair Value of Awards Granted during year that vest during year	60,395	—	—	—
Add/(Deduct): Change in Fair Value from Prior Year-end to current Year-end of Awards Granted prior to year that were Outstanding and Unvested as of year end	(315,303)	(1,010,115)	(96,416)	(139,326)
Add/(Deduct): Change in Fair Value from Prior Year-end to vesting date of Awards granted prior to year that were Outstanding and Unvested as of year end	(485,745)	127,105	(185,463)	17,067
Deduct: Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—	—	—
Add: Dividends or Other Earnings Paid during year prior to Vesting Date of Award	—	—	—	—
Total Compensation Actually Paid	$(421,878)	$362,317	$159,534	$537,689

Pay Versus Performance Narrative Disclosure
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table and each of total shareholder return (“TSR”) and net loss.
We utilize several performance measures to align executive compensation with our performance. As described in more detail above in the section “Other Policies and Considerations - Employment Contracts and Change in Control Arrangements,” part of the compensation our NEOs are eligible to receive consists of annual performance-based bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. Performance measures with respect to the performance bonuses include the Company’s share performance.

CORPORATE GOVERNANCE
The Company’s current corporate governance practices and policies are designed to promote shareholder value. We are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our web site at https://www.devvstream.com/about-us/corporate-governance/
Corporate Governance Guidelines
Our Board has adopted the Corporate Governance Guidelines, which sets forth the principles that guide the Board’s exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers and set corporate strategy. Our Board may refine our Corporate Governance Guidelines from time to time. You can access our Corporate Governance Guidelines on our website at: https://www.devvstream.com/about-us/corporate-governance/
Code of Business Conduct and Ethics
It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. We have adopted a code of ethics, which is applicable to all of our Directors and employees, including our principal executive officer and our principal financial officer. A copy of the Code of Business Conduct and Ethics can be accessed on our website at: https://www.devvstream.com/about-us/corporate-governance/
Our Code of Business Conduct and Ethics are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the Securities and Exchange Commission) is accurate, complete, fair, relevant, timely and understandable. We intend to disclose amendments to certain provisions of our Code of Business Conduct and Ethics, on our web site in accordance with applicable Securities and Exchange Commission requirements.
Independence of Directors
As required under the Nasdaq Capital Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors who are standing for re-election at the Annual Meeting are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Kukucha, Ms. Piracci and Mr. Bühler . In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board Leadership Structure
We currently separate the positions of Chief Executive Officer and Chair of the Board. The responsibilities of the Chair of the Board include, but are not limited to, setting the agenda for each Board meeting, in consultation with the Chief Executive Officer and presiding at executive sessions. The Compensation Committee evaluates the Chief Executive Officer and other executive officers in the context of the annual compensation review.
Separating the positions of Chief Executive Officer and Chair of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management, including our Chief Executive Officer. The Board believes that having an independent Director serve as Chair of the Board is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

In addition, as described in more detail below, our Board has three standing committees, each chair and each member of which is an independent Director. Our Board delegates substantial responsibility to each Board committee, which reports their activities and actions back to the Board. We believe that our independent Board committees and their chairs are an important aspect of our Board leadership structure.
Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks the Company faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for the Company. The Board regularly receives updates from management and outside advisors regarding certain risks the Company faces, including potential litigation and various operating risks.
In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations; our Compensation Committee oversees risks related to compensation policies and practices; and our Corporate Governance and Nominating Committee oversees governance related risks, such as Board independence and conflicts of interest, as well as management and Director succession planning. Our Board committees report their findings to the Board.
Senior management attends Board and Board committee meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board holds periodic strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.
Meetings of the Board of Directors and Committees
Board of Directors. Our property, affairs and business are under the general management of our Board of Directors as provided by the laws of Alberta and our Bylaws. The Board of Directors conducts its business through meetings of the full Board and through committees of the Board. The Board of Directors has appointed standing Audit, Compensation and Corporate Governance and Nominating Committees of the Board of Directors. The Board periodically reviews the size of the Board and recommends any changes it determines to be appropriate given our needs. Under our Bylaws, the number of members on the Board may be increased or decreased by resolution of the Board.
The Board currently consists of five members. The Board has no formal policy regarding board member attendance at the Annual Meeting. All of our Directors are expected to attend the Annual Meeting either in person or electronically. The Board of Directors met 13 times during the year. All Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees during the year. In conjunction with regularly scheduled meetings, our “independent” Directors met in separate executive sessions.
Audit Committee
The audit committee of the Board consists of Michael Max Bühler, Stephen Kukucha and Jamila Piracci. The Board has determined that each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is Michael Max Bühler. Michael Max Bühler qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and each member of the audit committee possess financial sophistication, as defined under the rules of Nasdaq. In November 2024, the Audit Committee adopted a written charter. The Company believes that its Audit Committee Charter complies with the requirements related to Sarbanes-Oxley and a current copy of the Audit Committee Charter is available on our website https://devvstream.com/about-us/corporate-governance. The Audit Committee met or unanimously consented to resolutions 4 times during Fiscal Year 2025.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing policies on risk assessment and risk management;
•	reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.
Compensation Committee
The compensation committee of the Board consist of Jamila Piracci, Stephen Kukucha and Michael Max Bühler. The Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Jamila Piracci. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. The Compensation Committee adopted a charter in 2024 to outline its compensation, benefits and management development philosophy and to communicate to shareholders the Company’s compensation policies and the reasoning behind such policies as required by the SEC. A current copy of the Compensation Committee’s charter is available on our website at https://devvstream.com/about-us/corporate-governance. The Compensation Committee met or unanimously consented to resolutions four times during Fiscal 2024.
Specific responsibilities of the compensation committee include:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating the Company’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Company’s Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of the Company’s other executive officers;
•	reviewing and recommending to the Board the compensation of the Company’s directors;
•	reviewing the Company’s executive compensation policies and plans;
•
reviewing and approving, or recommending that the Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management, as appropriate;

•	administering New PubCo’s incentive compensation equity-based incentive plans;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;
•	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement;
•	reviewing and establishing general policies relating to compensation and benefits of the Company’s employees; and
•	reviewing the Company’s overall compensation philosophy.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee of the Board consists of Stephen Kukucha, Jamila Piracci and Michael Max Bühler. The Board has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Stephen Kukucha. The Nominating Committee met once during Fiscal Year 2025. The Board adopted a Nominating Committee Charter in 2024. A current copy of the Nominating Committee’s charter is available on our website at https://devvstream.com/about-us/corporate-governance.
Specific responsibilities of the nominating and corporate governance committee include:
•	identifying, evaluating and selecting, or recommending that the Board approves, nominees for election to the Board;
•	evaluating the performance of the Board and of individual directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of New PubCo’s corporate governance practices and reporting;
•	reviewing management succession plans; and
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters.
Directorships
The following current and proposed directors of the Company are also presently serving on boards of other reporting companies (or equivalent): Mr. Thorn is also serving on the board of XCF Global, Inc. (NASDAQ: SAFX).
Director Orientation and Continuing Education
When new directors are appointed, they receive orientation commensurate with their previous experience on the Company’s properties and on the responsibilities of directors. Board meetings may also include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.
Board Assessments
The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and its board committees.
Ethical Business Conduct
The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.
Insider Trading Arrangements and Policies
We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. Our insider trading policy strictly prohibits engaging in hedging or monetization transactions with respect to the Company’s securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, with regard to us trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements in all respects.
Shareholder Communication to Board Members
The Company does not currently have a formal process for direct shareholder communications to the Board. The basis for the Board’s view that it is appropriate for the Company to not have such a formal process includes but is not limited to the following: the Company’s limited financial and personnel resources, the Company’s stage of operations and development and the ability for Shareholders to communicate with Board members informally.
Shareholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if Shareholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to an individual Director(s) or to the Company’s Board of Directors, c/o Corporate Secretary, at 2108 N St., Suite 4254, Sacramento, California 95816. All shareholder communications received by the Company’s Corporate Secretary in this manner will be delivered to the individual Director(s) or to the Company’s Board of Directors.
Director Compensation
Non-Employee Directors
We have not historically maintained a formal non-employee director compensation program but have made stock and option grants to non-employee directors when determined appropriate. Additionally, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and its committees. The Board, or a committee thereof, will determine the annual compensation to be paid to the non-employee Directors. Non-independent Directors will not receive compensation for service on the Board.
Cash Compensation. In April 2024, the compensation committee of our board of directors approved additional cash compensation of $3,000 per month for the period from April 2023 to April 2024, or $36,000 in the aggregate, to be paid to each of Mr. Bühler, Mr. Kukucha and Ms. Piracci following the consummation of the Business Combination. We approved and implemented a compensation program for our non-employee directors, to be effective in connection with the consummation of the Business Combination
Equity Compensation-New Director. The Board will review and address new independent director compensation in connection with such appointment to the Board. Each new Independent Director receives the current monthly fee as other current Independent Directors.
Annual Equity Compensation Awards. The Compensation Committee will periodically review director equity compensation for independent directors to ensure that such compensation is reasonable and competitive.
Discretionary Awards. The Board may also make discretionary equity-based awards from time to time under our 2024 Equity Incentive Plan.
Reimbursement of Expenses. Non-employee Directors are also reimbursed for expenses incurred in connection with their attendance at Board or committee meetings and reasonable out-of-pocket business expenses associated with their Board service.
Long-term Incentive Compensation. The Company did not have a Long-Term Incentive Compensation plan in place performance in 2025 for its non-employee Directors.

The following table sets forth the compensation of our non-employee Directors in 2025.
Non-Employee Director Compensation Table

Name	Fees earned or paid in cash(1)	Option awards(2)	Total
Wray Thorn	$Nil	$Nil	$Nil
Carl Stanton	$Nil	$Nil	$Nil
Michael Max Bühler	$46,500	$Nil	$46,500
Stephen Kukucha	$46,500	$Nil	$46,500
Jamila Piracci	$46,500	$Nil	$46,500

(1)
Amounts represent cash compensation earned by our non-employee Directors during 2025 in connection with their Board service including any service on committees or service in connection with special committees established by the Board.

(2)
The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718, Compensation—Stock Compensation (ASC 718).

Employee Directors
Employee Directors and management Directors will not receive compensation for service on the Board. The Company did not have any employee or management Directors for Fiscal Year 2025.
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth certain information as of July 31, 2025 with respect to the 2024 Equity Incentive Plan as amended (the “2024 Plan”):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted- Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by stockholders:
2024 Equity Incentive Plan(1)	256,952	$22.79	97,215
Equity compensation plans not approved by stockholders	—	—	—
Total:	256,952	$22.79	97,215

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, Director, nominee for Director, or holder of 5% or more of the Company’s Common Shares, or an immediate family member of any of those persons.
The Audit Committee of the Board of Directors (or, to the extent applicable, our disinterested directors) is responsible for reviewing all transactions between the Company and any officer or Director of the Company or any entity in which an officer of Director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.
During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron who are related parties to the Company. These loans were amended on November 12, 2024. Devvio owns in excess of 10% of the outstanding shares of the Company. Environ is controlled by Ray Quintana, a former director of the Company who stepped down on November 7, 2024 upon completion of the Business Combination.
On November 13, 2024, the Company entered into a strategic consulting agreement with Focus Impact Partners, LLC (the “Consultant”), pursuant to which the Consultant will provide New PubCo with certain consulting services (the “Strategic Consulting Agreement”) and New PubCo will pay the Consultant an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023 (pro-rated based on the number of days from December 31, 2023 through and including November 13, 2024). Further, The Company issued 557,290 Common Shares in a private placement pursuant to the Strategic Consulting Agreement in connection with the execution of the Strategic Consulting Agreement. The Strategic Consulting Agreement has a term of three (3) years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one (1)-year periods at the end of each year unless the Company or the Consultant provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement. Pursuant to the Strategic Consulting Agreement, the Company has also agreed to customary indemnification of the Consultant in connection with the performance of its services. On October 17, 2025 the Consultant was paid $125,000. No other payments were made during the year ended July 31, 2025.
On November 13, 2024, the Company amended the terms of convertible debentures payable to Focus Impact Partners and the Sponsor, with face values of $637,150 and $3,345,000, respectively. The convertible debentures have an amended maturity date of November 13, 2026, and the principal and interest are convertible into Common Shares of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $0.867 per share. Focus Impact Partners is owned by two of the Company’s directors: Carl Stanton and Wray Thorn.
On March 19, 2025, the Company issued a new convertible debenture payable to Focus Impact Partners with face value of $218,000. The convertible debenture has a maturity date of March 19, 2027, and the principal and interest are convertible into Common Shares of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares.
Indemnification
The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the full extent provided by law then in effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth information about beneficial ownership of our Common Shares as of October 31, 2025 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the Common Shares, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

Name and address(1)	Number of shares beneficially owned	Percentage of ownership(2)
Directors and officers
Wray Thorn(10)	—	—
Carl Stanton(10)	—	—
Sunny Trinh(3)	102,966	2.63%
Stephen Kukucha(4)	6,499	*
Chris Merkel(5)	4,827	*
David Goertz(6)	3,709	*
Michael Max Bühler(7)	10,093	*
Jamila Piracci(8)	3,899	*
All Directors and officers as a group persons (nine individuals)	131,993	3.34%
Five Percent or More Holders:
Devvio, Inc.(9)	720,177	18.70%
Focus Impact Sponsor, LLC(10)	2,234,114	40.48%

*	Beneficial ownership percentage is less than 1%.
(1)	Except as indicated, the address of the person named in the table is c/o DevvStream Corp., 2108 N St., Suite 4254, Sacramento, California 95816.
(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after October 31, 2025, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Common Shares held by them. Applicable percentage ownership is based on 3,841,642 Common Shares outstanding as of October 31, 2025, an admission of beneficial ownership of those shares.

(3)
Consists of 88,701 restricted stock units granted on December 24, 2021 and March 14, 2022. 10% of the restricted stock units vested on January 17, 2023, and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also consists of 3,931 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also, consists of 30,586 restricted stock units granted on March 26, 2025. 21,410 restricted stock units vested on the grant date, a further 4,588 restricted stock units vest on July 17, 2025 and January 17, 2026. Each restricted stock unit represents the right to receive, at settlement, one Common Share.

(4)
Consists of 4,588 stock options granted on March 1, 2022 and of 3,058 options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter.

(5)
Consists of 4,588 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. Also consists of 2,320 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 35,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.

(6)
Consists of 3,058 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. These restricted stock units were granted to DJG Enterprises Inc. (“DJG”). Mr. Goertz is the sole director of DJG and as a result, may be deemed to indirectly beneficially own the common shares issuable upon exercise of the restricted stock units that are directly beneficially owned by DJG. Mr. Goertz disclaims beneficial ownership other than to the extent of any pecuniary interest he may have therein. The business address of DJG is 1500 - 1140 West Pender Street, BC V6E 4G1. Also consists of 2,776 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 5,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.

(7)	Consists of 4,588 stock options granted on May 15, 2023. 10% of the options vested on June 15, 2023 and 15% of the options vest every six months thereafter.

SELLING STOCKHOLDER
This prospectus relates to the resale by Helena from time to time of up to 1,295,001 Common Shares (which amount has been adjusted to reflect the recent Reverse Stock Split). Such number of shares represents our estimate of the number of Common Shares that the Company may issue to Helena upon exercise of the Initial Convertible Note, assuming a conversion price of $7.722 (which amount has been adjusted to reflect the recent Reverse Stock Split). For additional information regarding the issuance of Common Shares covered by this prospectus, see the section titled “Prospectus Summary – Transactions Related to the Offering Under this Prospectus” above.
There can be no assurances we will be able to sell the maximum amount of Helena Convertible Notes to Helena under the Helena Note Purchase Agreement. See “Prospectus Summary – Transactions Related to the Offering Under this Prospectus” and “Risk Factors”.
We are registering the Common Shares that may be issued upon exercise of the Initial Convertible Note pursuant to the provisions of the Registration Rights Agreement we entered into with Helena on July 18, 2025 to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the ELOC Agreement, the Helena Note Purchase Agreement and the Registration Rights Agreement, Helena has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Helena Global Investment Opportunities 1 Ltd.
The table below presents information regarding the Selling Stockholder and the Common Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of November 19, 2025. The number of shares in the column “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus” represents all of the Common Shares that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering.
We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not currently aware of any existing agreements, arrangements or understandings between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Common Shares offered by this prospectus by the Selling Stockholder.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the 1934 Act, and includes Common Shares with respect to which the Selling Stockholder has voting and investment power. The percentage of Common Shares beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 3,841,642 of our Common Shares outstanding on November 25, 2025. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Common Shares Owned Prior to Offering		Maximum Number of Common Shares to be Offered Pursuant to this Prospectus	Maximum Number of Common Shares Owned After Offering
Name of Selling Stockholder	Number(1)	Percent(2)		Number(3)	Percent(2)
Helena Global Investment Opportunities 1 Ltd.(4)	10,822	*	1,295,001(5)	0	0%

*	Represents less than 1.0%.
(1)
In accordance with Rule 13d-3(d) under the 1934 Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Helena, may be required to purchase under the Securities Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Securities Purchase Agreement, the satisfaction of which are entirely outside of Helena’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the issuances of Common Shares are subject to certain agreed upon maximum amount limitations set forth in the Securities Purchase Agreement. Also, the Securities Purchase Agreement prohibits us from issuing and selling any our Common Shares to Helena to the extent such shares, when aggregated with all other Common Shares then beneficially owned by Helena, would cause Helena’s beneficial ownership of our Common Shares to exceed the 4.99% Beneficial Ownership Cap or 9.99% Beneficial Ownership Cap has been so increased.

(2)	Applicable percentage of ownership is based on 3,841,642 our Common Shares outstanding as of November 25, 2025.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)
Helena Global Investment Opportunities 1 Ltd. Is an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor (“Helena”) and 1427702 B.C. Ltd. (“TopCo”). Its business address is 71 Fort Street, Third Floor, Grand Cayman, Cayman Islands, CY1-111. Jeremy Weech is the managing partner and has sole voting control and investment discretion over securities beneficially owned directly by Helena. We have been advised that Helena is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Helena as to beneficial ownership of the securities beneficially owned directly by Helena.

(5)
Represents the Company’s estimate of the number of Common Shares that the Company may issue to Helena upon exercise of the Initial Convertible Note assuming a conversion price of $7.722 (which amount has been adjusted to reflect the recent Reverse Stock Split).

DESCRIPTION OF SECURITIES
The following is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Canadian law that have not become effective as per the date of this prospectus. The description is qualified in its entirety by reference to the complete text of the Company’s Articles and Bylaws. We urge you to read the full text of the Company’s Articles and the Company’s Bylaws.
Authorized Share Capital
The authorized share capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares (the “The Preferred Shares”), issuable in series.
Share Terms
The Common Shares
Voting Rights
The holders of the Common Shares are entitled to receive notice of, to attend and to one vote per Common Share held at any meeting of shareholders of the Company, except meetings at which only holders of a different class or series of shares of the Company are entitled to vote.
Dividend Rights
Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Company Common Shares in respect of dividends, the holders of the Company Common Shares are entitled to receive dividends at such times and in such amounts as the Company’s Board may determine from time to time.
Liquidation
Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Common Shares in respect of return of capital on dissolution, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company or any other distribution of its assets among the shareholders of the Company for the purpose of winding up its affairs (such event, a “Distribution”), holders of the Company Common Shares shall be entitled to receive all declared but unpaid dividends thereon and thereafter to share ratably in such assets of the Company as are available with respect to such Distribution.
Preferred Shares
Subject to filing the articles of amendment in accordance with the ABCA, the Company’s Board may: (a) at any time and from time to time issue Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Company’s Board; and (b) from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each such series, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series in accordance with the ABCA. The issuance of Preferred Shares could have the effect of decreasing the trading price of the Common Shares, restricting dividends on the Company’s share capital, diluting the voting power of the Common Shares, impairing the liquidation rights of the Company’s share capital, or delaying or preventing a change in control of the Company.
Notices
The Company’s Bylaws provide that, a notice of the time and place of each meeting of shareholders of the Company will be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting.
For the purpose of determining shareholders of the Company entitled to receive notice of or to vote at a meeting of shareholders of the Company, the directors of the Company may fix in advance a date as the record date for such determination, but that record date will not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which such meeting is to be held.

Amendment/Variation of Class Rights
Under the ABCA, certain fundamental changes, such as changes to a corporation’s articles, changes to authorized share capital, continuances out of province, certain amalgamations, sales, leases or other exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business of the corporation), certain liquidations, certain dissolutions, and certain arrangements are required to be approved by special resolution.
A special resolution under the ABCA is a resolution: (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of such resolution; or (ii) signed by all shareholders entitled to vote on the resolution.
In certain cases, an action that prejudices, adds restrictions to or interferes with rights or privileges attached to issued shares of a class or series of shares must be approved separately by the holders of the class or series of shares being affected by special resolution.
The Company’s Directors — Appointment and Retirement
The Company’s Bylaws provide that, subject to the limitations and requirements provided in the Company’s Articles, the number of directors of the Company shall be determined from time to time by resolution of the shareholders of the Company or the Company Board. The Company’s Articles provide that the Company will have a board of directors consisting of a minimum of 3 directors and a maximum of 15 directors. Pursuant to the ABCA, if the Company is a reporting issuer, the Company’s Board shall not have less than 3 directors.
Directors are generally elected by shareholders by ordinary resolution; however, the Company’s Articles also provide that the Company’s Board may, between annual general meetings of shareholders, appoint one or more additional directors to serve until the next annual general meeting, but the number of additional directors so appointed may not at any time exceed one-third of the number of directors who held office at the expiration of the previous annual general meeting.
The Company’s Bylaws provide that director nominees may be made at the discretion of the Company’s Board as well as by shareholders of the Company if made in accordance with the Advance Notice Provisions of the Company’s Bylaws. The Advance Notice Provisions in the Company’s Bylaws set forth the procedure requiring advance notice to the Company from a shareholder who intends to nominate a person for election as a director of the Company. Among other things, the Advance Notice Provisions provide for a deadline by which a shareholder must notify the Company of an intention to nominate directors prior to any meeting of shareholders at which directors are to be elected and specify the information that the nominating shareholder must include in such notice in order for the director nominees to be eligible for nomination and election at the meeting. The full particulars of the requirements of the Advance Notice Provisions are set forth in the Company’s Bylaws.
The Company Directors — Voting
Questions arising at any meeting of the Company’s Board will be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors, as the case may be. A resolution in writing dealing with all matters required by the ABCA to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the ABCA relating to meetings of directors.
Powers and Duties of The Company Directors
Under the ABCA, the directors of the Company are charged with the management, or supervision of the management, of the business and affairs of the Company. In discharging their responsibilities and exercising their powers, the ABCA requires that the directors: (a) act honestly and in good faith with a view to the best interests of the corporation; and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These duties are commonly referred to as the directors’ “fiduciary duty” and “duty of care,” respectively. Further the directors’ responsibilities may not be delegated (or abdicated) to shareholders, unless provided for in a unanimous shareholders’ agreement, and include the obligation to consider the best interests of the corporation and, particularly in respect of directors’ duty of care, it may be appropriate for the directors to consider (and not unfairly disregard) a broad set of stakeholder interests including the interests of shareholders, employees, suppliers, creditors, consumers, government and the environment.
Directors’ and Officers’ Indemnity
Under subsection 124(1) of the ABCA, except in respect of an action by or on behalf of The Company to procure a judgment in the Company’s favor, The Company may indemnify a current or former director or officer or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which The Company is or was a shareholder or creditor and the heirs and legal representatives of any such persons (each, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative, investigative or other actions or proceedings in which the Indemnified Person is involved by reason of being or having been director or officer of the Company, if (i) the Indemnified Person acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that such Indemnified Person’s conduct was lawful.
Notwithstanding the foregoing, subsection 124(3) of the ABCA provides that an Indemnified Person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the Company if the Indemnified Person (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and (ii) fulfills the conditions set out in subsection 124(1) of the ABCA. Under subsection 124(3.1) of the ABCA, the Company may advance funds to an Indemnified Person in order to defray the costs, charges and expenses of such a proceeding; however, the Indemnified Person must repay the funds if the Indemnified Person does not fulfill the conditions set out in subsection 124(3) of the ABCA. The indemnification may be made in connection with a derivative action only with court approval and only if the conditions set out in subsection 124(1) of the ABCA are met.
Subject to the aforementioned prohibitions on indemnification, an Indemnified Person will be entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done; and (ii) (a) the individual acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
As permitted by the ABCA, the Company’s Bylaws will require the Company to indemnify directors or officers of the Company, former directors or officers of the Company or other individuals who, at the Company’s request, act or acted as directors or officers or in a similar capacity of another entity of which the Company is or was a shareholder or creditor (and such individual’s respective heirs and personal representatives) to the fullest extent permitted by the ABCA. Because the Company’s Bylaws will require that indemnification be subject to the ABCA, any indemnification that the Company provides is subject to the same restrictions set out in the ABCA which are summarized, in part, above.
The Company may also, pursuant to subsection 124(4) of the ABCA, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each person referred to in subsection 124(1) of the ABCA against any liability incurred by such person as a result of their holding office in the Company or a related body corporate.
Take Over Provisions
National Instrument 62-104 — Take Over Bids and Issuer Bids (“NI 62-104”) is applicable to the Company and provides that a takeover bid is triggered when a person makes an offer to acquire outstanding voting securities or equity securities of a class made to one or more persons, any of whom are in the local jurisdiction, where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. When a takeover bid is triggered, an offeror must comply with certain requirements. These include making the offer of identical consideration to all holders of the class of security that is the subject of the bid, making a public announcement of the bid in a newspaper and sending out a bid circular to securityholders which explains the terms and conditions of the bid. Directors of an issuer whose securities are the subject of a takeover bid are required to evaluate the proposed bid and circulate a directors’ circular indicating whether they recommend to accept or reject the bid or state that they are unable to make, or are not making, a recommendation regarding the bid. Strict timelines must be adhered to. NI 62-104 also contains a number of exemptions to the takeover bid and issuer bid requirements.
Compulsory Acquisitions
Subsection 195(2) of the ABCA provides that, if within the time limited in a takeover bid for its acceptance or within 120 days after the date of a takeover bid, whichever period is shorter, the bid is accepted by the holders of not less than 90% of the shares of any class of shares of a corporation to which the takeover bid relates, other than shares of that class held at the date of the takeover bid by or on behalf of the offeror or an affiliate or associate of the offeror, the offeror is entitled, on the bid being so accepted and on complying with the ABCA, to acquire the shares of that class held by an offeree who does not accept the takeover bid.
Reporting Obligations under Canadian Securities Law
The Company is a reporting issuer in the provinces of British Columbia, Alberta and Ontario and will become subject to continuous disclosure and other reporting obligations under applicable Canadian securities law. Among other things, these continuous disclosure obligations include the requirement for a reporting issuer to file annual and quarterly financial statements together with related management’s discussion and analysis, and prepare and file reports upon the occurrence of any “material change” (as defined under applicable Canadian securities law). In addition, a reporting issuer’s “reporting insiders” (as defined under applicable Canadian securities law) are required to file reports with respect to, among other things, their beneficial ownership of, or control or direction over, securities of the issuer and their interests in, and rights and obligations associated with, related financial instruments.
Certain Insider Trading and Market Manipulation Laws
Canadian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this prospectus and should not be viewed as legal advice for specific circumstances.
In connection with its listing on Nasdaq, The Company intends to adopt an insider trading policy to provide for, among other things, rules on transactions by members of the Company’s Board, the Company officers and the Company employees in respect of securities of the Company or financial instruments, the value of which is determined by the value of the Company’s securities.
United States
United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Company’s Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non-public information about the Company (including the Company business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.
Canada
Canadian securities laws prohibit any person or company in a special relationship with an issuer from purchasing or selling a security with the knowledge of a material fact or material change that has not been generally disclosed (known as “material, non-public information”). Further, Canadian securities laws also prohibit: (i) an issuer and any person or company in a special relationship with the issuer, other than when it is necessary in the course of business, from informing another person or company of a material fact or material change with respect to the issuer before the material fact or material change has been generally disclosed (known as “tipping”); and (ii) an issuer and any person or company in a special relationship with an issuer, with knowledge of a material fact or material change with respect to the issuer that has not been generally disclosed, from recommending or encouraging another person or company: (A) to purchase or sell a security of the issuer; or (B) to enter into a transaction involving a security the value of which is derived from or varies materially with the market price or value of a security of the issuer. A “security” includes not just equity securities, but any security (e.g., derivatives).
A person or company is in a special relationship with an issuer if: (a) the person or company is an insider, affiliate or associate of (i) the issuer, (ii) a person or company that is considering or evaluating whether to make a takeover bid, or a person or company that is proposing to make a takeover bid, for the securities of the issuer, or (iii) a person or company that is considering or evaluating whether, or a person or company that is proposing, (A) to become a party to a reorganization, amalgamation, merger or arrangement or a similar business combination with the issuer, or (B) to acquire a substantial portion of the property of the issuer; (b) the person or company has engaged, is engaging, is considering or evaluating whether to engage, or proposes to engage, in any business or professional activity with or on behalf of (i) the issuer, or (ii) a person or company described in clause (a)(ii) or (iii) above; (c) the person is a director, officer or employee of (i) the issuer, (ii) a subsidiary of the issuer, (iii) a person or company that controls the issuer, directly or indirectly, or (iv) a person or company described in clause (a)(ii) or (iii) or (b) above; (d) the person or company learned of material, non-public information about the issuer while the person or company was a person or company described in clause (a), (b) or (c) above; or (e) the person or company (i) learns of material, non-public information about the issuer from any other person or company described in this section, including a person or company described in this clause, and (ii) knows or ought reasonably to have known that the other person or company is a person or company in a special relationship with the issuer. Thus, directors, officers and employees of the Company may not purchase or sell Company Common Shares or other securities of The Company when he or she is in possession of material, non-public information regarding the Company (including the Company business, prospects or financial condition), nor may they inform (or “tip”) anyone else of such material, non-public information regarding the Company.
Rule 144
All the Common Shares received by FIAC stockholders in the Business Combination are to be freely tradable, except that Common Shares received in the Business Combination by persons who become affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, pursuant to an effective registration under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of The Company as well as its principal shareholders.
The Company Warrants
In connection with the Business Combination, the Company assumed the warrant agreement (the “FIAC Warrant Agreement”), dated November 1, 2021, by and between the Company’s predecessor, Focus Impact Acquisition Corp., and Continental Stock Transfer & Trust Company, as warrant agent (“CST”), and enter into such amendments thereto as were necessary to give effect to the provisions of the Business Combination Agreement, and each FIAC Warrant then outstanding and unexercised automatically without any action on the part of its holder was converted into a Company Warrant. Each Company Warrant is subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding FIAC Warrant immediately prior to the Business Combination, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, following the Business Combination: (A) each Company Warrant will be exercisable solely for Company Common Shares; (B) the number of Company Common Shares subject to each Company Warrant will be equal to the number of Class A Common Shares subject to the applicable FIAC Warrant; and (C) the per share exercise price for Company Common Shares issuable upon exercise of such Company Warrant will be equal to the per share exercise price for the Class A Common Shares subject to the applicable FIAC Warrant, as in effect immediately prior to the SPAC Amalgamation.

Adjustment to FIAC Warrants
On December 6, 2024, the Company, as successor of Focus Impact Acquisition Corp. following the consummation of the Business Combination, issued a notice to CST, and the holders of FIAC Warrants notifying CST and holders of the FIAC Warrants of the following adjustments to the FIAC Warrants (the “Warrant Adjustments”):
•	the adjustment to the warrant price of the Warrants from $11.86 per share to $1.52 per Common Share;
•	the adjustment of the $18.00 per share redemption trigger price described in Section 6.1 and Section 6.2 of the Warrant Agreement to $2.39 per Common Share;
•	the adjustment of the $10.00 per share redemption trigger price described in Section 6.2 of the Warrant Agreement to $1.32; and
•	pursuant to Section 4.2 of the Warrant Agreement, as a result of the consummation of the Business Combination, each Warrant will be exercisable for 0.9692 Common Shares.
Subsequently, in connection with Company’s Reverse Stock Split on a 1-for-10 basis of its Common Shares, which was effectuated on August 8, 2025, the Company notified the Warrant holders that, as a result of the Reverse Stock Split, (1) the Warrant Price has been adjusted to $15.20, (2) (ii) the Redemption Price has been adjusted to $23.90 and each Warrant will be exercisable for 0.09692 Common Shares.
As set forth in the Warrant Agreement, Warrants are not exercisable for any fractional shares. If, by reason of any adjustment made pursuant to Section 4 of the Warrant Agreement, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to such holder.
FIAC Warrants Agreement.
The terms of the FIAC Warrant Agreement (as adjusted as set forth above) are described below.
Pursuant to the FIAC Warrant Agreement, a FIAC Warrant holder may exercise its FIAC Warrants only for a whole number of shares of Class A Common Shares. This means only a whole FIAC Warrant may be exercised at a given time by a FIAC Warrant holder. The FIAC Warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
FIAC will not be obligated to deliver any shares of Class A Common Shares pursuant to the exercise of a FIAC Warrant and will have no obligation to settle such FIAC Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Shares underlying the FIAC Warrants is then effective and a prospectus relating thereto is current, subject to FIAC satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No FIAC Warrant will be exercisable and FIAC will not be obligated to issue a share of Class A Common Shares upon exercise of a FIAC Warrant unless the share of Class A Common Shares issuable upon such FIAC Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the FIAC Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a FIAC Warrant, the holder of such FIAC Warrant will not be entitled to exercise such FIAC Warrant and such FIAC Warrant may have no value and expire worthless. In no event will FIAC be required to net cash settle any FIAC Warrant. In the event that a registration statement is not effective for the exercised FIAC Warrants, the purchaser of a unit containing such FIAC Warrant will have paid the full purchase price for the unit solely for the share of Class A Common Shares underlying such unit.
FIAC agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Initial Business Combination, FIAC will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Shares issuable upon exercise of the FIAC Warrants, and FIAC will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A Common Shares until the FIAC Warrants expire or are redeemed, as specified in the FIAC Warrant Agreement; provided that if the Class A Common Shares is at the time of any exercise of a FIAC Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, FIAC may, at its option, require holders of FIAC Warrants who exercise their FIAC Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event FIAC so elects, FIAC will not be required to file or maintain in effect a registration statement, but FIAC will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A Common Shares issuable upon exercise of the FIAC Warrants is not effective by the 60th day after the closing of the Initial Business Combination, FIAC Warrant holders may, until such time as there is an effective registration statement and during any period when FIAC will have failed to maintain an effective registration statement, exercise FIAC Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but FIAC will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the FIAC Warrants for that number of shares of Class A Common Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Shares underlying the FIAC Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the FIAC Warrants by (y) the fair market value and (B) the product of 0.361 and the number of FIAC Warrants being exercised by such holder. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A Common Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the FIAC Warrant agent.
Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $180.00
Once the FIAC Warrants become exercisable, FIAC may redeem the outstanding FIAC Warrants (except as described herein with respect to the Private Placement FIAC Warrants):
•	in whole and not in part;
•	at a price of $0.11 per FIAC Warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each FIAC Warrant holder; and
•
if, and only if, the closing price of the Class A Common Shares equals or exceeds $180.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a FIAC Warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before FIAC sends the notice of redemption to the FIAC Warrant holders.

FIAC will not redeem the FIAC Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Shares issuable upon exercise of the FIAC Warrants is then effective and a current prospectus relating to those shares of Class A Common Shares is available throughout the 30-day redemption period. If and when the FIAC Warrants become redeemable by FIAC, FIAC may exercise its redemption right even if FIAC is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
FIAC has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the FIAC Warrant exercise price. If the foregoing conditions are satisfied and FIAC issues a notice of redemption of the FIAC Warrants, each FIAC Warrant holder will be entitled to exercise his, her or its FIAC Warrant prior to the scheduled redemption date. However, the price of the Class A Common Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a FIAC Warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) FIAC Warrant exercise price after the redemption notice is issued.
Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $100.00
Once the FIAC Warrants become exercisable, FIAC may redeem the outstanding FIAC Warrants:
•	in whole and not in part;
•
at $1.00 per FIAC Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their FIAC Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A Common Shares (as defined below) except as otherwise described below;

•
if, and only if, the closing price of Class A Common Shares equals or exceeds $100.00 per Public Share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a FIAC Warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before FIAC sends the notice of redemption to the FIAC Warrant holders; and

•
if the closing price of the Class A Common Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which FIAC sends the notice of redemption to the FIAC Warrant holders is less than $180.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a FIAC Warrant as described under the heading “— Anti-dilution Adjustments”), the Private Placement FIAC Warrants must also be concurrently called for redemption on the same terms as the outstanding FIAC Warrants, as described above.

Beginning on the date the notice of redemption is given until the FIAC Warrants are redeemed or exercised, holders may elect to exercise their FIAC Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Shares that a FIAC Warrant holder will receive upon such cashless exercise in connection with a redemption by FIAC pursuant to this redemption feature, based on the “fair market value” of Class A Common Shares on the corresponding redemption date (assuming holders elect to exercise their FIAC Warrants and such FIAC Warrants are not redeemed for $1.00 per FIAC Warrant), determined for these purposes based on volume weighted average price of Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of FIAC Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the FIAC Warrants, each as set forth in the table below. FIAC will provide the FIAC Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
Pursuant to the FIAC Warrant Agreement, references above to shares of Class A Common Shares shall include a security other than shares of Class A Common Shares into which the shares of Class A Common Shares have been converted or exchanged for in the event FIAC is not the surviving company in the Initial Business Combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A Common Shares to be issued upon exercise of the FIAC Warrants following the Initial Business Combination.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a FIAC Warrant or the exercise price of a FIAC Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a FIAC Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a FIAC Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a FIAC Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a FIAC Warrant. If the exercise price of a FIAC Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $100.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a FIAC Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Class A Common Shares
(period to expiration of FIAC Warrants)	≤$100.00	$110.00	$120.00	$130.00	$140.00	$150.00	$160.00	$170.00	≥$180.00
60 months	2.61	2.81	2.97	3.11	3.24	3.37	3.48	3.58	3.61
57 months	2.57	2.77	2.94	3.10	3.24	3.37	3.48	3.58	3.61
54 months	2.52	2.72	2.91	3.07	3.22	3.35	3.47	3.57	3.61
51 months	2.46	2.68	2.87	3.04	3.20	3.33	3.46	3.57	3.61
48 months	2.41	2.63	2.83	3.01	3.17	3.32	3.44	3.56	3.61

Redemption Date	Fair Market Value of Class A Common Shares
(period to expiration of FIAC Warrants)	≤$100.00	$110.00	$120.00	$130.00	$140.00	$150.00	$160.00	$170.00	≥$180.00
45 months	2.35	2.58	2.79	2.98	3.15	3.30	3.43	3.56	3.61
42 months	2.28	2.52	2.74	2.94	3.12	3.28	3.42	3.55	3.61
39 months	2.21	2.46	2.69	2.90	3.09	3.25	3.40	3.54	3.61
36 months	2.13	2.39	2.63	2.85	3.05	3.23	3.39	3.53	3.61
33 months	2.05	2.32	2.57	2.80	3.01	3.20	3.37	3.52	3.61
30 months	1.96	2.24	2.50	2.74	2.97	3.16	3.35	3.51	3.61
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Shares to be issued for each FIAC Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the FIAC Warrants is $110.00 per share, and at such time there are 57 months until the expiration of the FIAC Warrants, holders may choose to, in connection with this redemption feature, exercise their FIAC Warrants for 2.77 shares of Class A Common Shares for each FIAC Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the FIAC Warrants is $135.00 per share, and at such time there are 38 months until the expiration of the FIAC Warrants, holders may choose to, in connection with this redemption feature, exercise their FIAC Warrants for 2.98 shares of Class A Common Shares for each FIAC Warrant. In no event will the FIAC Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 3.61 shares of Class A Common Shares per FIAC Warrant (subject to adjustment). Finally, as reflected in the table above, if the FIAC Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by FIAC pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Shares.
This redemption feature differs from the typical FIAC Warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of FIAC Warrants for cash (other than the Private Placement FIAC Warrants) when the trading price for the Class A Common Shares exceeds $180.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding FIAC Warrants to be redeemed when the Class A Common Shares is trading at or above $100.00 per Public Share, which may be at a time when the trading price of Class A Common Shares is below the exercise price of the FIAC Warrants. FIAC has established this redemption feature to provide FIAC with the flexibility to redeem the FIAC Warrants without the FIAC Warrants having to reach the $180.00 per share threshold set forth above under “— Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $180.00.” Holders choosing to exercise their FIAC Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their FIAC Warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides FIAC with an additional mechanism by which to redeem all of the outstanding FIAC Warrants, and therefore to have certainty as its capital structure as the FIAC Warrants would no longer be outstanding and would have been exercised or redeemed. FIAC will be required to pay the applicable redemption price to FIAC Warrant holders if it chooses to exercise this redemption right and it will allow FIAC to quickly proceed with a redemption of the FIAC Warrants if FIAC determines it is in FIAC’s best interest to do so. As such, FIAC would redeem the FIAC Warrants in this manner when FIAC believes it is in its best interest to update its capital structure to remove the FIAC Warrants and pay the redemption price to the FIAC Warrant holders.
As stated above, FIAC can redeem the FIAC Warrants when the Class A Common Shares is trading at a price starting at $100.00, which is below the exercise price of $115.00, because it will provide certainty with respect to FIAC’s capital structure and cash position while providing FIAC Warrant holders with the opportunity to exercise their FIAC Warrants on a cashless basis for the applicable number of shares. If FIAC chooses to redeem the FIAC Warrants when the Class A Common Shares is trading at a price below the exercise price of the FIAC Warrants, this could result in the FIAC Warrant holders receiving fewer shares of Class A Common Shares than they would have received if they had chosen to wait to exercise their FIAC Warrants for shares of Class A Common Shares if and when the Class A Common Shares was trading at a price higher than the exercise price of $115.00.
No fractional shares of Class A Common Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, FIAC will round down to the nearest whole number of the number of shares of Class A Common Shares to be issued to the holder. If, at the time of redemption, the FIAC Warrants are exercisable for a security other than the shares of Class A Common Shares pursuant to the FIAC Warrant Agreement (for instance, following the Initial Business Combination), the FIAC Warrants may be exercised for such security. At such time as the FIAC Warrants become exercisable for a security other than the Class A Common Shares, FIAC (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the FIAC Warrants.
Redemption procedures
A holder of a FIAC Warrant may notify FIAC in writing in the event such holder elects to be subject to a requirement that such holder will not have the right to exercise such FIAC Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the FIAC Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Shares issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding shares of Class A Common Shares is increased by a stock dividend payable in shares of Class A Common Shares, or by a split-up of shares of Class A Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Shares issuable on exercise of each FIAC Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Shares. A rights offering made to all or substantially all holders of Class A Common Shares entitling holders to purchase shares of Class A Common Shares at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of Class A Common Shares equal to the product of (i) the number of shares of Class A Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Shares) and (ii) one minus the quotient of (x) the price per share of Class A Common Shares paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Shares, in determining the price payable for shares of Class A Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of the Class A Common Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Common Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if FIAC, at any time while the FIAC Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Class A Common Shares on account of such shares of Class A Common Shares (or other securities into which the FIAC Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $5.00 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Shares issuable on exercise of each FIAC Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $5.00 per share, (c) to satisfy the redemption rights of the holders of shares of Class A Common Shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of Class A Common Shares in connection with a stockholder vote to amend FIACs amended and restated certificate of incorporation (A) to modify the substance or timing of FIAC’s obligation to redeem 100% of the Public Shares if FIAC does not complete the Initial Business Combination within 18 months from the closing of the FIAC IPO, or (B) with respect to any other provisions relating to the rights of holders of Class A Common Shares, or (e) in connection with the redemption of the Public Shares upon FIAC’s failure to complete its initial business combination, then the FIAC Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Shares in respect of such event.
If the number of outstanding shares of Class A Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Shares issuable on exercise of each FIAC Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Shares.
Whenever the number of shares of Class A Common Shares purchasable upon the exercise of the FIAC Warrants is adjusted, as described above, the FIAC Warrant exercise price will be adjusted by multiplying the FIAC Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Shares purchasable upon the exercise of the FIAC Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A Common Shares so purchasable immediately thereafter.
In addition, if (x) FIAC issues additional shares of Class A Common Shares or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $92.00 per share of Class A Common Shares (with such issue price or effective issue price to be determined in good faith by the FIAC Board and, in the case of any such issuance to Sponsor or its affiliates, without taking into account any FIAC Founder Shares held by Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of shares of Class A Common Shares during the 20 trading day period starting on the trading day prior to the day on which FIAC consummates the Initial Business Combination (such price, the “Market Value”) is below $92.00 per share, the exercise price of the FIAC Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “— Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $180.00” and “— Redemption of FIAC Warrants when the price per shares of Class A Common Shares equals or exceeds $100.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $100.00 per share redemption trigger price described above under “— Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $100.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Shares (other than those described above or that solely affects the par value of such shares of Class A Common Shares), or in the case of any merger or consolidation of FIAC with or into another corporation (other than a consolidation or merger in which FIAC is the continuing corporation and that does not result in any reclassification or reorganization of FIAC’s outstanding shares of Class A Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of FIAC as an entirety or substantially as an entirety in connection with which FIAC is dissolved, the holders of the FIAC Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FIAC

Warrants and in lieu of the shares of Class A Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FIAC Warrants would have received if such holder had exercised their FIAC Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each FIAC Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by FIAC in connection with redemption rights held by stockholders of FIAC as provided for in FIAC’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A Common Shares by FIAC in connection with the presentation of the Initial Business Combination to the stockholders of FIAC for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A Common Shares, the holder of a FIAC Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such holder had exercised the FIAC Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A Common Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the FIAC Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Class A Common Shares in such a transaction is payable in the form of shares of Class A Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the FIAC Warrant properly exercises the FIAC Warrant within thirty days following public disclosure of such transaction, the FIAC Warrant exercise price will be reduced as specified in the FIAC Warrant Agreement based on the Black-Scholes value (as defined in the FIAC Warrant Agreement) of the FIAC Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the FIAC Warrants when an extraordinary transaction occurs during the exercise period of the FIAC Warrants pursuant to which the holders of the FIAC Warrants otherwise do not receive the full potential value of the FIAC Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the FIAC Warrants when an extraordinary transaction occurs during the exercise period of the FIAC Warrants pursuant to which the holders of the FIAC Warrants otherwise do not receive the full potential value of the FIAC Warrants.
The FIAC Warrants will be issued in registered form under a FIAC Warrant Agreement between Continental Stock Transfer & Trust Company, as FIAC Warrant agent, and FIAC.
The FIAC Warrant Agreement provides that the terms of the FIAC Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake or defective provision, (ii) amending the provisions relating to cash dividends on shares of Common Shares as contemplated by and in accordance with the FIAC Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the FIAC Warrant Agreement as the parties to the FIAC Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the FIAC Warrants, provided that the approval by the holders of at least 50% of the then-outstanding FIAC Warrants is required to make any change that adversely affects the interests of the registered holders of FIAC Warrants.
The FIAC Warrants may be exercised upon surrender of the FIAC Warrant certificate on or prior to the expiration date at the offices of the FIAC Warrant agent, with the exercise form on the reverse side of the FIAC Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to FIAC, for the number of FIAC Warrants being exercised. The FIAC Warrant holders do not have the rights or privileges of holders of Class A

Common Shares and any voting rights until they exercise their FIAC Warrants and receive shares of Class A Common Shares. After the issuance of shares of Class A Common Shares upon exercise of the FIAC Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the FIAC Warrants. If, upon exercise of the FIAC Warrants, a holder would be entitled to receive a fractional interest in a share, FIAC will, upon exercise, round down to the nearest whole number of shares of Class A Common Shares to be issued to the FIAC Warrant holder.
FIAC has agreed that, subject to applicable law, any action, proceeding or claim against FIAC arising out of or relating in any way to the FIAC Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and FIAC irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
The Private Placement Warrants (including the Class A Common Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination (except, among other limited exceptions, to FIAC’s officers and directors and other persons or entities affiliated with Sponsor) and they will not be redeemable under certain redemption scenarios by FIAC so long as they are held by Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the FIAC Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by FIAC under all redemption scenarios and exercisable by the holders on the same basis as the FIAC Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Class A Common Shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Shares underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Placement Warrants by (y) the fair market value.
The “fair market value” shall mean the average reported closing price of the Class A Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Legacy Warrants (This summary of the Legacy Warrants has not been adjusted to reflect the Reverse Stock Split)
On November 4, 2022, DevvStream completed a business combination transaction (the “2022 Business Combination”) with DevvStream Inc. (“DESI”), 1338292 B.C. Ltd., Devv Subco Inc., and DevvESG Streaming Finco Ltd. (“Finco”), pursuant to which 1319738 B.C. Ltd., acquired all of the issued and outstanding securities of DevvStream Inc. by way of a three-cornered merger. In connection with the 2022 Business Combination, DevvStream issued replacement warrants (the “Replacement Warrants”) to former holders of warrants of DESI and Finco, in exchange for the cancellation of such warrants.
On May 1, 2023, DevvStream announced the implementation of a warrant exercise incentive program (the “Incentive Program”) intended to encourage the early exercise of the Replacement Warrants (other than the Legacy DESI 2021 Warrants). The terms of each eligible Replacement Warrant were amended to reduce the exercise price from CAD$1.50 to CAD$1.20. Furthermore, for every two eligible Legacy Warrants exercised between May 1, 2023 and June 30, 2023, DevvStream offered holders the right to receive one new DevvStream Subordinate Voting Share purchase warrant (the “Incentive Warrants,” and together with the Replacement Warrants, the “Legacy Warrants”) for no additional consideration. On July 14, 2023, DevvStream announced that the Incentive Program was extended from June 20, 2023 to August 31, 2023.
The Company assumed the Legacy Warrants and entered into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each Legacy Warrant then outstanding and unexercised was automatically without any action on the part of its holder converted into a warrant to purchase Company Common Shares, subject to substantially the same terms and conditions (including exercisability terms) as were applicable to the corresponding Legacy Warrant immediately prior to the Business Combination (the “Company Legacy Warrants”). Accordingly, following the Business Combination: (A) each Company Warrant will be exercisable solely for the Company Common Shares; (B) the number of Company Common Shares subject to each Legacy Warrant will be equal to the number of DevvStream Subordinate Voting Shares subject to the applicable Legacy Warrant, multiplied by the Common Conversion Ratio; and (C) the per share exercise price for the Company Common Shares issuable upon exercise of such Company Legacy Warrant will be equal to the per share exercise price for the DevvStream Subordinate Voting Shares subject to the applicable Legacy Warrant, as in effect immediately prior to the Business Combination. The terms of the Legacy Warrants are described below.
Legacy DESI 2021 Warrants
In connection with the 2022 Business Combination, DevvStream issued 3,999,999 warrants to purchase DevvStream Subordinate Voting Shares with an exercise price of CAD$0.20 per share, subject to customary adjustments, to former holders of certain DESI warrants. As of the date of this prospectus, 1,216,667 Legacy DESI 2021 Warrants are currently outstanding, which are immediately exercisable and will expire on September 30, 2026.
Incentive Warrants
In connection with the Incentive Program, DevvStream issued 85,000 Incentive Warrants with an exercise price of CAD$2.00 per share, subject to customary adjustments, to former holders of certain Replacement Warrants. As of the date of this prospectus, 85,000 Incentive Warrants are currently outstanding, which are immediately exercisable and will expire on June 30, 2025.
Transfer Agent and Warrant Agent
The transfer agent for the Company Common Shares in the United States is expected to be Continental Stock Transfer & Trust Company. Each person investing in Company Common Shares to be held through Computershare must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a shareholder of the Company.
For as long as any Company Common Shares are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York will apply to the property law aspects of the Company Common Shares reflected in the register administered by The Company’s transfer agent.
The Company will list the Company Common Shares in registered form and such Company Common Shares, through The Company’s transfer agent, will not be certificated. The Company has appointed Continental Stock Transfer & Trust Company as its agent to maintain the shareholders’ register of the Company on behalf of the Company’s Board and to act as transfer agent and registrar for the Company’s Common Shares. The Company’s Common Shares will be traded on Nasdaq in book-entry form.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and the ABCA
The Business Corporations Act (Alberta) (“ABCA”) does not restrict related party transactions; however, in Canada, takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply, including MI 61-101, as discussed below.
Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions (“MI 61-101”) which is applicable to reporting issuers in Alberta, contains detailed requirements in connection with “related party transactions.” A “related party transaction” as defined under MI 61-101 means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. A “related party” as defined in MI 61-101 includes (1) directors and senior officers of the issuer; (2) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities; and (3) holders of a sufficient number of any securities of the issuer to materially affect control of the issuer. MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the proxy circular sent to securityholders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.
Further, our Charter and Bylaws contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board and therefore depress the trading price of our Common Shares. These provisions could also make it difficult for stockholders to take certain actions, including electing directors or taking other corporate actions, including effecting changes in management. Among other things, our Charter and Bylaws include provisions regarding:
•	the limitation of the liability of, and the indemnification of, our directors and officers;
•	the procedures for the conduct and scheduling of board and shareholder meetings; and
•
advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control over our Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Shares and the exercise, disposition and lapse of our warrants. The Common Shares and the warrants are referred to collectively herein as our “Securities”. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.
This discussion is limited to considerations relevant to holders that hold our securities, as applicable, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare equivalent tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including, but not limited to:
•	the Sponsor, any of our directors or officers, and their respective affiliates;
•	financial institutions or financial services entities;
•	broker dealers;
•	insurance companies;
•	dealers or traders in securities subject to a mark-to-market method of accounting;
•	persons subject to special tax accounting rules;
•
persons holding securities (prior to, at the time of or following, the Business Combination) as part of a “straddle,” hedge, conversion, constructive sale, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•
“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax and stockholders or other investors therein;

•	U.S. expatriates or former long-term residents of the United States;
•	governments or agencies or instrumentalities thereof;
•
partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or beneficial owners of partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•	regulated investment companies or real estate investment trusts;
•	persons who received their securities (prior to, at the time of, or following the Business Combination) as applicable, pursuant to the exercise of employee stock options or otherwise as compensation;
•	persons who have owned, own or will own (directly or through attribution) 5% or more (by vote or value) of the outstanding Common Shares (excluding treasury shares) as applicable;
•	S corporations (and stockholders thereof); and
•	tax-exempt entities, tax-qualified retirement plans and pension plans.
If you are a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes), the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and the activities of the partnership. Partnerships and their partners (or other owners) should consult their own tax advisors with respect to the consequences to them under the circumstances described herein.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This summary does not address tax reporting requirements. This discussion also does not address the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. You are urged to consult your own tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
The Company has not sought, and does not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used in this summary, the term “U.S. holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this summary, a “Non-U.S. holder” means a beneficial owner of our securities that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
Unless the context requires otherwise, references to “we,” “us” or “our” in this section are to the business and operations of FIAC prior to the Business Combination and to New PubCo and its subsidiaries following the Business Combination.
Tax Classification of the Company as a U.S. Domestic Corporation
For U.S. federal income tax purposes, a corporation is generally considered a U.S. or “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” or non-U.S. corporation (or non-U.S. tax resident) if it is not organized in the United States. Notwithstanding the fact that the Company incorporated under the laws of Canada, we expect it will be treated as a U.S. domestic corporation (and therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code and the Treasury Regulations promulgated thereunder.
Under Section 7874 of the Code, a corporation created or organized outside the United States will be treated as a U.S. corporation for U.S. federal income tax purposes if the following conditions are met: (i) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation; (ii) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the country in which the non-U.S. corporation is created or organized relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Test”); and (iii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Ownership Test”).
As a result of the SPAC Continuance, the Company acquired substantially all of the assets held by FIAC. “SPAC Continuance” means the redomicile or continuance of the Company from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta under the Business Corporations Act (Alberta). Further, it is not expected that the Company will satisfy the substantial business activities test immediately after the SPAC Continuance. Accordingly, the application of Section 7874 to the SPAC Continuance is expected to depend upon satisfaction of the ownership test. Based upon the terms of the SPAC Continuance, the rules for determining share ownership under Section 7874 and the Treasury Regulations promulgated thereunder, and certain factual assumptions, it is expected that all holders of FIAC Class A Common Stock immediately prior to the SPAC Continuance will continue to hold all of Common Shares immediately after the SPAC Continuance. Therefore, the ownership test will be satisfied and the Company will be treated as a U.S. corporation for U.S. federal income tax purposes. However, whether the ownership test has been satisfied must be finally determined at completion of the SPAC Continuance, by which time there could be changes to the relevant facts and circumstances. In addition, the rules for determining ownership under Section 7874 are complex, unclear and the subject of recent and ongoing legislative and regulatory review and change. Accordingly, there can be no assurance that the IRS would not assert that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes or that such an assertion would not be sustained by a court. If the IRS were to successfully challenge the Company’s status as a U.S. corporation for U.S. federal income tax purposes, the tax consequences described herein would be materially and fundamentally different.
The remainder of this discussion assumes that the Company will be treated as a U.S. corporation for U.S. federal income tax purposes.
A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all of the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.
Generally, the Company will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. The Company anticipates that it will also be subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. federal income, and Canadian, tax treatment will continue indefinitely and that the Common Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.
U.S. Holders
This section applies to you if you are a “U.S. holder.”
SPAC Continuance
The SPAC Continuance is intended to qualify as an “F reorganization” pursuant to Section 368(a) of the Code. Accordingly, a U.S. holder that is deemed to exchange FIAC securities (as a Delaware corporation) for the Company securities (as continued to the Province of Alberta, Canada) following the SPAC Continuance in pursuance of the plan of reorganization should not recognize capital gain or loss on the deemed exchange. Each such U.S. holder will have the same aggregate basis in its the Company securities after the SPAC Continuance as such U.S. holder had in the corresponding FIAC securities immediately prior to the SPAC Continuance. Such U.S. holder’s holding period in the Company securities immediately following the SPAC Continuance will include such U.S. holder’s holding period in the corresponding FIAC securities immediately prior to the SPAC Continuance. Although the matter is not entirely clear, these consequences to the U.S. holders assume, and we intend to take the position, that the adoption of the post-continuance Articles in connection with the SPAC Continuance does not have any U.S. federal income tax consequences to U.S. holders. All U.S. holders of FIAC securities are urged to consult their tax advisers with respect to the potential tax consequences to them of the SPAC Continuance.
Ownership of the Common Shares and Warrants
Distributions on the Common Shares. A corporate distribution by the Company generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a non-taxable return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in the Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Shares and will be treated as described below under the section titled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities.”
Dividends paid by the Company to a U.S. holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid by the Company to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.
Dividends received by a U.S. holder generally will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Such dividends may not qualify for a reduced rate of withholding tax under the Canada-U.S. Tax Convention. For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Dividends paid by the Company will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. Subject to certain limitations, a U.S. holder should be able to take a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities. Upon a U.S. holder’s sale, taxable exchange or other taxable disposition of the Company Securities, such U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the disposition of the Company securities and the U.S. holder’s adjusted tax basis in the corresponding the Company securities. A U.S. holder’s adjusted tax basis in its the Company securities generally will equal such U.S. holder’s acquisition cost (and, in the case of the Common Shares, less any prior distributions paid to such U.S. holder with respect to its the Common Shares treated as a return of capital). Any such capital gain or loss generally will be long-term capital gain or loss if such U.S. holder’s holding period for the relevant the Company securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of the Company Securities (i.e., the Company Securities purchased or acquired on different dates or at different prices) should consult their own tax advisors to determine how the above rules apply to them.
Exercise or Lapse of a Company Warrant. A U.S. holder generally will not recognize gain or loss upon the acquisition of a Common Share on the exercise of a Company Warrant for cash. A U.S. holder’s tax basis in the Common Shares received upon exercise of a Company Warrant generally should be an amount equal to the sum of the U.S. holder’s tax basis in the Company Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for the Common Shares received upon exercise of a Company Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Company Warrant and will not include the period during which the U.S. holder held the Company Warrant. If a Company Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Company Warrant.
The tax consequences of a cashless exercise of a Company Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. holder’s basis in the Common Shares received would equal the holder’s basis in the Company Warrants exercised therefor. If the cashless exercise were treated as a recapitalization, the holding period of the Common Shares would include the holding period of the Company Warrants exercised therefor. However, if the cashless exercise were treated as not being a realization event, a U.S. holder’s holding period in the Common Shares may instead be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants.

It is also possible that a cashless exercise of a Company Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of the Company Warrants having a value equal to the aggregate exercise price of the total number of the Company Warrants to be exercised (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the total exercise price for the total number of warrants to be exercised and (ii) the U.S. holder’s adjusted basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Common Shares received would equal the U.S. holder’s tax basis in the Company Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. holder’s holding period for the Common Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Company Warrants.
Possible Constructive Dividends. The terms of each the Company Warrant provide for an adjustment to the number of the Common Shares for which the Company Warrant may be exercised or to the exercise price of the Company Warrant in certain events, as discussed in the section of this Prospectus titled “Description of Securities of the Company.” An adjustment that has the effect of preventing dilution generally is not taxable. A U.S. holder of a Company Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of the Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the Common Shares which is taxable to the U.S. holders of such shares as described under “—Distributions on the Common Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from the Company equal to the fair market value of such increased interest.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.”
SPAC Continuance
The U.S. federal income tax consequences of the SPAC Continuance to non-U.S. holders generally will correspond to the U.S. federal income tax consequences described above under “— U.S. Holders — SPAC Continuance,” except that, to the extent the SPAC Continuance results in a taxable exchange of FIAC securities, the tax consequences for a non-U.S. holder of recognizing gain in such a taxable exchange would correspond to the tax consequences of recognizing gain on a sale or other disposition of the Company securities described below under the heading “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities.”
Ownership of the Common Shares and Warrants
Distributions on the Common Shares. A corporate distribution by the Company, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, such dividend is not attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder), the Company will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its the Common Shares and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Shares, which will be treated as described below under the section titled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities.”

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30 percent (30%) (or a lower applicable income tax treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of a sale, taxable exchange or other taxable disposition of the Company securities, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or
•
the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held the Company securities and, in the circumstance in which such the Company securities are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of that class of the Company securities at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the Company securities. There can be no assurance that the Company securities will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30 percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30 percent (30%).
If the third bullet point above applies to a Non-U.S. holder, any gain recognized by such Non-U.S. holder in the disposition will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.
Exercise or Lapse of a Company Warrant. The U.S. federal income tax characterization of a non-U.S. holder’s exercise of a Company Warrant, or the lapse of a Company Warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax characterization of the exercise or lapse of a warrant by a U.S. holder, as described above in the section titled “— U.S. Holders — Exercise or Lapse of a Company Warrant.” To the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs for a non-U.S. holder’s gain on the sale or other disposition of the Company Warrants.
Possible Constructive Dividends. The characterization for U.S. federal income tax purposes of adjustments to the number of the Common Shares for which a Company Warrant may be exercised or the exercise price of a Company Warrant in certain events will generally correspond to the U.S. federal income tax characterization of such adjustments with respect to a U.S. holder’s the Company Warrant, as described above under “— U.S. Holders — Possible Constructive Distributions.” The U.S. federal income tax consequences for a

non-U.S. holder of a constructive distribution would be the same as the U.S. federal income tax consequences of receiving a cash distribution from the Company equal to the fair market value of the increased interest in the Company’s assets or earnings and profits, as described above under “— Distributions on the Common Shares.”
Information Reporting and Backup Withholding
Dividend payments and proceeds from the sale, taxable exchange or taxable redemption of Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a twenty-four percent (24%) rate. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.
Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA Withholding Taxes
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30 percent (30%) on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on Common Shares. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or applicable IRS Form W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE SPAC CONTINUANCE AND THE ADOPTION OF THE POST-CONTINUANCE FIAC ARTICLES, THE BUSINESS COMBINATION AND THE OWNERSHIP AND DISPOSITION OF SECURITIES WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH HOLDER OF SECURITIES. HOLDERS OF SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE FOREGOING, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Certain Canadian Federal Income Tax Considerations
The following is, as of the date of this Prospectus, a general summary of the principal Canadian federal income tax considerations under the Tax Act and the regulations thereunder (the “Regulations”) generally applicable to a holder of Per Common Share Amalgamation Consideration, being the Common Shares received by such holder in exchange for issued and outstanding Company Shares pursuant to the Amalgamation after the

SPAC Continuance. This summary only applies to such a holder who, at all relevant times and for the purposes of the Tax Act, beneficially owns such the Common Shares and Company Shares, deals at arm’s length with FIAC and FIAC’s underwriters, is not affiliated with FIAC or FIAC’s underwriters, and holds such the Common Shares and Company Shares as capital property (each, a “Holder”), all within the meaning of the Tax Act. The Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.
This summary does not apply to a Holder (a) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that is a corporation resident in Canada (for the purposes of the Tax Act) or a corporation that does not deal at arm’s length with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person, or group of non-resident persons not dealing at arm’s length for the purposes of the “foreign affiliate dumping” rules in Section 212.3 of the Tax Act, all within the meaning of the Tax Act; (e) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (f) that is exempt from tax under the Tax Act; (g) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to the Common Shares, as those terms are defined in the Tax Act; (h) that has received or will receive the Common Shares as a result of the exercise of an employee stock option, settlement of a restricted stock unit or pursuant to any other equity-based compensation plan; or (i) that receives dividends on its the Common Shares under, or as part of, a “dividend rental arrangement” as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to their acquisition and holding of the Common Shares.
This summary does not address (a) the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Common Shares, (b) the tax considerations applicable to holders of stock options, restricted stock units or any other equity-based compensation award, or (c) the tax considerations applicable in respect of the SPAC Continuance or the Business Combination, except only in respect of the Amalgamation and as expressly set out below under the heading “— SPAC Continuance.”
This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date of this Prospectus, specific proposals to amend the Tax Act and the Regulations (the “Tax Proposals”) which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada United States Tax Convention (1980) (the “Canada-U.S. Tax Convention”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by way of judicial, legislative or governmental decision or action, nor does it take into account any other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial, or administrative changes will not modify or change the statements expressed herein.
This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the Amalgamation or the acquisition or holding of the Common Shares. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.
SPAC Continuance
As a result of the SPAC Continuance, the DCGL ceased to apply to FIAC and FIAC became subject to the BCBCA. The SPAC Continuance, in and of itself, will not create a new legal entity, affect the continuity of FIAC as a legal entity, or result in a disposition, for purposes of the Tax Act, by FIAC stockholders of the issued and outstanding shares they hold in FIAC at the time of the SPAC Continuance.

Amounts Determined in Canadian Dollars
Generally, for purposes of the Tax Act, all amounts relating to the Common Shares (including dividends, cost, adjusted cost base, and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars or other currencies must be converted into Canadian dollars using the daily exchange rate published by the Bank of Canada on the particular date the particular amount arose, or such other rate of exchange as may be accepted by the CRA. Holders may therefore realize additional income or gain by virtue of changes in foreign exchange rates and are advised to consult with their own tax advisors in this regard. Currency tax issues are not discussed further in this summary.
Residents of Canada
The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose the Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Common Shares, and every other “Canadian security,” as defined in the Tax Act, owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.
Disposition of the Common Shares
A Resident Holder who disposes of, or is deemed to have disposed of, a Common Share (other than to FIAC, unless purchased by FIAC in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Common Share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such the Common Share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of a Common Share will be determined by averaging the cost of that the Common Share with the adjusted cost base (determined immediately before the acquisition of the Common Share) of all other Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “— Taxation of Capital Gains and Losses.”
Taxation of Capital Gains and Losses
Generally, one half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one half of any capital loss incurred by a Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.
A capital loss realized on the disposition of a Common Share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the Common Shares. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns the Common Shares. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.
Capital gains realized by an individual (including certain trusts) may result in the individual paying minimum tax under the Tax Act.
A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Tax Act, or a “substantive CCPC,” as defined in the Tax Proposals, may be liable to pay an additional refundable tax on its “aggregate investment income,” which is defined in the Tax Act to include an amount in respect of taxable capital gains.

Non-Residents of Canada
The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, the Common Shares in a business carried on in Canada (each, a “Non-Resident Holder”). The term “U.S. Holder” solely for the purposes of this summary under the heading “Certain Canadian Federal Income Tax Considerations,” means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may not be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.
Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is (a) an insurer that carries on an insurance business in Canada and elsewhere; (b) an “authorized foreign bank” as defined in the Tax Act; or (c) a “foreign affiliate,” as defined in the Tax Act, of a person resident in Canada. Such Non-Resident Holders should consult their own advisors.
Taxation of Dividends
Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of FIAC. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.
The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, of which Canada is a signatory, affects many of Canada’s tax treaties and conventions (but not the Canada-U.S. Tax Convention), including the ability to claim benefits under those tax treaties and conventions. As a result, Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any particular applicable tax treaty or convention in their particular circumstances.
Disposition of the Common Shares
A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares, unless the Common Shares constitute “taxable Canadian property,” as defined in the Tax Act, of the Non-Resident Holder at the time of the disposition and are not “treaty-protected property,” as defined in the Tax Act, of the Non-Resident Holder at the time of the disposition.
Generally, as long as the Common Shares are then listed on a designated stock exchange (which currently includes Nasdaq), the Common Shares will not constitute “taxable Canadian property” of a Non-Resident Holder at that time unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with which the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons which do not deal at arm’s length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares in the capital of FIAC, and (b) more than 50% of the fair market value of the Common Shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties,” “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, a Common Share may also be deemed to be taxable Canadian property of a Non-Resident Holder in certain circumstances. Even if the Common Shares are considered to be “taxable Canadian property” to a Non-Resident Holder, the Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares if the Common Shares are “treaty-protected property” of the Non-Resident Holder at the time of the disposition. In the case of a U.S. Holder, the Common Shares of such U.S. Holder will generally constitute “treaty-protected property” for purposes of the Tax Act unless the value of the Common Shares are derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.
If the Common Shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the consequences above under “— Residents of Canada — Disposition of the Common Shares” and “— Residents of Canada — Taxation of Capital Gains and Losses” will generally apply.
Non-Resident Holders whose the Common Shares are taxable Canadian property should consult their own advisors.

PLAN OF DISTRIBUTION
The Common Shares offered by this prospectus are being offered by the Selling Stockholder. The Common Shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of Common Shares offered by this prospectus could be effected in one or more of the following methods:
•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for Common Shares;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Helena has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the 1933 Act. Helena has informed us that each such broker-dealer will receive commissions from Helena that will not exceed customary brokerage commissions.
Brokers, dealers, underwriters or agents participating in the distribution of our Common Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Common Shares sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our Common Shares sold by the Selling Stockholder.
We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Common Shares offered by this prospectus.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the 1933 Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.
We will pay the expenses incident to the registration under the 1933 Act of the offer and sale of our Common Shares covered by this prospectus by the Selling Stockholder, and have agreed to reimburse Helena for the fees and disbursements of its counsel incurred in connection therewith. We also have agreed to reimburse Helena for the fees and disbursements of its counsel, payable upon execution of the Securities Purchase Agreement.
We also have agreed to indemnify Helena and certain other persons against certain liabilities in connection with the offering of our Common Shares offered hereby, including liabilities arising under the 1933 Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Helena has agreed to indemnify us against liabilities under the 1933 Act that may arise from certain written information furnished to us by Helena specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the 1933 Act and is therefore, unenforceable.
We estimate that the total expenses for the offering will be approximately $53,000.
Helena has represented to us that at no time prior to the date of the Helena Note Purchase Agreement has Helena or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of our Common Shares or any hedging transaction, which establishes a net short position with respect to our Common Shares. Helena has agreed that during the term of the Purchase Agreement, neither Helena, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the 1934 Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all our Common Shares offered by this prospectus have been sold by the Selling Stockholder.
Our Common Shares are currently listed on The Nasdaq Capital Market under the symbol “DEVS.”

LEGAL MATTERS
McMillan LLP will pass upon the validity of the Common Shares of the Company to be offered pursuant to the offering under this prospectus and matters of the laws of Canada.
EXPERTS
The financial statements of DevvStream Holdings Inc. for the year ended July 31, 2024 included in this prospectus have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion. Such financial statements have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of DevvStream Corp. for the year ended July 31,2025 included in this prospectus have been audited by Davidson & Company LLP, an independent registered public accounting firm,as stated in their report there on which report expresses an unqualified opinion. Such financial statements have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to the Company and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.devvstream.com which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Directors of
DevvStream Corp.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of DevvStream Corp. (the “Company”), as of July 31, 2025, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficiency, and cash flows for the year ended July 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of DevvStream Corp. as of July 31, 2025, and the results of its operations and its cash flows for the year ended July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
The consolidated financial statements of the Company as at and for the year ended July 31, 2024 were audited by another auditor. As described in Note 4 and Note 19, the Company adjusted all shares and per share data in the periods presented for the November 6, 2024 De-SPAC transaction common conversion ratio and the August 8, 2025 reverse stock split. We audited the adjustments to retrospectively apply the effects of the De-SPAC transaction common conversion ratio and the reverse stock split in the July 31, 2024 consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the July 31, 2024 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the July 31, 2024 consolidated financial statements taken as a whole.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

November 5, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of DevvStream Corp.:
Opinion on the Consolidated Financial Statements
We have audited, before the effects of the adjustment to retrospectively apply the reverse stock split and common conversion ratio described in Note 4 and Note 19, the accompanying consolidated balance sheets of DevvStream Holdings Inc. (the “Company”) as of July 31, 2024 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ (deficiency), and cash flows for the year ended July 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). The July 31, 2024 financial statements before the effects of the adjustments discussed in Note 4 and Note 19 are not presented in the consolidated financial statements.
In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively apply the reverse stock split and common conversion ratio described in Note 4 and Note 19, present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2024, and the results of its consolidated operations and its consolidated cash flows for the year ended July 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Davidson & Company LLP audited the adjustments to retrospectively apply the reverse stock split and common conversion ratio described in Note 4 and Note 19. We were not engaged to audit, review or apply any procedures to those adjustments, and accordingly, we do not express an opinion or any other form of assurance about whether those adjustments are appropriate and have been properly applied.
Material Uncertainty Related to Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit, negative cash flows and losses since inception and requires additional capital to fund its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP
Toronto, Canada	Chartered Professional Accountants
March 6, 2025	Licensed Public Accountants

We have served as the Company’s auditor since 2022

1 Adelaide Street East, Suite 1900, Toronto, Ontario, M5C 2V9
1.877.251.2922 T: 416.596.1711 F: 416.596.7894 MNP.ca

DevvStream Corp.
CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

As at	July 31, 2025	July 31, 2024
ASSETS
Current assets
Cash	$3,446,111	$21,106
Trade receivable	7,360	—
GST receivable	140,646	85,658
Corporate taxes receivable	171,573	—
Deferred financing costs	138,720	—
Prepaid expenses	175,896	35,141
Deposit on carbon credits purchase	173,649	—
Carbon credits	83,672	—
Total current assets	4,337,627	141,905

Restricted cash	6,405,000	—
Equipment	—	953
Deferred financing costs, long-term	172,925	—
Deposit on carbon credits purchase, long-term	247,754	—
Investment in associate	707,989	—
Total assets	$11,871,295	$142,858

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities	$10,682,665	$6,097,902
Accounts payable and accrued liabilities – related parties	794,990	478,072
Mandatory convertible debentures	—	127,500
Convertible debentures – related parties	375,027	881,544
Derivative liabilities	72,500	919,250
Warrant liabilities	5,626,473	—
Stock option liabilities	133,465	—
Stop loss provision liabilities	1,065,235	—
Total current liabilities	18,750,355	8,504,268

Convertible debentures, long term	8,800,339	—
Convertible debentures – related parties, long term	3,914,146	—
Total liabilities	31,464,840	8,504,268

Shareholders’ deficiency
Common shares (No par value, unlimited common shares authorized; 3,541,668 common shares issued and outstanding) (July 31, 2024 – 1,163,871)	—	—
Additional paid in capital	14,174,914	13,321,266
Subscription receivable	(20,000)	—
Accumulated other comprehensive income	45,001	43,553
Deficit	(33,793,460)	(21,726,229)
Total shareholders’ deficiency	(19,593,545)	(8,361,410)
Total liabilities and shareholders’ deficiency	$11,871,295	$142,858

Going concern (Note 2(b))
Commitments and contingencies (Note 18)
Subsequent events (Note 20)
See accompanying notes to the consolidated financial statements.

DevvStream Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in United States dollars)

For the year ended July 31,	2025	2024
Revenue	$25,794	$—
Cost of sales	(10,187)	—
Gross profit	15,607	—

Operating expenses
Sales and marketing	1,000,073	481,104
Depreciation	953	1,771
General and administrative	964,473	461,167
Professional fees	8,447,280	5,656,352
Salaries and wages	1,593,794	2,136,124
Total operating expenses	(12,006,573)	(8,736,518)

Other income (loss)
Interest expense	(313,778)	(29,296)
Accretion expense	(346,424)	(52,554)
Change in fair value of derivative liabilities	719,000	(845,700)
Change in fair value of warrant liabilities	1,728,392	—
Change in fair value of mandatory convertible debentures	70,500	(27,500)
Impairment of carbon credits	(1,224,060)	—
Stop-loss provision loss	(1,065,235)	—
Equity loss on investment in associate	(512,011)	—
Gain on settlement of debt	899,015	—
Foreign exchange loss	(31,664)	(107,634)
Net loss before income taxes	(12,067,231)	(9,799,202)
Current income tax expense	—	(72,546)
Net loss	$(12,067,231)	$(9,871,748)

Other comprehensive income
Foreign currency translation	1,448	127,123
Net loss and comprehensive loss	(12,065,783)	(9,744,625)
Weighted average number of common shares outstanding – Basic and Diluted	2,521,627	1,162,984
Loss per share – Basic and Diluted	$(4.79)	$(8.49)

See accompanying notes to the consolidated financial statements.

Devvstream Corp.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY
(Expressed in United States dollars)

	Number of Shares	Additional Paid-in Capital	Subscription receivable	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, July 31, 2023	1,145,774	$11,883,289	$—	$(11,854,481)	$(83,570)	$(54,762)
Share based compensation – RSUs	—	597,587	—	—	—	597,587
Share based compensation – Options	—	692,740	—	—	—	692,740
Shares issued for warrant exercises	18,097	147,650	—	—	—	147,650
Foreign currency translation	—	—	—	—	127,123	127,123
Net loss	—	—	—	(9,871,748)	—	(9,871,748)
Balance, July 31, 2024	1,163,871	$13,321,266	$—	$(21,726,229)	$43,553	$(8,361,410)
Share based compensation - RSUs	—	510,325	—	—	—	510,325
Share based compensation - Options	—	72,641	—	—	—	72,641
Warrants reclassified to liabilities on change in functional currency	—	(454,571)	—	—	—	(454,571)
Stock options reclassified to liabilities on RTO	—	(330,090)	—	—	—	(330,090)
Conversion option derivative transferred to equity	—	266,000	—	—	—	266,000
Gain on modification of debt with related parties	—	582,167	—	—	—	582,167
Recapitalization on RTO	—	(23,548,887)	—	—	—	(23,548,887)
Shares issued for warrant exercises	9,176	389,729	—	—	—	389,729
Conversion of mandatory convertible debentures	2,244	49,500	—	—	—	49,500
Shares for settlement of debt	342,895	10,888,912	—	—	—	10,888,912
Shares issued in connection with RTO	515,920	3,147,117	—	—	—	3,147,117
Shares issued for acquisition of associate	200,000	1,220,000	—	—	—	1,220,000
Shares issued for PIPE financing	169,480	2,250,000	(20,000)	—	—	2,230,000
Shares issued for carbon credit purchases	324,987	1,982,424	—	—	—	1,982,424
Shares issued for ELOC commitment	66,666	363,333	—	—	—	363,333
Shares issued for services	55,729	585,155	—	—	—	585,155
Shares issued for ELOC drawdown	845,700	3,328,081	—	—	—	3,328,081
Shares cancelled for termination of carbon credit purchase agreements	(155,000)	(396,500)	—	—	—	(396,500)
Share issuance costs	—	(51,688)	—	—	—	(51,688)
Foreign currency translation	—	—	—	—	1,448	1,448
Net loss	—	—	—	(12,067,231)	—	(12,067,231)
Balance, July 31, 2025	3,541,668	$14,174,914	$(20,000)	$(33,793,460)	$45,001	$(19,593,545)

See accompanying notes to the consolidated financial statements.

Devvstream Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in United States dollars)

For the year ended July 31,	2025	2024
Operating activities
Net loss for the year	$(12,067,231)	$(9,871,748)
Items not affecting cash:
Depreciation	953	1,771
Share based compensation	582,966	1,290,327
Change in fair value of derivative liabilities	(719,000)	845,700
Change in fair value of mandatory convertible debentures	(70,500)	27,500
Change in fair value of warrant liabilities	(1,728,392)	—
Change in fair value of stock option liabilities	(196,625)	—
Gain on settlement of accounts payable	(899,015)	—
Loss on investment in associate	512,011	—
Impairment of carbon credits	1,224,060	—
Stop-loss provision loss	1,065,235	—
Non-cash general and administrative	—	50,000
Accrued interest	305,592	19,024
Accretion expense	346,424	52,554
Changes in non-cash working capital items:
Trade receivable	(7,360)	—
GST receivable	(54,988)	—
Corporate taxes receivables	(171,573)	(39,121)
Carbon credits	(143,211)	—
Prepaid expenses	(140,755)	267,294
Accounts payable and accrued liabilities	5,731,504	5,807,752
Net cash used in operating activities	(6,429,905)	(1,548,947)

Investing activity
Cash assumed on RTO	1,661,645	—
Net cash provided by investing activity	1,661,645	—

Financing activities
Proceeds from convertible debentures	9,400,650	883,516
Proceeds from warrant exercise	86,237	176,113
Proceeds from issuance of mandatory convertible debentures	—	50,000
Proceeds from PIPE financing	2,230,000	—
Proceeds from ELOC drawdown	2,879,930	—
Net cash provided by financing activities	14,596,817	1,109,629

Effect of exchange rate changes on cash	1,448	(29,547)

Net increase (decrease) in cash	9,830,005	(468,865)
Cash, Beginning	21,106	489,971
Cash, Ending	$9,851,111	$21,106

Presented as:
Cash	$3,446,111	$21,106
Restricted cash	6,405,000	—
Cash, Ending	$9,851,111	$21,106

See accompanying notes to the consolidated financial statements.

For the year ended July 31,	2025	2024
Supplemental information:
Taxes paid	$—	$—
Interest paid	$—	$ —
Repayment of convertible debentures from ELOC drawdown proceeds	$448,151	$ —
Fair value of warrants exercised	$389,729	$ —
Fair value of securities issued for the RTO (Note 4)	$3,147,117	$—
Fair value of securities issued for settlement of accounts payable	$10,888,912	$—
Fair value of securities issued for services	$585,155	$—
Fair value of securities issued for carbon credits	$1,982,424	$ —
Fair value of securities issued for the acquisition of interest in associate	$1,220,000	$—
Fair value of securities issued for ELOC commitment	$363,333	$—

See accompanying notes to the consolidated financial statements.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
1	Nature of operations
DevvStream Corp. (formerly Focus Impact Acquisition Corp.) (the “Company” or “Devv Corp.”) is a company existing under the Business Corporations Act of Alberta, Canada. The head office is located at 2133 – 1177 West Hastings Street, Vancouver, BC V6E 2K3 and its records and registered office is located at #1700, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9.
The Company was a special purpose acquisition corporation incorporated in Delaware, the United States on February 23, 2021, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business (“Initial Business Combination”). On November 6, 2024, the Company completed a reverse takeover (“RTO”) with DevvStream Holdings Inc. (“Devv Holdings”) (Note 4) pursuant to a business combination agreement (“BCA”) entered into on September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024). The transaction is also referred to as the “De-SPAC” transaction. The Company was redomiciled as an Alberta company as part of the De-SPAC transaction. Devv Holdings is an Environmental Social and Governance (“ESG”) principled, high-tech, impact investing company focused on high quality and high return carbon credit generating projects. Devv Holdings is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying values. The Company’s operations are considered to be a continuance of the business and operations of Devv Holdings, with the Company’s operations being included from November 6, 2024, the closing date of the De-SPAC transaction, onwards.
The Company is a public company which is listed on the Nasdaq Stock Exchange (“NASDAQ”) under the symbol “DEVS”.
2.	Basis of preparation
(a)	Statement of compliance
These consolidated financial statements reflect the accounts of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for financial information. These consolidated financial statements have been prepared on a going concern basis, under the historical cost convention.
(b)	Going concern
These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. As at July 31, 2025, the Company has a working capital deficit, has incurred negative cash flows and losses since inception, and has generated limited revenues to date. The Company’s ability to continue its operations, realize its assets at their carrying values and discharge its liabilities is dependent upon its ability to raise adequate financing from external sources and generate profits and positive cash flows from operations.
The Company will required additional capital to fund its operations, to evaluate strategic opportunities, and for working capital purposes. However, there is no assurance that the Company will be able to secure such financing on favourable terms. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern. Such adjustments could be material.
(c)	Basis of consolidation
These consolidated financial statements include the accounts of the Company and entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
2.
Basis of preparation (continued)
and operating policies of an entity so as to obtain benefits from its activities. All intercompany balances and transactions, income and expenses have been eliminated upon consolidation.
As of July 31, 2025, the Company’s subsidiaries were:

Name of subsidiary	Place of incorporation	Ownership
Devv Holdings	British Columbia, Canada	100%
Devvstream, Inc. (“DESG”)	Delaware, USA	100%
DevvESG Streaming Finco Ltd (“Finco”)	British Columbia, Canada	100%

On November 10, 2022, the Company made an investment into Marmota Solutions Incorporated (“Marmota”). On the date of the initial investment, the Company owned 50% of Marmota and accounted for the investment as an equity investment. On October 16, 2023, the Company reduced its interest in Marmota to 10% by returning common shares to Marmota for cancellation in consideration of $19.
On November 6, 2024, the Company made an investment into Freedom Carbon Solutions LLC (formerly Monroe Sequestration Partners, LLC) (“FCS”). The Company owns 50% of FCS and accounted for the investment as an equity investment.
(d)	Variable interest entities (“VIE”)
A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.
(e)	Functional and presentation currencies
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for Devv Holdings and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Devv Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency on August 1, 2024, 121,995 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities (Note 11). Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows.
The Company’s presentation currency is and continues to be the United States dollar.
(f)	Use of estimates and judgments
The preparation of consolidated financial statements in conformity with US GAAP requires the Company’s management to make judgments, estimates and assumptions about future events that the amounts reported in the consolidated financial statements. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are made prospectively.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
2.
Basis of preparation (continued)
Key estimates made by management with respect to the areas noted have been disclosed in the notes to these consolidated financial statements.
Valuation of embedded derivatives
The estimates and judgments made in relation to the fair value of derivative liabilities are subject to measurement uncertainty. The valuation techniques used to determine fair value requires inputs that involve assumptions and judgments such as the volatility of the Company’s share prices and expected life. Such judgments and assumptions are inherently uncertain.
Functional currency
The Company and its subsidiaries are required to determine their functional currencies based on the primary economic environment in which each entity operates. In order to do that, management has to analyze several factors, including which currency mainly influences the cost of undertaking the business activities, in which currency the entity has received financing, and in which currency it keeps its receipts from operating activities. Management uses its judgment to determine which factors are most important when the above indicators are mixed and the functional currency is not obvious.
Equity-settled share-based payments
Share-based payments are measured at fair value. Options are measured using the Black-Scholes option pricing model based on estimated fair values of all share-based awards at the date of grant. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures. Non-market vesting conditions are estimated initially and re-assessed every reporting period. Changes in these input assumptions can significantly affect the fair value estimate.
Going concern
The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay its ongoing operating expenditures and to meet its liabilities for the ensuing year, involves significant judgment based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances.
Investment in associate
In October 2024, the Company acquired a 50% voting interest in FCS. Even though the Company holds 50% of the voting interest, it does not consider that it controls FCS. This is because the remaining 50% is held by one party and its affiliates and the operating agreement of FCS dictates that the other shareholder shall manage the affairs of FCS. The Company considers that it has significant influence over FCS based on its share of ownership, and accounts for the investment for using the equity method of accounting.
(f)	Use of estimates and judgments (continued)
Warrant liabilities
Warrant liabilities are measured at fair value. Warrants are measured using the Black-Scholes option pricing model. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, and expected life. Changes in these input assumptions can significantly affect the fair value estimate.
Stock option liabilities
Stock option liabilities are measured at fair value. Stock options are measured using the Black-Scholes option pricing model. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, and expected life. Changes in these input assumptions can significantly affect the fair value estimate.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
2.
Basis of preparation (continued)
Fair value of consideration in De-SPAC transaction
The fair value of consideration to acquire the Company in the De-SPAC transaction comprised of common shares and replacement warrants. The share price of Devv Holdings as at the date of issuance is a significant estimate. In determining the estimate, management considered recent financings and the trading prices of the entities. The replacement warrants were valued using the Black-Scholes option pricing model which utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures.
(g)	Emerging growth company
The Company is an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.
The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
3.	Significant accounting policies
The accounting policies set out below have been applied in the preparation of these consolidated financial statements. These policies have been applied consistently in the period unless otherwise stated.
(a)	Additional paid in capital
Additional paid in capital is presented at the value of the shares issued as the Company’s shares have no stated par value. Transaction costs directly attributable to the issuance of common shares are recognized as a deduction from equity. Transactions with shareholders are disclosed separately in equity.
The proceeds from the exercise of stock options or warrants together with amounts previously recorded in additional paid in capital over the vesting periods are recorded as additional paid in capital.
Share units
The Company uses the relative fair value method with respect to the measurement of shares and warrants issued as private placement units. Under the relative fair value method, the Company first determines the fair value of the common shares and warrants issued in a private placement, calculates the total fair value of the issued units, and then allocates the proceeds received between the common shares and warrants based on their respective percent of the total fair value.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
3.
Significant accounting policies (continued)
Warrants modification
The modification of warrants is accounted for as a cancellation of the old warrants, and the issuance of post-modification warrants as the new warrants. The fair value incremental calculated on the modification would be considered an additional cost of issuing equity as part of the exchange of the old instrument for the new instrument. The impact of modifications to warrants previously issued for services is recognized as share-based compensation in the consolidated statements of operations and comprehensive loss.
(b)	Share-based payments
The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.
The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.
The Company records restricted stock units based on their fair value at grant date and recognizes compensation expense on a graded basis over the vesting period. In circumstances where the restricted stock units vest on the date of grant, the expense would be immediately recognized on grant.
The cumulative expense is recognized for equity-settled transactions at each reporting date until the vesting date reflects the Company’s best estimate of the number of equity instruments that will ultimately vest. At the end of each reporting period, the Company reassesses its estimates of the number of awards that are expected to vest and recognizes the impact of the revisions in the consolidated statements of loss and comprehensive loss. No expense is recognized for awards that do not ultimately vest.
Where the terms of an equity settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original terms of the award are met. An additional expense or its reduction is recognized for any modification which increases or decreases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee as measured at the date of modification. Where an award is cancelled by the Company or the counterparty, any remaining element of the fair value of the award is expensed immediately or reversed through profit or loss, depending on whether the award was cancelled or forfeited.
(c)	Cash and cash equivalents
Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of July 31, 2025 and 2024.
At times, the Company’s cash balance exceeds the federally insured limits. As of July 31, 2025 and 2024, the Company has not experienced losses on its cash balances, and management believes the Company is not exposed to significant risks on such accounts.
(d)	Restricted cash
Restricted cash are deposits held with BitGo Trust Company, Inc., a cryptocurrency exchange which is a South Dakota chartered trust company, that are held as collateral for debentures payables of the Company, or those deposits that have contractual restrictions on the ability of the Company to withdraw or otherwise direct the use of.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
3.
Significant accounting policies (continued)
(e)	Equipment
Equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the asset using the following annual rates:

Computer equipment	3 years

(f)	Investment in associate
An associate is an entity over which the Company has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not in control or joint control over those policies. The Company’s investment in associate is accounted for using the equity method. Under the equity method, the investment in an associate or a joint venture is initially recognized at cost. The carrying amount of the investment is adjusted to recognize changes in the Company’s share of net assets of the associate since the acquisition date.
After application of the equity method, the Company determines whether a loss in the fair value of an investment below its carrying value is a temporary decline. If it is other than temporary, the investor calculates an impairment as the excess of the investment’s carrying amount over the fair value. Reversals of impairments on equity method investments are prohibited.
(g)	Foreign currency translation
Foreign currency transactions and balances
Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions, with the resulting foreign exchange gains and losses recognized in the consolidated statements of loss and comprehensive loss. The foreign exchange gains and losses resulting from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the consolidated statements operations and comprehensive loss.
Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.
Translation to presentation currency
The Company and its subsidiaries, except for Finco, have a functional currency of the US dollar and a presentation currency of the US dollar. Finco has a functional currency of the Canadian dollar. For presentation, assets and liabilities of Finco have been translated into US dollar at the closing rate at the reporting date and income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation gains and losses are recognized in other comprehensive loss.
(h) Financial Instruments
A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.
Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or FVOCI. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.
Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
3.
Significant accounting policies (continued)
ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.
ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:
•	Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,
•	Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.
Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.
To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liabilities relating to the embedded conversion feature in the convertible notes and the mandatory convertible debentures are liabilities at Level 3.
In accordance with ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Company utilizes the Current Expected Credit Loss (CECL) model to estimate expected credit losses over the contractual life of financial assets held, taking into consideration historical loss experience, current conditions, and reasonable and supportable forecasts to assess credit risk.
(i)	Derivative financial instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“Topic 815”). Derivative instruments are initially recorded at fair value on the grant date and revalued at each reporting date, with changes in the fair value reported in the consolidated statement of operations and comprehensive loss. Derivative liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.
(j)	Warrant liabilities
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance ASC Topic 480, Distinguishing Liabilities from Equity (“Topic 480”) and ASC Topic 815, Derivatives and Hedging (“Topic 815”). This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
3.
Significant accounting policies (continued)
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance or modification. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. This liability is subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations and comprehensive loss. The fair value of warrants are estimated using an the Black-Scholes Option Pricing Model, as the warrants of the Company are not publicly traded.
The Company has concluded that certain warrants no longer meet the criteria for equity classification and must be recorded as a liability, upon the change in the Company’s functional currency. Accordingly, the Company re-classified warrants denominated in functional currencies other than the Company’s functional currency as a liability at fair value and will adjust the liability to fair value at each reporting period.
(k)	Stock option liabilities
The Company accounts for stock options as either equity-classified or liability-classified instruments based on an assessment of the stock options’s specific terms and applicable authoritative guidance ASC Topic 480, Distinguishing Liabilities from Equity (“Topic 480”) and ASC Topic 815, Derivatives and Hedging (“Topic 815”). This assessment, which requires the use of professional judgment, is conducted at the time of stock option issuance and as of each subsequent quarterly period end date while the stock options are outstanding.
For issued or modified stock options that meet all of the criteria for equity classification, the stock options are required to be recorded as a component of additional paid-in capital at the time of issuance or modification. For issued or modified stock options that do not meet all the criteria for equity classification, the stock options are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. This liability is subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations and comprehensive loss.
The Company has concluded that certain stock options no longer meet the criteria for equity classification and must be recorded as a liability, upon the completion of the De-SPAC transaction and commencement of trading on the NASDAQ. Accordingly, the Company re-classified stock options denominated in functional currencies other than the Company’s functional currency as a liability at fair value and will adjust the liability to fair value at each reporting period.
(l)	Carbon credits
The Company acquires carbon credits for the purposes of resale, and as such accounts for the credits as inventories of the Company under ASC 330. Accordingly, the carbon credits are stated at the lower of cost and net realizable value.
(m)	Stop-loss provision liabilities
Certain contracts entered into for the purchase of carbon credits which were settled in shares include stop-loss provisions that require the Company to issue additional shares of the Company to the sellers, representing the shortfall between the agreed upon value of the purchased credits and the market value of shares of the Company received by the sellers at the time of such stop-loss provisions being triggered. Such contractual obligations to reimburse sellers would take effect in various timeframes, up to 18 months from the date of purchase.
The Company accounts for stop-loss provision liabilities in accordance with ASC Topic 450, Contingencies (“Topic 450”) and Distinguishing Liabilities from Equity (“Topic 480”).

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
3.
Significant accounting policies (continued)
A loss contingency is accrued if it is both probable and reasonably estimable. Topic 450 defines “probable” as “the future event or events are likely to occur”, and the amount to be accrued shall be a better estimate than any other estimate within the range, or the minimum amount in the range if no amount within the range is a better estimate than any other amount.
An instrument falls within the scope of Topic 480 and is accounted for as a liability if the instrument is to be settled with a variable number of shares the monetary value of which is based solely or predominantly on a fixed monetary amount known at inception.
The Company assessed that such obligations are probable and estimable, insofar as the Company has received the carbon credits underlying the transaction, and accordingly, the Company accrued for liabilities on the stop-loss provisions based on the price of the Company’s common stock trading on the NASDAQ, and will adjust the liability at each reporting period.
(n)	Income taxes
The Company’s tax provision consists of taxes currently payable or receivable, plus any change during the period in deferred tax assets and liabilities. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than note that some portion of the deferred tax asset will not be realized.
During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements.
(o)	Loss per share
Basic loss per share is calculated by dividing the net loss attributable to the common shareholders of the Company by the weighted average number of subordinate voting stock outstanding and reduced by any shares held in escrow during the reporting period. Diluted loss per share is calculated by dividing the net loss applicable to subordinate voting stock by the sum of the weighted average number of subordinate voting stock issued and outstanding, all additional subordinate voting stock that would have been outstanding if potentially dilutive instruments were converted and reduced by any shares held in escrow. If these computations prove to be anti-dilutive, diluted loss per share is the same as basic loss per share.
(p)	Revenue recognition
Under ASC 606, the Company recognizes revenue from the sales of carbon credits by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
3.
Significant accounting policies (continued)
obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Revenue for sales of carbon credits is recognized at a point in time when control of the credit transfers to the buyer. The Company acts as a principal in all revenue transactions.
(q)	Advertising
The Company expenses advertising costs when the advertising first takes place. Advertising expense was approximately $1,000,073 for the year ended July 31, 2025 (2024 – $481,104).
(r)	Operating segments
Operating segments are components of the Company that engage in business activities which generate revenues and incur expenses. The operations of an operating segment are distinct, and the operating results are regularly reviewed by the CODM for the purposes of resource allocation decisions and assessing its performance. The Company has assessed the above criteria and has determined that the entity as a whole is one operating segment comprising of a single operating segment.
(s)	Convertible debentures
The Company accounts for convertible debentures in accordance with ASC 470, Debt. Convertible debentures are recorded at face value less unamortized issuance costs, assuming the conversion feature does not meet the requirements for bifurcation.
If the conversion feature does not meet the requirements to be classified as equity, it is bifurcated and accounted for separately as a derivative liability under ASC 815, Derivatives and Hedging, and measured at fair value, with subsequent changes recognized in earnings.
If the conversion feature meets the equity classification criteria, no separate accounting for the conversion feature is required, and the entire instrument is classified as a liability.
Interest expense is recognized using the effective interest method, which includes the amortization of any debt issuance costs and discounts or premiums.
Debt Modifications and Extinguishments
The Company evaluates modifications to convertible debt instruments in accordance with ASC 470-50, Modifications and Extinguishments.
A modification is deemed to be substantial if:
•
The present value of the cash flows under the terms of the modified debt differs by at least 10% from the present value of the remaining cash flows under the original debt terms, using the original effective interest rate (the “10% Test”); or

•	The modification results in a change in the embedded conversion option that requires re-evaluation under ASC 815.
If the modification is determined to be substantial, the original debt is extinguished, and the modified instrument is accounted for as a new debt issuance.
The Company also assesses whether a modification constitutes a troubled debt restructuring under ASC 470-60. A restructuring is considered troubled if the Company is experiencing financial difficulty and the creditor has granted a concession.
For modifications that are not substantial, the Company accounts for the changes prospectively, adjusting the effective interest rate to reflect the revised cash flows.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
3.
Significant accounting policies (continued)
In evaluating convertible debt where the conversion option is bifurcated as a derivative liability before and after the modification, the 10% cash flow test is applied to the host debt instrument (without the conversion feature). Any change in fair value of the bifurcated conversion option is recognized in earnings.
(t)	Standards issued but not yet effective
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.
Income Taxes (Topic 740)
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU-740”). ASU-740 requires public entities to provide enhanced disclosure of specific categories of reconciling items included in the rate reconciliation; disclosure of the nature, effect and underlying causes of each reconciling item in the rate reconciliation and the judgment used in the categorization of such items; and enhanced disclosures for income taxes paid. The amendments in this ASU are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact of the adoption of ASU-740 on its consolidated financial statements and disclosures.
Crypto Assets (Topic 350-60)
In December 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-08, Intangibles – Goodwill and Other – Crypto Assets (Subtopic 350-60): Accounting for Disclosure of Crypto Assets (“ASU 350-60”). ASU 350-60 requires entities to measure certain crypto assets at fair value with changes recognized in net income each reporting period, rather than at cost less impairment. It also requires separate presentation of crypto assets and related gains or losses, and enhanced disclosures about holdings and changes during the period. The amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the impact of adopting ASU 350-60 on its consolidated financial statements and disclosures.
4.	Reverse takeover
On September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024), the Company entered into a Business Combination Agreement (“BCA”) with Devv Holdings.
Pursuant to the BCA, on November 6, 2024, the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby became a company existing under the Business Corporations Act of Alberta, and changed its name to Devvstream Corp., and Devv Holdings was amalgamated with a wholly owned subsidiary of the Company to form one corporate entity.
Under the BCA, the Company consolidated all of its issued and outstanding common stock on a 1:0.9692 basis. All the outstanding Devv Holdings subordinate voting shares (“SVS”) were exchanged for common stock of the Company on a common conversion ratio of 0.152934 (the “Common Conversion Ratio”). All the outstanding Devv Holdings multiple voting shares (“MVS”), being the equivalent of 10 SVS, were exchanged for common stock of the Company on the basis of the Common Conversion Ratio. In addition, all of the outstanding convertible securities of Devv Holdings were exchanged for securities of the Company on the basis of the Common Conversion Ratio, with corresponding adjustments to exercise prices, and otherwise on substantially the same economic terms and conditions. The De-SPAC transaction was completed on November 6, 2024.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
4.
Reverse takeover (continued)
Historical presentation of number of shares, warrants, options, and RSUs outstanding, weighted average number of shares outstanding, and exercise price of equity instruments, that are presented elsewhere in the consolidated financial statements, including the consolidated balance sheets, consolidated statements of operations and comprehensive loss, consolidated statements of changes in shareholders’ deficiency, and Notes 9, 10, and 13, are retrospectively adjusted to reflect the application of the Common Conversion Ratio, with exercise price of warrants and options, and conversion price of convertible debentures adjusted by the inverse of the Common Conversion Ratio. This is further adjusted by a one-for-ten reverse stock split that took place subsequent to the year ended July 31, 2025 (Note 20). The details of the impact of the retrospective adjustments are enumerated further in Note 19.
In consideration for the De-SPAC transaction, the Company issued 465,747 common shares to the former holders of SVS of Devv Holdings and 711,140 common shares to the former holders of MVS of Devv Holdings. The former shareholders of the Company retained 515,920 shares. The fair value per share was estimated to be $6.10 (CAD$8.50) based on the last trading price of Devv Holdings on the Cboe Exchange.
As at November 6, 2024, the Company had 22,699,987 warrants outstanding, each exercisable at $1.52 for 0.09692 common shares, expiring on November 6, 2029. The fair value of the warrants was estimated to be $7,196,286 based on the Black-Scholes Option Pricing Model using the following assumptions: share price – $0.61, expected dividend yield – 0%, expected volatility – 87%, risk-free interest rate – 3.12% and an expected remaining life – 5 years. Expected volatility was estimated by using the average of historical volatility of Devv Holdings and of public traded companies that the Company considers to be comparable. The expected warrant life represents the period of time that warrants granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the warrants.
Immediately after the completion of the De-SPAC transaction, the former holders of Devv Holdings’ shares owned 70% of the shares of the combined entity. As a result of the De-SPAC transaction, the former shareholders of Devv Holdings acquired control of the Company, thereby constituting an RTO of the Company. The RTO was determined to be a purchase of the Company’s net assets by the shareholders of Devv Holdings.
The De-SPAC transaction was accounted for as a capital transaction of Devv Holdings and equivalent to the issuance of shares by Devv Holdings for the net assets of the Company accompanied by a recapitalization as the Company did not qualify as a business according to the definition of ASC Topic 805, Business Combinations, and met the definition of a non-operating public shell. As a result, the transaction has been accounted for as an asset acquisition with Devv Holdings being identified as the acquirer and the Company being treated as the accounting acquiree with the transaction being measured at the fair value of the equity consideration issued to the Company’s shareholders. Devv Holdings is the continuing entity.
The excess of the fair value of the shares issued over the value of the net monetary assets acquired has been recognized as a reduction in equity.
The purchase price is allocated as follows:

Fair value of shares retained by former shareholders of the Company (515,920 post 1:0.9692 consolidation shares at $6.10 (CAD$8.50))	$3,147,117
Fair value of replacement warrants of the Company	7,196,286
Total consideration	$10,343,403

Net assets (liabilities) acquired of the Company:
Cash and cash equivalents	$1,661,645
Accounts payable and accrued liabilities	(11,867,129)
Promissory note payable (Note 9)	(3,000,000)
Total net assets (liabilities)	$(13,205,484)
Reduction to additional paid in capital as a result of the recapitalization	$23,548,887

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
4.
Reverse takeover (continued)
Sponsor side letter
In connection with the De-SPAC transaction, Focus Impact Sponsor entered into a sponsor side letter, and agreed to certain transfer and lock-up restrictions of the Company’s common stock, which would terminate upon the earlier of: (i) 360 days after November 6, 2024; (ii) a liquidation, merger, capital stock exchange, reorganization, or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity for cash, securities or other property; or, (iii) if the Company’s common stock has a closing price of at least $120 per share for any 20 trading days in a 30-day trading period starting from April 5, 2025. Focus Impact Sponsor also agreed to vote its shares in favor of the RTO.
Registration rights agreement
In connection with the De-SPAC transaction, on November 6, 2024, the Company, Focus Impact Sponsor, and certain historical holders of Devv Holdings securities entered into an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the historical holders of Devv Holdings securities and Focus Impact Sponsor will be granted customary registration rights with respect to the securities of the Company that they hold.
Indemnification agreements
In connection with the De-SPAC transaction, on November 6, 2024, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.
5.	Carbon credits
Between October 17, 2024 and October 28, 2024, Devv Holdings entered into multiple agreements to acquire carbon credits in return for shares of the Company once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, the Company issued 324,987 common shares in consideration for these agreements. The fair value of the shares issued was $1,982,424.
Stop-loss provision
All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the next 12 to 18 months, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of July 31, 2025 is $1,065,235.
Deposit on carbon credits
Consideration paid of $421,403 related to the future delivery of carbon credits is recorded as a deposit on carbon credits, of which $271,403 relate to a contract containing a stop-loss provision. The stop-loss provision related to these contracts has not been recognized. As there is not yet certainty to the delivery of the credits, the obligation to issue additional shares is not probable as at July 31, 2025.
Impairment of carbon credits
The Company is currently in dispute with one of the vendors for which 108,000 shares with a fair value of $658,800 was issued. At the date of these financial statements, the vendor has not delivered the carbon credits which are due under the contract and the Company has issued a demand letter to the vendor.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
5.
Carbon credits (continued)
Management has assessed that it is improbable that these carbon credits will be received and has recorded an impairment charge of $658,800 during the year ended July 31, 2025. The stop-loss provision related to this contract has not been recognized. As the vendor is in breach of the contract, the obligation to issue additional shares is not probable as at July 31, 2025.
One of the agreements provided for the vendor to return the consideration shares received for cancellation in return for the carbon credits if a registration statement does not become effective within 45 days of the closing of the purchase agreement. As this deadline was not met, the vendor has triggered this clause under the agreement and returned 90,000 shares with a fair value of $549,000 issued under the contract in exchange for the carbon credits that were transferred to the Company. During the year ended July 31, 2025, as a result of the probability of the carbon credits being returned to the vendor, the Company recorded an impairment charge of $548,982. As the agreement for the purchase of carbon credit was cancelled, the stop-loss provision related to this contract has not been recognized.
During the year ended July 31, 2025, the Company also entered into an agreement with one of the vendors to cancel the agreement to purchase carbon credits, in return for the cancellation of 65,000 consideration shares previously issued by the Company. The carbon credits underlying the agreement had not been received. Upon cancellation, the Company recognized a reversal of $396,500 of deposit on carbon credit purchase, with a corresponding impact on additional paid-in capital for the return of shares. As the agreement for the purchase of carbon credit was cancelled, the stop-loss provision related to this contract has not been recognized.
As of July 31, 2025, the Company assessed its carbon credits on hand and determined that certain carbon credits have a lower net realizable value than cost, and accordingly recognized $16,278 in impairment.
6.	Investment in associate
On November 6, 2024, the Company received 2,000,000 shares in FCS, in connection with an agreement to acquire a stake in FCS in exchange for 200,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of FCS received by the Company represented 50% of shares outstanding, and the initial balance of investment was determined to be $1,220,000 being the fair value of the shares issued by the Company in consideration for the exchange. As at July 31, 2025, the Company’s share of ownership remained at 50%. Management assessed that the Company has significant influence over FCS based on its share of ownership, and that the investment should be accounted for using the equity method of accounting.
Summarized financial information of FCS and a reconciliation of the carrying amount of the investment set forth in the consolidated balance sheets are set out below:
Summarized balance sheet

July 31, 2025
ASSETS
Cash	$21,047
Due from related parties	110,040
Start-up costs, net	105,589
Total assets	$236,676

LIABILITIES
Accounts payable and accrued liabilities	$211,942
Convertible notes	1,286,050
Total liabilities	$1,497,992

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
6.
Investment in associate (continued)
Summarized statement of loss

November 6, 2024 to July 31, 2025
Operating expenses
Consulting expenses	$646,799
Engineering	2,855
General and administrative expenses	6,057
Guaranteed payments	316,278
Legal and professional fees	10,185
Travel	7,310
Amortization	1,763
Total operating expenses	(991,247)

Interest expenses	(32,775)
Net loss	$(1,024,022)

A continuity of the Company’s investment in associate is as follows:

Balance as at July 31, 2024	$—
Investment by the Company	1,220,000
Company’s share of loss	(512,011)
Balance as at July 31, 2025	$707,989

7.	Equity Line of Credit (“ELOC”)
On October 29, 2024, the Company entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena I”). Under the ELOC Agreement, the Company will have the right to issue and to sell to Helena I from time to time, up to $40,000,000 of the Company’s common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the Company’s common shares being sold under the ELOC Agreement (the “Helena I Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, 50,000 shares of the Company was issued upon closing of the De-SPAC transaction (Note 13). Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, the Company issued to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $7.50. On March 17, 2025, the Company issued 16,666 shares (Note 13) in satisfaction of this obligation.
The Company may require that Helena purchase the Company’s common shares by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of advance it is requesting, which amount may not exceed an amount equal to the lesser of (i) 100% of the average of the daily value traded of the common shares over the 10 trading days immediately preceding such advance notice, and (ii) $8,000,000. However, in no event may the number of common shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13 (d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of common shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding common shares.
On March 18, 2025, the Company and Helena entered into a first amendment to ELOC Agreement, which allows Helena to permit Secondary Advances, as defined in the amendment, as well as to update references

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
7.
Equity Line of Credit (“ELOC”) (continued)
to “Common Stock” in the ELOC Agreement to “Common Shares”. On August 4, 2025, the Company and Helena entered into a second amendment to ELOC Agreement, which increased the commitment amount from $40,000,000 to $300,000,000.
As at July 31, 2025, $3,328,081 have been drawn against the ELOC through the issuance of 845,700 shares (Note 13).
8.	Accounts payable and accrued liabilities

	July 31, 2025	July 31, 2024
Accounts payable	$1,113,372	$5,503,968
Accrued liabilities	7,059,064	492,925
Excise taxes payable	2,410,973	—
Income taxes payable	99,256	101,009
	$10,682,665	$6,097,902
Accounts payable, related parties	271,919	145,149
Accrued liabilities, related parties	523,071	332,923
	$11,477,655	$6,575,974

9.	Convertible debentures
Devvio Tranche (Related Party Convertible Debt)
On January 12, 2024, the Company closed an unsecured convertible notes offering in the principal amount of $100,000 with Devvio that will bear interest at a rate of 5.3% per annum, is payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. Devvio is a related party to the Company through its ownership of the Company’s shares, and one of Devvio’s officers, directors and principal owners was a director of the Company during the year ended July 31, 2024 and until November 7, 2024.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) $76.50 multiplied by the common conversion ratio as set forth in the BCA (the “Common Conversion Ratio”), and (b) CAD$10.30. The shares are thereafter exchanged for common shares of the Combined Company at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes) and the termination of the business combination agreement for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the 30-day volume weighted average trading price (“VWAP”) of the shares on Cboe Canada stock exchange and (b) CAD$10.30.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$10.30. The warrants will expire 2 years after the conversion date.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
9.
Convertible debentures (continued)
The conversion price is subject to certain anti-dilution provisions.
At issuance, the Devvio Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $45,000 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price of $11.70 (being $76.50 multiplied by the Common Conversion Ratio). If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.
Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $176,000 and was transferred into equity. The fair value was estimated using the Black-Scholes Option Pricing model using the following assumptions: expected dividend yield - 0%, expected volatility - 275%, risk-free interest rate – 3.10% and an expected remaining life – 0.6 years.
On November 12, 2024, the maturity of the Devvio Tranche was extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change. The Devvio Tranche is outstanding as of July 31, 2025, and the Company is in the process of negotiating a further extension.
Focus Impact Partners Convertible Debt (Related Party Convertible Debt)
In the prior year, the Company closed an unsecured convertible notes offering with Focus Impact Partners, LLC (“Focus Impact Partners”). Subsequent to the closing of the De-SPAC transaction, Focus Impact Partners became a related party of the Company as one of the directors of the Company is an officer of Focus Impact Partners. The convertible notes were initially closed on January 12, 2024 and additional advances were added under the same offering. The total initial principal amounts of $550,000 under the original Focus Impact Partners Convertible Debt were received in five installments: $150,000 on November 6, 2023, $150,000 on January 9, 2024, $100,000 on March 28, 2024, $100,000 on April 19, 2024, and $50,000 on June 13, 2024. The debentures will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction (Note 4) and the debentures are not converted. The maturity date for all advances was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange multiplied by the Common Conversion Ratio, and (b) $20.00 (the De-SPAC Floor Price”).

•	The shares are thereafter exchanged for common shares of the Company at the Common Conversion Ratio.
•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
9.
Convertible debentures (continued)
In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes), or the termination of the BCA with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange calculated on the conversion date and b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $4.75.

•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 20-day VWAP and (b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $4.75.

•	The warrants will expire 2 years after the conversion date.
The conversion price is subject to certain anti-dilution provisions.
On June 28, 2024, the Company and Focus Impact Partners agreed to amend the Focus Impact Partners Convertible Debt (“the June 2024 Amendment”) such that the De-SPAC Floor Price would be amended from $20.00 to CA$4.75.
On June 28, 2024, the Company received additional proceeds of $20,000 under the June 2024 Amendment.
On August 19, 2024, October 18, 2024, October 28, 2024 and November 1, 2024, the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000 under the June 2024 Amendment.
The Focus Impact Partners Convertible Debt were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the year ended July 31, 2024 was estimated to be $25,800 as valued using the Monte Carlo model. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the year ended July 31, 2025 was estimated to be $65,750 as valued using the Monte Carlo model.
The June 2024 Amendment had no impact on the classification of the convertible debenture and therefore, the conversion feature was considered a derivative before and after the modification. As there was no change to the host instrument cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the host debt as a result of this change.
As the conversion option was bifurcated before and after the modification, the change in the fair value of the conversion feature was recognized as the loss on revaluation of the derivative liabilities through the consolidated statement of operations and comprehensive loss.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
On November 13, 2024, the Company issued a new $637,150 convertible note bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Focus Impact Partners Convertible Debt”), in exchange for the cancellation of the Focus Impact Partners Convertible Debt as described above (the “November 2024 Amendment”). The principal loan amount and any accrued interest under the New Focus Impact Partners Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $8.67 per share. The Company retains the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
9.
Convertible debentures (continued)
Accrued interest on the previously existing Focus Impact Partners Convertible Debt, amounting to $21,129, were not converted into the New Focus Impact Partners Convertible Debt, and were transferred to accrued liabilities of the Company.
As a result of the November 2024 amendment, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. As the conversion option was bifurcated before the amendment but not bifurcated after the amendment, a change in the fair value of the conversion option of over 10% of the of the carrying amount of the original debt without the bifurcation at inception constitutes a substantial change. Immediately prior to the November 2024 Amendment, the value of the conversion feature associated with the Focus Impact Partners Grid Note was $2,250,000. The fair value of the conversion feature was $59,000 after the November 2024 Amendment as estimated using the Monte Carlo model. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $637,650 was derecognized and the fair value of the new debt of $544,441 (based on a 14% market yield) was recognized. The fair value of the conversion feature of $59,000 was transferred to equity. As Focus Impact Partners is a related party, the gain on the extinguishment of $93,209 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.
Envviron Tranche (Related Party Convertible Debt)
On April 23, 2024, the Company closed an unsecured convertible note offering in the principal amount of $250,000 with Envviron SAS (a company controlled by a former director of the Company) that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted (“Envviron Tranche”). The maturity date was February 15, 2025. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. The terms of the Envviron Tranche are identical to the original Focus Impact Partners Convertible Debt.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange, and (b) $20.00. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of January 18, 2025 (270 days from the issuance date of the notes) and the termination of the BCA for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$4.75.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$4.75. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The Envviron Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
9.
Convertible debentures (continued)
initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $2,750 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on the NASDAQ, and (b) $20.00. If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.
Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $31,000 and was transferred into equity. The fair value was estimated using the Monte Carlo model.
On November 12, 2024, the maturity of the Envviron Tranche are extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change. The Envviron Tranche is outstanding as of July 31, 2025, and the Company is in the process of negotiating a further extension.
Debt Assumed on RTO
Upon the completion of the De-SPAC transaction (Note 4), the Company assumed two unsecured promissory notes amounting to $3,000,000 issued to Focus Impact Sponsor, LLC (the “Focus Impact Sponsor”), a significant shareholder of the Company. The promissory notes were interest-free and had a maturity date on the completion of the De-SPAC transaction (Note 4). Upon the completion of the De-SPAC transaction, $1,500,000 of the promissory notes was convertible into warrants of the Company at a price of $1.00 per warrant. The Company also assumed $345,000 of accrued administrative fees owing to Focus Impact Partners.
On November 13, 2024, the Company issued new convertible notes totaling $3,345,000, bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Convertible Debt”), in exchange for the cancellation of the assumed debt described above.
The principal loan amount and any accrued interest under the New Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $8.67 per share. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
As the conversion feature was not bifurcated before and after the amendment, a difference in the present value of cash flows under the terms of the new debt instrument of at least 10% from the present value of the remaining cash flows under the terms of the original debt instrument constitutes a substantial change. The change was assessed to be in excess of 10%. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $3,345,000 was derecognized and the fair value of the new debt of $2,856,042 (based on a 14% market yield) was recognized. As Focus Impact Partners and the Focus Impact Sponsor are related parties, the gain on the extinguishment of $488,957 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.
In connection with the New Focus Impact Partners Convertible Debt and the New Convertible Debt, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
9.
Convertible debentures (continued)
and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.
Additional Focus Impact Partners Convertible Debt (Related Party Convertible Debt)
On March 19, 2025, the Company closed a convertible note offering in the principal amount of $218,000 with Focus Impact Partners that will bear interest at a rate of 5.3% per annum, with a maturity date of March 19, 2027 (“Additional Convertible Debt”).
The principal loan amount and any accrued interest under the Additional Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares. The Company has a right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
Due to the absence of a floor conversion price, the Additional Convertible Debt was determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liabilities at issuance was estimated to be $72,500 as valued using the Monte Carlo model. The fair value of the derivative liabilities as at July 31, 2025 was estimated to be $72,500 as valued using the Monte Carlo model.
Crypto Strategy Convertible Debt
On July 17, 2025, the Company entered into a securities purchase agreement with Helena for the issuance of up to fifty-nine tranches of convertible notes (“Crypto Strategy Convertible Debt”) for a total principal amount of $300,000,000, with closings of each tranche subject to fulfillment of conditions. Each tranche will have an issuance discount of 8%, and bear interest at a rate of 8% per annum, with a maturity date of 18 months from the date of funding. Interest shall be payable by the Company on the first day of each month. At the option of the Company, the interest is payable in cash, through the issuance of additional notes, or under certain situations, through the issuance of common shares. The Crypto Strategy Convertible Debt ranks senior to all outstanding and future indebtedness of the Company. The securities purchase agreement will terminate automatically on July 17, 2027.
The principal loan amount and any accrued interest under the Crypto Strategy Convertible Debt in issuance are convertible into common stock of the Company at the option of the holder at 95% of the lowest daily volume weighted average price of the Company’s shares during the 5 preceding trading days, subject to a floor price of $0.7722, and a cap price of $7.722.
If the Company issues any debt or equity, the lenders have the option to cause the Company to direct 25% of aggregate proceeds of such issuances to repay the Crypto Strategy Convertible Debt.
The Company has a right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date. A 10% prepayment penalty is applied on any repayments prior to the maturity date.
During the period ending on the later of (i) 12 months after the closing date of the initial tranche of the Crypto Strategy Convertible Debt, and (ii) the termination of the securities purchase agreement for the Crypto Strategy Convertible Debt, if the Company offers new securities for sale, the lenders have first refusal to up to 25% of the new securities being offered.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
9.
Convertible debentures (continued)
The proceeds of the Crypto Strategy Convertible Debt are subject to restrictions of use, with 70% of the net proceeds of the initial tranche, and 75% of the net proceeds of the subsequent tranches are required to be used to purchase cryptocurrencies. Until such time as the Company’s aggregate acquisition of cryptocurrencies equal or exceeds $20,000,000 (the “Digital Asset Threshold Amount”), the Crypto Strategy Convertible Debt will be secured by a first preference perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and cryptocurrencies purchased with the proceeds of the Crypto Strategy Convertible Debt, as evidenced by a security agreement. Subject to certain exceptions contained in the purchase agreement for the Crypto Strategy Convertible Debt, upon the Company’s achievement of the Digital Asset Threshold Amount, the parties have agreed to amend the terms of the security agreement such that the Company’s obligations shall thereafter be secured exclusively by the cryptocurrencies held in the designated collateral control account.
Currently, as the Digital Asset Threshold Amount is not yet met, the Crypto Strategy Convertible Debt is secured by up to $20,000,000 of proceeds from the Crypto Strategy Convertible Debt, held in a segregated account for trading in cryptocurrencies. The segregated account is subject to a crypto control account agreement, which requires lenders’ approval for actions taken in the segregated account.
On July 17, 2025, the Company closed the initial tranche of the Crypto Strategy Convertible Debt in the principal amount of $10,000,000, for gross proceeds of $9,200,000, with a maturity date of January 17, 2027. The Company also incurred $85,000 in transaction costs in connection with the issuance. $6,405,000 of net proceeds are intended for the purchase of cryptocurrencies. As of July 31, 2025, $6,405,000 are held as cash in a segregated account, and are thus presented as restricted cash in the consolidated balance sheet.
In connection with entering into the Crypto Strategy Convertible Debt, the Company entered into a registration rights agreement (the “RRA”), pursuant to which, the Company agreed to register for resale the common shares that are issuable upon conversion of the Crypto Strategy Convertible Debt. If the registration statement covering the resale of the common shares is not filed or declared effective by certain dates set forth in the RRA, the Company will be required to pay Helena I certain amounts as liquidated damages.
A continuity of the Company’s convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	920,000
Fair value of embedded derivative	(73,550)
Transaction costs	(36,484)
Accretion	52,552
Interest	19,026
Balance as at July 31, 2024	$881,544
Issued	13,686,133
Fair value of embedded derivative	(138,250)
Issuance discount	(800,000)
Transaction costs	(85,000)
Repayment	(448,151)
Accretion	346,424
Interest	305,591
Accrued interest transferred to accrued liabilities	(21,129)
Extinguishment	(3,982,650)
Assumed on RTO	3,345,000
Balance as at July 31, 2025	$13,089,512

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
9.
Convertible debentures (continued)
Breakdown of the Company’s convertible debentures is as follows:

	July 31, 2025	July 31, 2024
Convertible debentures, short-term, related party	$375,027	$881,544
Convertible debentures, long-term, related party	3,914,146	—
Convertible debentures, long-term	8,800,339	—
	$13,089,512	$881,544

The face value of the convertible debentures as of July 31, 2025 was $14,102,499.
Below is a continuity of the embedded derivative liabilities:

Balance as at August 1, 2023	$—
Derivative liability component	73,550
Change in fair value of derivative liabilities	845,700
Balance as at July 31, 2024	$919,250
Derivative liability component	138,250
Change in fair value of derivative liabilities	(719,000)
Transferred to equity	(266,000)
Balance as at July 31, 2025	$72,500

In connection with the issuance of the convertible debentures during the year ended July 31, 2025, the Company incurred $85,000 in directly attributable transaction costs, which are allocated to the convertible debenture.
In connection with the issuance of the convertible debentures during the year ended July 31, 2024, the Company incurred $40,227 in directly attributable transaction costs. $36,484 was allocated to the host financial liability, $3,743 was allocated to the embedded derivative and recorded immediately in the consolidated statement of operations as general and administrative expenses.
The key inputs used in the Monte Carlo model for the derivative liabilities were as follows:

	At initial measurement (for the year ended July 31, 2024)	As at July 31, 2024	At initial measurement (for the year ended July 31, 2025)	As at July 31, 2025
Probability of De-SPAC Transaction closing	90%	90%	90% - 99%	N/A
Risk-free interest rate	4.60% - 4.87%	4.27% - 4.38%	0.61% - 4.25%	2.75%
Expected term (years)	0.35 – 0.82	0.26 - 0.54	0.01 – 2.00	1.63
Expected annual volatility for the Company	90% - 145%	85% - 112%	92.5% - 150%	150%
Expected annual volatility for Focus Impact	2.5% - 5%	2.5%	2.5% - 100%	N/A
Common conversion ratio	0.083 - 0.155	0.083	0.063 – 0.1462	N/A
Foreign exchange rate	0.727 -0.747	0.7242	0.718 – 0.734	N/A

As at July 31, 2025, the conversion options attached to the Devvio Tranche, the Focus Impact Partners Convertible Debt, the Envviron Tranche, and the New Convertible Debt meet the definition of equity under Topic 815, and are accordingly no longer presented as derivative liabilities. Only the conversion option attached to the Additional Convertible Debt is presented as derivative liabilities.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
10.	Mandatory convertible debentures
On January 12, 2024, the Company closed a tranche of unsecured convertible notes in the principal amount of $100,000 that bear interest at the rate of 15% per annum, payable only in Company securities on the Conversion Date, or payable in cash in connection with a Liquidating Event or Event of Default.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest automatically convert into SVS of the Company as follows:
•	At a conversion price equal to the greater of (a) $76.50 multiplied by the Common Conversion Ratio, and (b) CAD$10.30.
•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.
In the event the Company does not complete a De-SPAC transaction by October 8, 2024 (270 days from the issuance date of the notes), the principal and accrued interest are automatically convertible into units consisting of one SVS and half of a share purchase warrant, as follows:
•	At a conversion price equal to the greater of (a) the 30-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$10.30.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$10.30. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The mandatory convertible debentures were liabilities classified and initially recorded at fair value with subsequent changes in fair value being recorded in profit and loss (“FVTPL”). The initial fair value was estimated to be $100,000. During the year ended July 31, 2024, the Company recognized a change in fair value of $27,500 using a Monte Carlo Simulation. In October 2024, the mandatory convertible debentures were revalued to $57,000 using a Monte Carlo Simulation and were converted to 2,244 shares of the Company. The debenture holders were also supposed to receive 1,122 warrants, which have fair value of $1,889 as of July 31, 2025. As of the date of these financial statements, these warrants have not yet been issued. The Company recorded a gain on revaluation during the year ended July 31, 2025 of $70,500.
In connection with the issuance of these mandatory convertible debentures, the Company incurred $7,545 in directly attributable transaction costs which were recorded immediately in the consolidated statement of operations and comprehensive loss as general and administrative expenses.
Continuity of the Company’s mandatory convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	100,000
Change in fair value of mandatory convertible debentures	27,500
Balance as at July 31, 2024	$127,500
Change in fair value of mandatory convertible debentures	(70,500)
Conversion of debentures	(57,000)
Balance as at July 31, 2025	$—

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
10.
Mandatory convertible debentures (continued)
The key inputs used in the Monte Carlo model for the revaluation of the mandatory convertible debentures as at July 31, 2024 are set out in the table below. In October 2024, the mandatory convertible debentures were automatically converted into shares and warrants to be issued. Immediately prior to conversion, the Company revalued the mandatory convertible debentures. The fair value of the shares were valued using a share price of $3.40 and the warrants using the Black-Scholes option pricing model (Note 13).

As at July 31, 2024
Probability of De-SPAC Transaction closing by maturity date	85%
Risk-free interest rate	4.42%
Expected term (years)	0.19
Expected annual volatility for the Company	92.5%
Expected annual volatility for Focus Impact	2.5%
Common conversion ratio	0.083
Foreign exchange rate	0.7242

11.	Warrant liabilities
Impact of Change in Functional Currency on August 1, 2024
As at July 31, 2024, the Company had 132,811 warrants outstanding. The exercise price of these warrants is denominated in CAD. Due to the change in functional currency of the Company, a total of 121,995 warrants which were issued in connection with the Company’s reverse merger on November 4, 2022 and for private placements with an initial carrying value of $1,836,666 were reassessed to be derivative liabilities. The fair value of the warrants upon the change in classification on August 1, 2024 of $454,571, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 105%, risk-free interest rate – 3.49% and an expected remaining life – 0.7 years. The fair value of these warrants is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the warrant liabilities on August 1, 2024 was $1,382,096. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.
10,816 of the warrants outstanding on August 1, 2024 were issued to brokers as compensation for finders fees (the “Broker Warrants”) and fall under the Scope of ASC 718, Stock-based Compensation. As the Company’s stock was primarily traded on the Cboe Exchange in Canadian dollars during the three months ended October 31, 2024, the exemption under ASC 718-10-25-14A is met and the Broker Warrants remain equity classified.
Changes to warrant liability during the year ended July 31, 2025
On October 8, 2024, the Company’s mandatory convertible debentures were automatically converted to shares of the Company. The debt holders were supposed to receive 1,122 warrants exercisable at CAD$67.30 for two years. The warrants to be issued are recorded as warrant liabilities as the exercise price is denominated in CAD. The fair value of the warrants to be issued at conversion date was estimated to be $7,500 using the Black-Scholes option pricing model, with the following assumptions: expected dividend yield - 0%, expected volatility – 92.5%, risk-free interest rate – 4.53% and an expected remaining life – 2 years.
On October 29, 2024, 9,176 liability classified warrants were exercised at an exercise price of CAD$13.08 per share. The difference between the fair value of the warrants immediately preceding the exercise of $303,492 and the previously measured fair value of these warrants on August 1, 2024 of $141,096 was recognized as a change in fair value of the warrant liabilities of $162,396.
On November 4, 2024, 92,917 liability classified warrants, and 10,816 equity classified warrants expired. The fair value of the liability classified warrants were remeasured to $Nil upon expiry, and the difference to

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
11.
Warrant liabilities (continued)
the previously measured fair value of these warrants on August 1, 2024 of $25,067 was recognized as a change in fair value of the warrant liabilities of ($25,067). No recognition was required for the equity classified warrants as a result of their expiry.
On November 6, 2024, 22,699,987 warrants were issued by the Company in consideration for the De-SPAC transaction (Note 4). The warrants were assessed to be derivative liabilities of the Company due to certain settlement provisions of the warrants do not meet the criteria for equity classification under Topic 815. The warrants are each exercisable at $1.52 for 0.09692 common stock, expiring on November 6, 2029. The fair value of the warrants were $7,196,286 upon issuance.
As at July 31, 2025, the fair value of the liability classified warrants were remeasured at $5,626,473 using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 150%, risk-free interest rate – 3.01% and an expected remaining life of 4.24 years. The Company recognized ($1,865,721) as a change in fair value for the year ended July 31, 2025.
The following is a continuity of the Company’s derivative warrant liabilities:

Balance as at July 31, 2024	$—
Warrants fair value upon change in functional currency (Note 2)	454,571
Warrants issued upon De-SPAC transaction (Note 4)	7,196,286
Warrants to be issued (mandatory convertible debentures)	7,500
Change in fair value of warrant liabilities (exercised warrants)	162,396
Change in fair value of warrant liabilities (expired warrants)	(25,067)
Fair value of warrants exercised	(303,492)
Change in fair value of warrant liabilities	(1,865,721)
Balance as at July 31, 2025	$5,626,473

12.	Stock option liabilities
Impact of listing on the NASDAQ on November 6, 2024
As at November 6, 2024, the Company had 62,772 stock options outstanding. The exercise price of these stock options is denominated in CAD. Due to the listing of the Company on the NASDAQ (Note 4) and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 of $330,090, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 97%, risk-free interest rate – 3.12% and an expected remaining life – 5.96 years. The fair value of these options is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the option liabilities on August 1, 2024 was $1,381,715. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.
Changes to stock option liability during the year ended July 31, 2025
As at July 31, 2025, the fair value of the liability classified stock options were remeasured at $133,465 using Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 150%, risk-free interest rate – 3.16% and an expected remaining life of 5.23 years. The Company recognized ($196,625) as a change in fair value for the year ended July 31, 2025, which is presented within salaries and wages.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
12.
Stock option liabilities (continued)
The following is a continuity of the Company’s derivative stock option liabilities:

Balance as at July 31, 2024	$—
Stock options fair value upon change De-SPAC transaction (Note 4)	330,090
Change in fair value of stock option liabilities	(196,625)
Balance as at July 31, 2025	$133,465

13.	Share capital
(a)	Authorized
As Focus Impact Acquisition Corp., the Company formerly was authorized to issue 500,000,000 shares of Class A common stock, 50,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock. All former shares were exchanged for common stock of the Company upon completion of the RTO (Note 4). Upon the RTO and continuance into Alberta, the old classes of shares were cancelled and replaced by those of the Company.
The Company is authorized to issue an unlimited number of common stock without par value.
The Company is authorized to issue an unlimited number of preferred stock, issuable in series in accordance with the Business Corporations Act of Alberta, Canada.
(b)	Shares issued
Shares issued during the year ended July 31, 2025
On September 5, 2024, the Company issued 1,596 shares with a fair value of $47,904 in settlement of accounts payable in the amount of $39,527 and recognized a loss on the settlement of $8,377.
In October 28, 2024, the Company issued 2,244 shares with a fair value of $49,500 for the conversion of the mandatory convertible debentures (Note 10).
On October 29, 2024, the Company issued 9,176 shares for the exercise of 9,176 share purchase warrants, at an exercise price of CAD$13.08 per share for gross proceeds of $86,237. The fair value of the warrants was $303,492.
On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), with each of former Devv Holdings shares converted to securities of the Company on a 1 to 0.152934 basis. All disclosures in these financial statements on number of shares have been accordingly converted on the same basis. 515,920 shares with a fair value of $3,147,117 were retained by former shareholders of the Company as consideration for the De-SPAC transaction.
On November 6, 2024, upon completion of the De-SPAC transaction (Note 4), the Company also issued:
•	200,000 shares with a fair value of $1,220,000 for the acquisition of 50% interest in an associate, FCS (Note 6).
•
300,052 shares with a fair value of $1,830,318 in settlement of accounts payable and accrued liabilities with various vendors of Devv Holdings and Devv Corp, in the amount of $10,523,400. On October 29, 2024, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the various vendors in settlement of the debt. Upon the closing of the De-SPAC transaction, the Company issued 300,052 replacement shares to the Focus Impact Sponsor. As Focus Impact Sponsor transferred the Sponsor Shares on behalf of the Company, and assumed the risk of the De-SPAC transaction not occurring (wherein Devv Holdings and Devv Corp would not have been obliged to

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
13.
Share capital (continued)
compensate Focus Impact Sponsor in that eventuality), the transaction is more akin to a capital transaction per ASC 470-50-40-2, to reflect the risk undertaken by Focus Impact Sponsor in its capacity as a significant shareholder of the Company. As such the gain on settlement of $8,693,082 was recognized in equity.
•	169,480 shares to various parties for gross proceeds of $2,250,000, of which $20,000 remain receivable as of July 31, 2025.
•
50,000 shares with a fair value of $305,000 as a commitment fee in connection the ELOC Agreement with Helena I (Notes 7 and 17). The fair value of the shares is recognized as deferred financing costs of the Company.

•	324,987 shares with a fair value of $1,982,424 for the acquisition of carbon credits, and for deposits on carbon credits purchases (Note 5).
On November 13, 2024, the Company issued 55,729 shares with a fair value of $585,155 in consideration to Focus Impact Partners, for entering into a strategic consulting agreement (Note 18).
On December 27, 2024, the Company issued 41,247 shares with a fair value of $317,608 in settlement of accounts payable and accrued liabilities with various vendors of the Company, in the amount of $1,225,000, and recognized a gain on settlement of $907,392.
On March 17, 2025, the Company issued 16,666 shares with a fair value of $58,333 in accordance with the ELOC Agreement with Helena I (Note 7) in satisfaction of the $125,000 commitment (Note 18) upon the effectiveness of the Helena I Registration Statement.
In March 2025, the Company issued 160,600 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $481,530.
In May 2025, the Company issued 334,600 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $1,051,857.
In July 2025, the Company issued 350,500 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $1,794,694. Of the gross proceeds, $448,151 were retained by Helena I for the repayment of the initial tranche of the Crypto Strategy Convertible Debt (Note 9).
In July 2025, the Company cancelled 155,000 shares in relation to the termination of carbon credit purchase agreements (Note 5).
Shares issued during the year ended July 31, 2024
On August 4, 2023 the Company issued 9,176 shares for the exercise of 9,176 share purchase warrants, at an exercise price of CAD$13.08 per share.
On August 22, 2023 the Company issued 6,372 shares for the exercise of 6,372 share purchase warrants, at an exercise price of CAD$13.08 per share.
On September 22, 2023 the Company issued 2,549 shares for the exercise of 2,549 share purchase warrants, at an exercise price of CAD$13.08 per share.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
13.
Share capital (continued)
(c)	Share purchase warrants
The continuity of share purchase warrants is as follows:

	Number of warrants	Weighted Average Exercise price	Remaining life (Years)
Balance, July 31, 2023	150,908	$44.69	1.85
Exercised	(18,097)	$9.73	—
Balance, July 31, 2024	132,811	$47.23	0.67
Issued on RTO (Note 4)	22,699,987	$1.52	—
Exercised	(9,176)	$9.50	—
Expired	(105,032)	$56.90	—
Balance, July 31, 2025	22,718,590	$1.53	4.27

As at July 31, 2025, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiry date
18,603	CAD$13.08	September 29, 2026
22,699,987*	$1.52	November 6, 2029
22,718,590

*	Each warrant exercisable for 0.09692 common stock.
All of the warrants outstanding are liability classified (Note 11).
The Company has 1,122 warrants with an exercise price of CAD$67.30 to be issued as of July 31, 2025.
Of the 22,699,987 warrants issued on the RTO, 11,200,000 were to replace former SPAC public warrants (“Public Warrants”), and 11,499,987 were to replace former SPAC private warrants (“Private Warrants”, together with Public Warrants, “SPAC Warrants”). Each SPAC Warrant is exercisable at $1.52 for 0.09692 shares of common stock.
In connection with the Initial Business Combination, the Company assumed the agreements for the SPAC Warrants between the Company’s predecessor, Focus Impact Acquisition Corp., and Continental Stock Transfer & Trust Company, as warrant agent, and entered into such amendments thereto as were necessary to give effect to the provisions of the BCA, and each SPAC Warrant then outstanding and unexercised automatically without any action on the part of its holder was converted into a warrant of the Company.
Each replacement warrant is subject to the same terms and conditions, including exercisability terms, as were applicable to the corresponding SPAC Warrants immediately prior to the Initial Business Combination, except to the extent of such terms or conditions that are rendered inoperative by the Initial Business Combination. Accordingly, following the Initial Business Combination:
•	each replacement warrant will be exercisable solely for the Company’s common shares;
•
the number of the Company’s common shares subject to each replacement warrant will be equal to the number of Class A common shares subject to the applicable SPAC Warrant (subject to amendments as set forth in the agreement to the SPAC Warrants)

•
the per share exercise price for the Company’s common shares issuable upon exercise of such replacement warrant will be equal to the per share exercise price for the Class A Common Shares subject to the applicable SPAC Warrant, as in effective prior to the Initial Business Combination (subject to amendments as set forth in the agreement to the SPAC Warrants)

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
13.
Share capital (continued)
Public Warrants
The Company had agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Initial Business Combination, the Company would use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and the Company would use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of common stock until the warrants expired or were redeemed, as specified in the warrant agreement; provided that if the Company’s common stock was at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfied the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may. at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elected, would not be required to file or maintain in effect a registration statement, but would use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company would have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the lessor of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) the product of 0.361 and the number of whole warrants being exercised by such holder. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Private Warrants
The Private Warrants are not redeemable by the Company so long as they are held by Focus Impact Sponsor or its permitted transferees. Focus Impact Sponsor or its permitted transferees have the option to exercise the Private Warrants on a cashless basis,
Company’s right to redemption of warrants
The Company may redeem the outstanding Public Warrants under the following conditions, while a registration statement covering the common stock issuable upon exercise of the warrants is effective, upon a minimum of 30 days’ prior written notice of redemption to each warrant holder:
(1)	Redemption at a price of $0.01 per warrant
If common stock is trading at a price in excess of $23.90 (“Upper Redemption Trigger”) for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders.
(2)	Redemption at a price of $0.10 per warrant
If the common stock is trading in excess of $13.20 (“Lower Redemption Trigger”) for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
13.
Share capital (continued)
Concurrently, if the common stock is trading at a price of less than the Upper Redemption Trigger for any 20 trading days within a 30-day period ending three trading days before the Company sends a notice of redemption to the warrant holders, the Private Warrants must also be concurrently called for redemption on the same terms as the Public Warrants.
Adjustments to exercise price of SPAC Warrants
The terms of the SPAC Warrants provided for an adjustment of the exercise price if the Initial Business Combination issued shares at a price (“Newly Issued Price”) below $92.00 per share, the aggregate gross proceeds from such issuances represent more than 60% of total equity proceeds, and the 20-day VWAP of the Company’s shares upon Initial Business Combination (“Market Value”) is below $92.00.
In such event, the exercise price will be adjusted to be 115% of the higher of the Market Value and the Newly Issued Price (“Reference Price”); the Upper Redemption Trigger will be adjusted to be 180% of the Reference Price ; and the Lower Redemption Trigger will be adjusted to the Reference Price.
On December 6, 2024, the Company determined the Newly Issued Price was $13.20; and the Market Value was $9.40. Accordingly the Reference Price was set at $13.20. The Company accordingly issued a notice of warrant adjustment to holders of SPAC Warrants, effecting the following adjustments in accordance with the terms of the SPAC Warrants:
•	Adjustment to the exercise price of the SPAC Warrants to $1.52 per 0.09692 share of the common stock of the Company, being 115% of Reference Price;
•	Adjustment of the Upper Redemption Trigger to $23.90 per share of the common stock of the Company, being 180% of Reference Price;
•	Adjustment of the Lower Redemption Trigger to $13.20 per share of the common stock of the Company, being the Reference Price
The number of SPAC Warrants outstanding is not impacted by the consolidation arising from the RTO (Note 4) nor the reverse stock split (Note 20) of the Company. Correspondingly, the exercise price is also not adjusted. Instead, the number of shares each SPAC Warrant is exercisable into is adjusted to account for such adjustments. Upon RTO, the number of shares each SPAC Warrant is exercisable into (“Exercise Ratio”) is reduced from 1 to 0.9692. Upon reverse stock-split in August 2025, the Exercise Ratio is further reduced to 0.09692.
As set forth in the warrant agreement for the SPAC Warrants, the SPAC Warrants are not exercisable for any fractional shares. If, by reason of any adjustment made pursuant to the terms of the SPAC Warrants, the holder would be entitled to a fractional interest in a shares upon exercise of such SPAC Warrant, the Company shall round down to the nearest whole number of common shares to be issued to such holder upon exercise.
(d)	Stock options
The continuity of the Company’s stock options is as follows:

	Number of stock options	Weighted average exercise price
Outstanding, October 31, 2024 and July 31, 2024	62,772	$40.20
Forfeited	(1,395)	$37.74
Granted	50,000	$2.32
Cancelled	(2,733)	$37.74
Outstanding, July 31, 2025	108,644	$22.79
Exercisable, July 31, 2024	33,496	$40.10
Exercisable, July 31, 2025	51,859	$40.16

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
13.
Share capital (continued)
As at July 31, 2025, the weighted average remaining contractual life of outstanding options is 4.90 years (July 31, 2024 – 7.09 years).
As at July 31, 2025, the following stock options were outstanding and exercisable:

Number of options outstanding	Exercise price	Expiry date	Number of options exercisable
2,676	CAD$52.40	January 17, 2028	2,676
9,176	CAD$52.40	February 6, 2028	9,176
8,411	CAD$72.60	May 15, 2028	7,035
764	CAD$77.20	June 26, 2028	764
50,000	$2.32	March 26, 2030	—
22,938	CAD$52.40	January 17, 2032	19,500
4,588	CAD$52.40	March 1, 2032	3,900
917	CAD$52.40	March 14, 2032	780
7,646	CAD$52.40	October 12, 2032	6,500
1,528	CAD$52.40	February 6, 2033	1,528
108,644			51,859

Stock options issued during the year ended July 31, 2025
On March 26, 2025, 50,000 stock options with an exercise price of $2.32 and a term of 5 years was granted to officers of the Company. One-third of the stock options vest 12 months from grant date, and the remaining two-thirds vest monthly in 24 equal installments. The stock options are equity classified.
Stock options issued during the year ended July 31, 2024
No stock options were issued during the year ended July 31, 2024.
Share-based compensation – Stock options
Share-based payments relating to the vesting of stock options for the year ended July 31, 2025 was $72,641 (2024 - $692,740) and is recorded as salaries and wages on the consolidated statement of operations.
As of November 6, 2024, upon the listing of the Company’s shares on the NASDAQ, 58,644 stock options outstanding are liability classified (Note 12).
As of July 31, 2025, the total intrinsic value of stock options outstanding and exercisable was $Nil and $Nil, respectively. The intrinsic value of outstanding stock options is based on the company’s closing stock price on July 31, 2025.
(e)	Restricted stock units (“RSUs”)
The continuity of the Company’s RSU’s is as follows:

Number of RSUs
Outstanding, July 31, 2023	103,686
Granted	17,789
Outstanding, July 31, 2024	121,475
Granted	30,586
Forfeited	(3,753)
Outstanding, July 31, 2025	148,308

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
13.
Share capital (continued)
RSUs granted during the year ended July 31, 2025
On March 26, 2025, 30,586 restricted stock units were granted to an officer of the Company. 70% of the RSUs vest on grant date, the remaining restricted stock units vest in equal 15% installments annually.
RSUs issued during the year ended July 31, 2024
On July 30, 2024, the Company granted 17,789 RSUs to directors, officers, employees and consultants of the Company. Each vested RSU can be exchanged for one common stock of the Company for no additional consideration. The RSUs will vest as follows:
•	10% vest upon the 6-month anniversary of the grant date
•	15% vest every 6 months thereafter for a period of 36 months
As at July 31, 2025, the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs Vested
917	November 30, 2021	917
38,232	December 24, 2021	32,496
1,009	March 1, 2022	1,009
62,702	March 14, 2022	53,985
14,862	July 30, 2024	7,086
30,586	March 26, 2025	25,998
148,308		121,491

Share-based compensation – RSU’s
Share-based payments relating to the vesting of RSUs for the year ended July 31, 2025 was $510,325 (2024 - $597,587) and is recorded as salaries and wages on the consolidated statement of operations.
14.	Related party transactions and balances
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.
At July 31, 2025, the Company had amounts owing and accrued liabilities of $794,990 (July 31, 2024 - $478,072) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.
During the year ended July 31, 2025, the Company incurred wages and management fees of $698,890 and $279,000, respectively, to officers of the Company. Share based compensation incurred to officers and directors of the Company amounted to $488,569.
During the year ended July 31, 2025, the Company accrued interest of $228,518 on convertible debentures payable to related parties (Note 9).
During the year ended July 31, 2025, the Company amended the terms of convertible debentures payable to Focus Impact Partners and Focus Impact Sponsor, and issued an Additional Convertible Note to Focus Impact Partners (Note 9).
During the year ended July 31, 2025, the Company issued 55,729 common shares with a fair value of $585,155 to Focus Impact Partners in consideration for a strategic consulting agreement (Note 13).

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
14.
Related party transactions and balances (continued)
During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron (Note 9). During the year ended July 31, 2025, these loans were amended to extend their maturities to May 30, 2025, and the Company is in negotiations for further extension of maturities.
During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio (Note 18).
15.	Financial instruments
As at July 31, 2025, the Company’s financial instruments consist of cash, restricted cash, trade receivable, GST receivable, corporate taxes receivable, deposit on carbon credits purchase, accounts payable and accrued liabilities, convertible debentures, mandatory convertible debentures, warrant liabilities, stock option liabilities, stop loss provision liabilities and derivative liabilities. The Company classifies cash, GST receivable, corporate taxes receivable, and deposit on carbon credits purchase as financial assets held at amortized cost. The Company classifies accounts payable and accrued liabilities as financial liabilities which are held at amortized cost. The Company’s mandatory convertible debentures, warrant liabilities, stock option liabilities, and stop loss provision liabilities are carried at FVTPL. The Company’s convertible debentures are hybrid instruments where the debt host component is held at amortized cost and the embedded derivative was measured at FVTPL, until upon their amendments (Note 9), or the completion of the De-SPAC transaction (Note 4) of the Company, when they met the criteria for equity classification and were transferred to equity.
The Company’s derivative liabilities and mandatory convertible debentures are level 3 financial instruments and its warrant liabilities and stock option liabilities are Level 2 instruments. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available. The unobservable inputs used for valuation of the mandatory convertible debentures and derivative liabilities included volatility and probability of De-SPAC transaction. Any significant changes in unobservable inputs could result in significantly lower or higher fair value measurements.
The risk exposure arising from these financial instruments is summarized as follows:
(a)	Credit risk
The Company’s financial assets are cash, restricted cash, trade receivable, GST receivable, corporate taxes receivable, and deposit on carbon credits purchase. The Company’s maximum exposure to credit risk, as at period end, is the carrying value of its financial assets, being $10,592,093. The Company holds its cash with a major financial institution and with a publicly traded payment processing company therefore minimizing the Company’s credit risk.
(b)	Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity by maintaining adequate cash balances and by raising equity financings. The Company has no assurance that such financings will be available on favorable terms. In general, the Company attempts to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.
As at July 31, 2025, the Company had cash of $3,446,111 to settle the contractual obligation of current liabilities of $11,847,575 which fall due for payment within twelve months of the statement of financial position. All of the Company’s contractual obligations are current and due within one year.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
15.
Financial instruments (continued)
(c)	Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments. At July 31, 2025, the Company has minimal exposure to these risks.
16.	Income taxes
A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	July 31, 2025	July 31, 2024
Domestic	$(4,788,451)	$(7,403,278)
International	(7,278,780)	(2,395,924)
(Loss) before income taxes	(12,067,231)	(9,799,202)

	July 31, 2025	July 31, 2024
Expected recovery at statutory rate	(2,534,119)	(2,057,832)
Permanent book/tax differences	(33,892)	241,919
Change in valuation allowance	3,825,833	1,873,989
Current tax true up	(62,750)	28,463
Tax rate differential	—	—
Impact of foreign currency translation	—	(13,993)
Impact of acquisition	(1,195,073)	—
Total tax expense	$—	$72,546

The components of the provision for income taxes are as follows:

	July 31, 2025	July 31, 2024
Current tax expense:
Federal	$—	$—
Foreign	—	72,546
Total current tax expense	—	72,546
Deferred tax benefit:
Federal	—	—
Foreign	—	—
Total deferred tax benefit	—	—
Total income tax expense	$—	$72,546

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
16.
Income taxes(continued)
The effective tax rate for 2025 is materially consistent with the prior year comparable period due to the continued full valuation allowance recorded against net deferred tax assets:
Deferred Income Tax
The significant components of the deferred tax assets and liabilities consisted of the following:

	July 31, 2025	July 31, 2024
Deferred tax assets
Net operating loss carryforwards	$4,573,385	$2,441,398
Unexercised share-based compensation	945,890	823,579
Capital start-up costs	2,355,876	620,911
Derivative liability	—	193,043
Accrued payroll reserves	162,426	49,866
Financing fees	4,503	6,005
Unrealized foreign exchange gain/loss	13,879	11,434
Total gross deferred tax assets	8,055,960	4,146,236
Valuation allowance	(7,967,381)	(4,141,548)
Total deferred tax assets, net of valuation allowance	88,579	4,688
Deferred tax liability
Convertible debt	(88,579)	(4,410)
Depreciation	—	(278)
Unrealized foreign exchange gain/loss	—	—
Total gross deferred tax liabilities	(88,579)	(4,688)
Net deferred tax asset	—	—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are fully offset by a valuation allowance at July 31, 2025 and 2024. As of July 31, 2025, the Company recorded a valuation allowance of $7,967,381 compared to $4,141,548 as of July 31, 2024.
As of July 31, 2025, the Company had $Nil of unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both July 31, 2025 and July 31, 2024 the Company had accrued $Nil for net interest and penalties.
As of July 31, 2025, the Company had Canadian federal net operating loss carryforwards (“NOLs”) of $7,324,903 which have a 20-year expiration period and will begin to expire in 2040, and U.S. federal NOLs of $14,453,122 which can be carried forward indefinitely.
DevvStream Holdings Inc. is subject to U.S. federal tax, as well as various foreign jurisdictions including Canadian federal and provincial tax that impose an income tax. The years that remain subject to examination are 2021 and onwards.
U.S. Income Tax Status
U.S. federal tax legislation was enacted in 2004 to address perceived U.S. tax concerns in “corporate inversion” transactions. A “corporate inversion” generally occurs when a non-U.S. corporation acquires “substantially all” of the equity interests in, or the assets of, a U.S. corporation or partnership, if, after the

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
16.
Income taxes(continued)
acquisition, former equity holders of the U.S. corporation or partnership own a specified level of stock in the non-U.S. corporation. The tax consequences of these rules depend upon the percentage identity of stock ownership that results. Generally, in the “80-percent identity” transactions, i.e. former equity holders of the U.S. corporation owns 80% or more of the equity of the non-U.S. acquiring entity (excluding certain equity interests), the tax benefits of the inversion are limited by treating the non-U.S. acquiring entity as a domestic entity for U.S. tax purposes, DevvStream Holdings Inc. is subject to both Canadian and US tax. Note, the ownership percentage is computed under section 7874 which varies from legal ownership.
Management is of the view that a corporate inversion has resulted from the RTO transaction completed on November 4, 2022. Management has determined that DevvStream Holdings Inc. is subject to the “80 percent” identity with respect to the transactions undertaken. The tax implication resulting from this transaction would be annual filing of US corporate income tax return and additional withholding tax payment to IRS on future distribution to minority shareholders.
17.	Segmented information
The Company operates in one reportable operating segment – the development and monetization of environmental assets. All of the Company’s revenue during the year ended July 31, 2025 are attributable to the operating segment of development and monetization of environmental assets. The Company’s assets are located in Canada.
18.	Commitments and contingencies
•
On September 12, 2023, the Company amended its existing strategic partnership agreement with Devvio, a related party. The Company has committed to making specific payments to Devvio. They will provide a minimum advance of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. On July 8, 2024, the parties further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. Additionally starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. The agreement is subsequently amended on October 28, 2025 to eliminate the aforementioned payment obligations (Note 20).

•
On February 16, 2024, the Company entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. The Company has agreed to pay $42,000 within 15 days of the closing of the BCA. Such amount was paid on November 26, 2024. Commencing January 1, 2025, the Company has agreed to pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology. The amounts due on January 1, 2025 are yet to be paid as of July 31, 2025. The Company has accrued $7,000 in connection with the annual fee payable as of July 31, 2025.

•
On October 29, 2024, the Company entered into the ELOC Agreement with Helena I (Note 7). Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, the Company is to issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $7.50. The Company issued 16,666 shares in satisfaction of this commitment on March 17, 2025.

•
On November 13, 2024, the Company entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide the Company with certain consulting services (“Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
18.
Commitments and contingencies (continued)
beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) the Company has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) the Company has 2 or more consecutive quarters of positive cash flow from operations. As of July 31, 2025, neither condition has been met. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one-year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.
•
Holders of the Company’s common stock, including Focus Impact Sponsor and historical holders of Devv Holdings, as well as holders of SPAC Warrants are entitled to registration rights pursuant to registration rights agreements signed prior to the RTO, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

•
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other measures, a new U.S. federal 1% excise tax on certain repurchases, including redemptions, of stock by publicly traded domestic corporations in the U.S.. The excise tax is imposed on the repurchasing corporation and the amount of the excise tax is generally 1% of the fair market value of the stock repurchased. However, for the purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. During 2024, the IRS issued final regulations with respect to the timing and payment of excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. The Company is currently evaluating its obligations with respect to this provision of the IR Act. As the Company was formerly a special purposes acquisition corporation, redemption of shares by shareholders took place prior to the Initial Business Combination. The Company accrued $2,410,973 in excise taxes payable (Note 8), however has not made a payment as of July 31, 2025. If the Company is unable to pay its obligations in full, it may be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

•
From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At July 31, 2025, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

19.	Retrospective adjustments
Presentation of historical number of equity instruments, weighted average number of shares outstanding, exercise price of equity instruments and conversion price of convertible instruments for the year ended July 31, 2024 were retrospectively adjusted, as a result of the following events:
•	the De-SPAC transaction (Note 4) on November 6, 2024, which effected a consolidation of the historical equity of Devv Holdings by the Common Conversion Ratio, i.e., 1 for 0.152934; and,

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
19.
Retrospective adjustments (continued)
•	the reverse stock split (Note 20) on August 8, 2025, with the effect of a one-for-ten reverse split.
This results in an aggregate consolidation of historical number of shares by a factor of 1-to-0.0152934, with the inverse impact on exercise prices and conversion prices (the “Retrospective Impact”).
A summary of the impact of the retrospective adjustments are as follows:
Common shares outstanding
The number of common shares outstanding presented on the consolidated balance sheet and in Note 13(b) were adjusted as follows:
SVS and MVS of Devv Holdings in issue as of July 31, 2024 were replaced by the issuance of common shares of the Company upon the De-SPAC transaction (Note 4), on the basis of the Common Conversion Ratio.
29,603,123 SVS and 4,650,000 MVS were outstanding as of July 31, 2024. Each MVS was the equivalent of 10 SVS. The Company had an effective amount of 76,103,123 SVS outstanding, which was consolidated to be 1,163,871 common shares outstanding upon accounting for the Retrospective Impact.
28,419,790 SVS and 4,650,000 MVS were outstanding as of July 31, 2023. Each MVS was the equivalent of 10 SVS. The Company had an effective amount of 74,919,790 SVS outstanding, which was consolidated to be 1,145,774 common shares outstanding upon accounting for the Retrospective Impact.
Shares issued during the year ended July 31, 2024
The number of shares issued during the year ended July 31, 2024 presented on the consolidated statement of changes in shareholders’ deficiency and in Note 13(b) were adjusted as follows:
During the year ended July 31, 2024, 1,183,333 SVS were issued for warrant exercises. Accounting for the Retrospective Impact, it is equivalent to the issuance of 18,097 common shares.
Weighted average number of shares – basic and diluted, for the year ended July 31, 2024
The below is the calculation of the weighted average number of shares of the Company for the year ended July 31, 2024, as presented in the consolidated statement of operations, before and after accounting for the Retrospective Impact:

For the year ended July 31, 2024	As presented in prior year	Retrospective Impact
SVS outstanding, July 31, 2023	28,419,790	—
MVS outstanding, July 31, 2023	4,650,000	—
Common shares outstanding, July 31, 2023	—	1,145,774
Effect of shares issued for warrant exercises	1,125,318	17,210
Weighted average number of shares outstanding	34,195,108	1,162,984

Conversion terms of convertible debentures
The conversion terms of convertible debentures (Note 9) for the Devvio Tranche, Focus Impact Partners Convertible Debt, and Envviron Tranche are adjusted such that the conversion prices are multiplied by a factor of 10, as a result of the reverse stock split (Note 20). The figures are not adjusted for the impact of the De-SPAC (Note 4), as such conversion terms are set up such that such prices were on the basis of prior to the application of the Common Conversion Ratio.

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
19.
Retrospective adjustments (continued)
Conversion terms of mandatory convertible debentures
The conversion terms of mandatory convertible debentures (Note 10) are adjusted such that the conversion prices are multiplied by a factor of 10, as a result of the reverse stock split (Note 20). The figures are not adjusted for the impact of the De-SPAC (Note 4), as such conversion terms are set up such that such prices were on the basis of prior to the application of the Common Conversion Ratio.
Share purchase warrants
The below sets forth the movement of the number of share purchase warrants, in Note 13(c), during the year ended July 31, 2024, before and after the application of the Retrospective Impact:

Number of warrants	Prior to Retrospective Impact	After Retrospective Impact
Balance, July 31, 2023	9,872,351	150,908
Exercised	(1,183,333)	(18,097)
Balance, July 31, 2024	8,689,018	132,811

The weighted average exercise prices are correspondingly adjusted through the application of the Retrospective Impact, and are translated to be presented in US dollars using the prevailing foreign exchange rates on the balance sheet dates and exercise dates.
Stock options
The below sets forth the movement of the number of stock options, in Note 13(d), during the year ended July 31, 2024, before and after the application of the Retrospective Impact:

Number of stock options	Prior to Retrospective Impact	After Retrospective Impact
Balance, July 31, 2024	4,105,000	62,772
Exercisable, July 31, 2024	2,190,250	33,496

The weighted average exercise prices are correspondingly adjusted through the application of the Retrospective Impact, and are translated to be presented in US dollars using the prevailing foreign exchange rates on July 31, 2024.
Restricted stock units
The below sets forth the movement of the number of RSUs, in Note 13(e), during the year ended July 31, 2024, before and after the application of the Retrospective Impact:

Number of RSUs	Prior to Retrospective Impact	After Retrospective Impact
Balance, July 31, 2023	6,780,000	103,686
Exercised	1,163,572	17,789
Balance, July 31, 2024	7,943,572	121,475

DevvStream Corp.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2025 and 2024
20.	Subsequent events
Issuance of shares
In August 2025, the Company issued 300,000 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $756,607. $189,152 of the gross proceeds are used to repay the Crypto Strategy Convertible Debt (Note 9).
Reverse stock split
On August 8, 2025, the Company completed a reverse stock split of the Company’s common stock at a ratio of one-for-ten basis. All current and comparative references to the number of common stock, warrants, options, RSUs, weighted average number of common stock, and loss per share have been retrospectively adjusted to give effect to this reverse stock split.
Amendment to strategic partnership agreement with Devvio
On October 28, 2025, the Company further amended the strategic partnership agreement with Devvio (Note 18) such that the rights and obligations under the existing strategic partnership agreement relating to royalty payments, with the exception of confidentiality obligations in the amendment, are fully settled, discharged and of no further force or effect.
The strategic partnership agreement is amended to establish a strategic token program between the parties, whereby the Company agrees to purchase DevvE tokens annually in the amount of $1,000,000 in 2025, and $1,270,000 in each of 2026 and 2027 (the “Purchase Amounts”). The amount of DevvE tokens purchased will be determined by 10-day VWAP price (the “Purchase Price”). In connection with the purchases, the Company will also receive warrants to acquire additional DevvE tokens equal to 25% of the Purchase Amounts, exercisable at the same Purchase Price, for 3 years from each purchase date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$14,869
Accountants’ fees and expenses	$35,000
Legal fees and expenses	$2,500
Printing fees	$1,000
Miscellaneous	$0
Total expenses	$53,369

Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Shares covered by this prospectus will be borne by Helena. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.
Item 14.	Indemnification of Directors and Officers.
Under the ABCA, the Company will indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us. In order to qualify for indemnification such directors or officers must:
1)	have acted honestly and in good faith with a view to the best interests of the corporation; and
2)	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his conduct was lawful.
The ABCA also provides that such persons are entitled to indemnity from the company in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.
Additionally, the Company has entered into indemnification agreements with each of its directors and executive officers, in each case effective as of the Closing Date. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.
Between May 5, 2025 and August 27, 2025, the Company issued shares of its common stock to Helena pursuant to the Company’s existing Equity Line of Credit (“ELOC”) facility. The issuances were made as drawdowns under the ELOC in exchange for cash proceeds used primarily for working capital and, in certain cases, to fund payments toward the Company’s convertible note obligations under the Helena Note Purchase Agreement. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as transactions not involving a public offering.

Date	Advance #	Shares Issued	Share Price (US$)	Gross Proceeds (US$)	Deposit Date	Use of Proceeds / Comments
05/05/2025	5	100,000	$0.1810	$18,100.00	05/09/2025	Working capital
05/06/2025	6	500,000	$0.1812	$90,600.00	05/07/2025	Working capital
05/07/2025	7	1,000,000	$0.3619	$361,860.00	05/12/2025	Working capital
05/08/2025	8	5,000	$0.2900	$1,450.00	05/16/2025	Working capital
05/09/2025	9	1,500,000	$0.3130	$469,686.20	05/13/2025	Working capital
05/12/2025	10	241,000	$0.4571	$110,161.10	05/21/2025	Working capital
07/21/2025	11	5,000	$0.4188	$1,570.60	07/28/2025	$523.53 applied toward convertible note
07/21/2025	12	2,000,000	$0.5954	$893,046.33	07/29/2025	$297,682.11 applied toward convertible note

Stock Repurchases in the Fourth Quarter
There were no purchases of our common stock during the three months ended July 31, 2025.
Item 16.	Exhibits and Financial Statement Schedules
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description
2.1†*
Business Combination Agreement, dated as of September 12, 2023, by and among FIAC, Focus Impact Amalco Sub Ltd., and DevvStream Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

2.2*
First Amendment to the Business Combination Agreement, dated as of May 1, 2024, by and among FIAC, Focus Impact Amalco Sub Ltd., and DevvStream Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on May 2, 2024).

2.3*
Amendment No. 2 to Business Combination Agreement, dated as of August 10, 2024, by and among FIAC, Amalco Sub and DevvStream (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on August 12, 2024).

2.4*
Waiver to Certain Business Combination Conditions Precedent, dated October 29, 2024, by and between FIAC, Amalco Sub and DevvStream (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

3.1*	Certificate of Continuance of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by DevvStream on November 13, 2024).
3.2*	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by DevvStream on August 7, 2025).
3.3*	By-Laws of the Company.
4.1*	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by FIAC on June 3, 2021).
4.2*
Warrant Agreement, dated November 1, 2021, by and between FIAC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by FIAC on November 1, 2021).

4.3*	Specimen Common Shares Certificate of DevvStream Corp.

Exhibit Number	Description
5.1*	Opinion of McMillan LLP as to the validity of shares of Common Shares.
10.1*
Strategic Partnership Agreement, dated November 28, 2021, between Devvio, Inc. and DevvESG Streaming, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.2*
Amendment No. 1 to the Strategic Partnership Agreement, dated November 30, 2021, between Devvio, Inc. and DevvESG Streaming, Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.3*
Amendment No. 2 to the Strategic Partnership Agreement, dated September 12, 2023, between Devvio, Inc. and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.) (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.4+*	DevvStream Corp. 2024 Equity Incentive Plan (incorporated by reference to Annex F to the Prospectus on Form 424B3, filed by FIAC on August 9, 2024).
10.5*	Form of DevvStream Corp. Indemnification Agreement (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4, filed by FIAC on July 10, 2024).
10.6*
Amendment No. 3 to the Strategic Partnership Agreement, dated July 8, 2024, between Devvio, Inc. and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.) (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4, filed by FIAC on July 10, 2024).

10.7*
Sponsor Side Letter, dated as of September 12, 2023, by and among FIAC and Focus Impact Sponsor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

10.8*
Amendment No. 1 to the Sponsor Side Letter, dated as of May 1, 2024, by and among FIAC and Focus Impact Sponsor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on May 2, 2024)

10.9*
Amendment No. 2 to Sponsor Letter Agreement, dated October 29, 2024, by and between FIAC and the Sponsor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.10*
Contribution and Exchange Agreement, dated October 29, 2024, by and among FIAC, DevvStream and Crestmont (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.11*	Form of PIPE Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).
10.12*	Form of Carbon Subscription Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).
10.13*	Amended and Restated Registration Rights Agreement, dated November 6, 2024, by and among FIAC, the Sponsor and certain other legacy DevvStream holders.
10.14*
Registration Rights Agreement, dated October 29, 2024, by and between FIAC and Karbon-X Corp (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.15*
Form of Company Support & Lock-Up Agreement, by and between FIAC, the Sponsor and certain other legacy DevvStream holders (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

10.16*
Purchase Agreement, dated October 29, 2024, by and between FIAC, Helena Global Investment Opportunities I Ltd. and the Sponsor (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.17+*	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Sunny Trinh.
10.18+*	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Chris Merkel.
10.19*	Strategic Consulting Agreement, dated November 13, 2024, by and between DevvStream Corp. and Focus Impact Partners, LLC.
10.20*	Form of New Convertible Note.
10.21*
Security Agreement, dated December 18, 2024, by and among DevvStream Corp., Focus Impact Sponsor, LLC and Focus Impact Partners, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on December 19, 2024).

Exhibit Number	Description
10.22*	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by on July 22, 2025).
10.23*	Form of Note (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by on July 22, 2025).
10.24*	Form of Security Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by on July 22, 2025).
10.25*	Form of Subsidiary Guarantee (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by on July 22, 2025).
10.26*	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by on July 22, 2025).
10.27*	Amendment to Rights Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by on August 21, 2025).
10.28*	Crypto Control Account Agreement.
10.29*	Master Purchase Agreement.
10.30*	Custodial Agreement.
10.31†*	Consulting Agreement with FRNT.
10.32*
Amendment to Securities Purchase Agreement dated October 27, 2025 by and between the Company and Helena Global Investment Opportunities I Ltd. (incorporated by reference to Exhibit 10.32 to the to the Annual Report on Form 10-K, filed by on November 6, 2025).

10.33*
Amendment to Promissory Note dated October 27, 2025 by and between the Company and Helena Global Investment Opportunities I Ltd. (incorporated by reference to Exhibit 10.33 to the to the Annual Report on Form 10-K, filed by on November 6, 2025).

10.34*
Fourth Amendment to Strategic Partnership Agreement, dated October 27, 2025, between Devvio, Inc. and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.) (incorporated by reference to Exhibit 10.1 to the to the Current Report on Form 8-K, filed by on November 3, 2025).

14.1*	Company’s Code of Business Conduct and Ethics.
21.1*	List of Subsidiaries of the Company.
23.1	Consent of MNP, independent auditors for DevvStream Holdings Inc.
23.2	Consent of Davidson & Company LLP, independent auditors for DevvStream Corp.
23.3*	Consent of McMillan LLP (included as part of Exhibit 5.1).
107*	Filing Fee Table.

*	Previously filed.
**	To be filed by amendment.
+	Indicates management contract or compensatory plan.
†
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17.	Undertakings
The undersigned Registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sacramento, California, on November 25, 2025.

DEVVSTREAM CORP

By:	/s/ Sunny Trinh
	Name:	Sunny Trinh
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sunny Trinh	Chief Executive Officer (Principal Executive Officer)	November 25, 2025.
Sunny Trinh

*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 25, 2025.
David Goertz

*	Director	November 25, 2025.
Wray Thorn

*	Director	November 25, 2025.
Carl Stanton

*	Director	November 25, 2025.
Michael Max Bühler

*	Director	November 25, 2025.
Stephen Kukucha

*	Director	November 25, 2025.
Jamila Piracci

* By: /s/ Sunny Trinh
Sunny Trinh
Attorney-in-Fact